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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant    ☒

Filed by a party other than the registrant    ☐

Check the appropriate box:

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Preliminary proxy statement
☐	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

PALMETTO REAL ESTATE TRUST
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):

☐	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid: $110.61
	(2)	Form, Schedule or Registration Statement no.: Schedule 13E-3
	(3)	Filing Party: Palmetto Real Estate Trust
	(4)	Date Filed: August 1, 2006

PALMETTO REAL ESTATE TRUST
45 Liberty Lane
Greenville, South Carolina 29607

NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON                                    , 2006

         Dear Fellow Shareholder:

        You are cordially invited to attend the special meeting of shareholders, which will be held at                         p.m. on                        , 2006, in the                                    located at                         , Greenville, South Carolina. I hope that you will be able to attend the meeting, and I look forward to seeing you.

        At the meeting, we will ask you to vote on amendments to the Declaration of Trust which will permit a restructuring of the shares of beneficial interest of Palmetto Real Estate Trust (the "Trust") that is designed to take the Trust private by reducing its number of holders of record of shares of beneficial interest to below 300. We describe the restructuring and the proposed amendments in the proxy statement. If the Trust becomes a private company, the Trust expects to realize significant cost savings resulting from the termination of its reporting obligations under the Securities Exchange Act of 1934. We believe the restructuring is fair to you as a shareholder and in the best interests of the Trust. The Board of Trustees unanimously approved the amendments and recommends that you vote to approve the amendments at the meeting.

        This letter serves as your official notice of the special meeting of shareholders that will be held for the following purposes:

  (1)
  To consider approval of amendments to the Declaration of Trust which will permit the Trust to redeem shares of beneficial interest held by record holders holding fewer than 1,000 shares of beneficial interest at $5.50 per share in cash. The text of the amendments to the Amended and Restated Declaration of Trust is set forth in Appendix A to the enclosed proxy statement; and

  (2)
  To transact any other business as may properly come before the meeting or any adjournment of the meeting.

        The Board of Trustees recommends that you vote FOR approval of the amendments to the Declaration of Trust.

        Because of the significance of these amendments, we are offering to our shareholders dissenters' rights. If the Trust's shareholders approve the amendments and we complete the restructuring, shareholders who elect to dissent from approval of the amendments will be entitled to receive the "fair value" of their shares of beneficial interest if they comply with the provisions of Chapter 13 of the South Carolina Business Corporation Act regarding the rights of dissenting shareholders. We have attached a copy of Chapter 13 of the South Carolina Business Corporation Act as Appendix B to the enclosed proxy statement.

        The Board of Trustees has set the close of business on                        , 2006 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

        We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

        If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Trustees,

W. J. Ables Chairman of the Board , 2006

PALMETTO REAL ESTATE TRUST
45 Liberty Lane
Greenville, South Carolina 29607

PROXY STATEMENT
For Special Meeting of Shareholders
To Be Held on                                    , 2006

        The Board of Trustees of the Trust is furnishing this proxy statement in connection with its solicitation of proxies for use at a special meeting of shareholders. At the meeting, shareholders will vote on amendments to the Declaration of Trust which will permit a restructuring of the shares of beneficial interest of the Trust that is designed to take the Trust private by reducing its number of holders of shares of beneficial interest below 300 (the "Restructuring").

        The Board of Trustees of the Trust has determined that it is in the best interests of the Trust and its shareholders to effect the Restructuring that will permit the Trust to become a private company. Once private, the Trust will realize significant cost savings by terminating the registration of its shares of beneficial interest under the Securities Exchange Act of 1934 and its related reporting obligations.

        The Board of Trustees has proposed a Restructuring that includes amendments to our Declaration of Trust and redemption of shares of beneficial interest of the Trust. In the Restructuring, shareholders owning fewer than 1,000 shares of the Trust's shares of beneficial interest of record will receive $5.50 in cash for each share that they own as of the effective date of the Restructuring, which will be the date the Trust files the amended and restated Declaration of Trust with the South Carolina Secretary of State. All other shares will remain outstanding and be unaffected by the Restructuring.

        This proxy statement provides you with detailed information about the proposed Restructuring. We encourage you to read this entire proxy statement carefully.

        The Board of Trustees has determined that the amendments are fair to the Trust's unaffiliated shareholders and has approved the Restructuring. The Restructuring cannot be completed, however, unless the amendments are approved by the holders of two-thirds of the votes entitled to be cast on the amendments. The current trustees, executive officers, the manager, and other affiliates of the Trust beneficially own approximately 29.8% of our shares of beneficial interest, and, applying the beneficial ownership rules specific to real estate investment trusts, the top five shareholders of the Trust beneficially own approximately 47.30% of our shares of beneficial interest. Each trustee and executive officer, the manager, and other affiliates of the Trust have indicated that they intend to vote their shares in favor of the amendments.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the amendments or the transactions contemplated thereby or determined if this proxy statement is truthful or complete. The Securities and Exchange Commission has not passed upon the fairness or merits of the amendments or the transactions contemplated thereby nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

        The date of this proxy statement is                        , 2006. We first mailed this proxy statement to the shareholders of the Trust on or about that date.

SUMMARY TERM SHEET

        The following is a summary of the material terms of the Restructuring. We urge you to review the entire proxy statement and accompanying materials carefully.

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  Implementation of the Restructuring.  If the Restructuring is approved by the shareholders, the Restructuring will become effective upon the filing of the Amended and Restated Declaration of Trust with the South Carolina Secretary of State (the "Effective Time"), shareholders who own 1,000 or more shares as of the Effective Time will continue to own shares of beneficial interest following the Restructuring, and shareholders owning fewer than 1,000 shares will automatically have their shares converted into a right to receive cash in the amount of $5.50 per share.

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  The Amendments to the Declaration of Trust.  As part of and in addition to specific amendments related to the Restructuring, we are seeking shareholder approval of several other amendments to the Declaration of Trust. The Declaration of Trust dates back over 35 years to January 4, 1971. We are proposing certain amendments to the Declaration of Trust that will allow us to move forward with the Restructuring and create a right by the trust to redeem shares of beneficial interest as necessary to remain well under 300 shareholders. We are attaching a copy of the proposed amendments to the Declaration of Trust as Appendix A, and we ask that you approve them as part of the Restructuring. We describe the changes from our existing Declaration of Trust below. We encourage you to read in its entirety Appendix A which provides the full text of the amendments to the Declaration of Trust. The primary changes include the following (section references are to the Amended and Restated Declaration of Trust):

        Section 6.17: Redemption Right by the Trust.    After the shareholders approve the amendments to the Amended and Restated Declaration of Trust and the Trustees file the Amended and Restated Declaration of Trust with the South Carolina Secretary of State, the Trustees will have the right to redeem shares of beneficial interest from shareholders holding fewer than 1,000 shares of beneficial interest at a certain record date set by the Trustees at $5.50 per share. The shareholders subject to the redemption will be entitled to dissenters' rights under Chapter 13 of the South Carolina Business Corporation Act.

        Section 6.17: Amendment to the Limited Right of Redemption.    The Declaration of Trust currently contains a limited right of redemption that allows the Trustees to redeem a number of concentrated shares sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of shares of beneficial interest of the Trust into conformity with the requirements for qualifications of the trust as a real estate investment trust and to refuse to transfer shares to any person whose acquisition of the shares would, in the opinion of the Trustees, result in disqualification of the Trust as a real estate investment trust. The amendments to the Declaration of Trust would expand the limited redemption right to create a right by the Trust to repurchase shares of beneficial interest as necessary to remain under 200 shareholders. This additional right of redemption is intended as a failsafe provision, permitting us to repurchase shares as necessary to stay comfortably under 300 shareholders. We would apply this right of redemption first to those persons holding the smallest number of shares. The proposed amendments do not modify the manner by which the Trustees will determine the redemption price.

        Section 6.7: Restrictions on Transfer.    The amendments to the Declaration of Trust would also create a right of first refusal and other restrictions on the transfer of shares of beneficial interest. This amendment would grant the Trust the right of first refusal to purchase any shares of beneficial interest proposed to be sold or otherwise transferred by any shareholder to any person not already a holder of record of shares, subject to several exceptions for transfers of shares to the shareholder's family members and to charitable organizations. The Trust is also entitled to assign its right of first refusal to one or more persons in its discretion by two-thirds vote of the Trustees. If the Trust or its assignee exercise the right of first refusal, the purchase price for the shares of beneficial interest would be set at the price the third party is offering to pay for the shares of beneficial interest. If the offering shareholder follows steps outlined in the Amended and Restated Declaration of Trust and the Trust elects not to exercise the right of first refusal or assign its right to one or more persons, then the offering shareholder may sell or otherwise transfer the shares.

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  Determination of Shares "Held of Record."    The record date for determining which shareholders will be cashed out in the Restructuring will be at the Effective Time, which is the time and date of the filing of the Amended and Restated Declaration of Trust with the South Carolina Secretary of State. A shareholder who owns fewer than 1,000 shares of the Trust's shares of beneficial interest "of record" as of the Effective Time will receive $5.50 per share in cash in the Restructuring, while a record holder of 1,000 or more shares as of the Effective Time will be unaffected. A shareholder "of record" is the shareholder whose name is listed on the front of the share certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates individually, as a joint tenant with someone else, as trustee, and in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. As a result, a single shareholder with 1,000 or more shares held in various accounts could receive cash in the Restructuring for all of his or her shares if those accounts individually hold fewer than 1,000 shares. To avoid this, the shareholder may either consolidate his or her ownership into a single form of ownership representing 1,000 or more shares, or acquire additional shares in the market prior to the Effective Time.

    Shares represented by multiple certificates that are held in a single record holder's name will be aggregated in determining the total number of shares held by the particular record holder.

    Additionally, shares held by a broker in "street name" on a shareholder's behalf are held of record by the broker. Because Securities and Exchange Commission rules require that we count "record holders" for purposes of determining our reporting obligations, our Restructuring is based on the number of shares held of record without regard to the ultimate control or beneficial ownership of the shares. As a result, any shareholder that holds shares through a broker who holds an aggregate of 1,000 or more shares will not be entitled to receive cash for his or her shares regardless of the number of shares owned by the individual shareholder. Any shareholder who holds fewer than 1,000 shares in street name who would like to ensure that he or she will receive cash may transfer his or her shares out of street name to his or her individual name prior to the Effective Time.

  •
  Effects of the Restructuring on Shareholders.    See "Special Factors—Effects of the Restructuring on Affiliates" on page 14 and "—Effects of the Restructuring on Shareholders Generally" on page 14 for additional information about the effects of the Restructuring on shareholders, including:

    For shareholders who retain their shares in the Restructuring:

  •
  decreased liquidity in the Trust's shares of beneficial interest; and

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  decreased access to publicly available information about the Trust.

    For shareholders receiving cash in the Restructuring:

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  receipt of $5.50 per share in cash;

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  loss of their equity and voting interest in the Trust;

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  loss of dividend payments;

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  federal income tax liability for the cash received in the Restructuring; and

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  liquidation of a relatively illiquid ownership interest in the Trust.

    Additional effects on affiliated shareholders (trustees, executive officers and 5% shareholders):

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  elimination of individual reporting obligations under federal securities laws; and

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  elimination of a "safe harbor" for dispositions of their shares under federal securities laws.

  •
  Effects of the Restructuring on the Trust.    As a result of the Restructuring we expect:

  •
  Our number of record holders of our Trust, measured as of August 31, 2006, to be reduced from approximately 992 to approximately 162; however, the number of shareholders will increase to approximately 182 when new investors purchase shares of beneficial interest in a private offering to finance the Restructuring;

  •
  We will be entitled to terminate the registration of our shares of beneficial interest under the Securities Exchange Act of 1934, which will mean that we will no longer be required to file reports with the Securities and Exchange Commission or be classified as a public company; and

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  Because we will fund the Restructuring through a private placement of additional shares of beneficial interest in an amount approximately equal to the number of shares being redeemed, and at an offering price which we anticipate will be at the same price per share as the redemption price, we anticipate there will be no material change in the number of shares outstanding, the book value per share, the earnings per share on a pro forma basis, or the percentage ownership held by any shareholder who does not purchase shares in the private placement.

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  Reasons for the Restructuring.    Our principal reasons for effecting the Restructuring are:

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  the future savings of approximately $200,000 per year that we expect to experience as a result of the deregistration of our shares of beneficial interest under the Securities Exchange Act of 1934 and the anticipated decrease in expenses relating to servicing a relatively large number of shareholders holding small positions in our shares of beneficial interest; and

  •
  our belief that our shareholders have not benefited proportionately from the costs relating to the registration of our shares of beneficial interest, principally as a result of the thin trading market for our shares of beneficial interest.

    See page 12 for more detailed information.

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  Fairness of the Restructuring.    We believe that the Restructuring is fair to our unaffiliated shareholders who will receive cash and to our unaffiliated shareholders who will retain their shares. The Board of Trustees has approved the amendments and the transactions contemplated thereby. The Board of Trustees' opinion is based on several factors, which are summarized beginning on page 18. These factors include:

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  Independent Valuation:    According to an independent valuation prepared by Watermark Advisors, LLC ("Watermark"), if a purchaser acquired all of the outstanding shares of the Trust, the fair market value of each share of beneficial interest as of December 31, 2005 would have been between $5.26 to $6.39 per share.

  •
  Historical and Current Market Prices of the Trust's Shares of Beneficial Interest:    There is currently no established public trading market in our shares of beneficial interest, and trading and quotations of our shares of beneficial interest have been limited and sporadic. Because there has not been an established market for our shares of beneficial interest, we may not be aware of all prices at which our shares of beneficial interest have been traded. We have not determined whether the trades of which we are aware were the result of arm's-length negotiations between the parties. Based on information available to us from a limited number of sellers and purchasers of shares of beneficial interest who have engaged in privately negotiated transactions of which we are aware, we believe the sales price of shares sold in 2005 was $4.00. In 2006, we are aware of 15 privately negotiated trades of which three trades were made at $6.00 per share and 12 trades were made at $4.50 per share. The latest trade we are aware of took place on August 21, 2006 of 263 shares at $4.50 per share. It is our understanding that MacKenzie (as defined below) recently purchased 9,170 shares for $3.50 per share as a result of its cash tender offer. In addition, our shares are traded in the over-the-counter market and sale prices as reported on the Nasdaq over-the-counter bulletin board have ranged from $4.00 to $10.00 in the last two years. However, these trades have been very limited and sporadic. For example, for the year 2006 through September 19, 2006, there have only been 23 trades for a total of 23,871 shares reported on the Nasdaq over-the-counter bulletin board. See "Information about the Trust and its Affiliates—Recent Affiliate Transactions in the Trust's Shares of Beneficial Interest" on page 35 and "—Market for Shares of Beneficial Interest and Dividends" on page 35 for more specific information regarding prices at which our shares have been sold.

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  MacKenzie Patterson Fuller, LP Tender Offer:    Pursuant to a cash tender offer made to shareholders on April 7, 2006 that expired on June 2, 2006, certain entities managed or advised by MacKenzie Patterson Fuller, LP, including MPF NY-2005, LLC; MPF Flagship Fund 10, LLC; MPF Income Fund 23, LLC and MPF Dewaay Fund 3, LLC (collectively referred to as either "MacKenzie"), offered to purchase up to 88,500 shares of beneficial interest at a per share price of $3.50, less any dividends declared or made with respect to the shares during the term of the offer. However, in its Tender Offer Statement filed with the Securities Exchange Commission on April 7, 2006, MacKenzie estimated the per share liquidation value of the Trust to be as high as $5.40 per share. It is our understanding that in response to its cash tender offer, six shareholders tendered a total of 9,170 shares to MacKenzie and that MacKenzie purchased the shares for a per share price of $3.50, less any dividends declared or made with respect to the shares during the term of the offer.

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  Liquidity Provided:    The Restructuring will provide liquidity to shareholders receiving cash in the Restructuring. We believe this provides a significant benefit to investors seeking a more liquid investment alternative, given the limited trading market for our shares of beneficial interest.

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  Effectiveness of the Restructuring.    The Restructuring will not be effected unless and until the Trust's shareholders approve the amendments and the Board of Trustees implements the Restructuring by filing the Amended and Restated Declaration of Trust with the South Carolina Secretary of State. Assuming the shareholders approve the amendments to the Declaration of Trust, as shortly thereafter as is practicable, we anticipate completing the Restructuring by filing the Amended and Restated Declaration of Trust with the South Carolina Secretary of State. However, the Board may, in its discretion, decide against proceeding with the closing of the Restructuring if it concludes doing so is in the Trust's best interests. If, following shareholder approval of the amendments to the Declaration of Trust, the Board elects to complete the Restructuring, we anticipate that the Restructuring will be effected in the first quarter of 2007. See page 27 for more detailed information.

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  Financing for the Restructuring.    We estimate that approximately $1,055,000 will be required to pay for the shares of the Trust's shares of beneficial interest exchanged for cash in the Restructuring and that the expenses related to the Restructuring will be approximately $80,000. We intend to finance the Restructuring by issuing approximately the same number of shares of beneficial interest in a private placement that we are redeeming in the Restructuring. We anticipate no more than approximately 20 new investors in the private placement and we anticipate selling shares in this offering to the new investors for $5.50 per share. We anticipate raising approximately $1,100,000 in cash which will be used to redeem the shares in the Restructuring. See "Description of the Restructuring—Source of Funds and Expenses" on page 29 for a description of the estimated expenses.

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  Dissenters' Rights.    Because of the significance of the amendments to the Declaration of Trust, as part of the Restructuring the Trust is offering shareholders dissenters' rights in connection with the approval of the amendments. See page 29 and Appendix B for additional information.

QUESTIONS AND ANSWERS

Q:	Why did you send me this proxy statement?
A:	We sent you this proxy statement and the enclosed proxy card because our Board of Trustees is soliciting your votes for use at our special meeting of shareholders.

This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card.

We first sent this proxy statement, notice of the special meeting, and the enclosed proxy card on or about , 2006 to all shareholders entitled to vote. The record date for those entitled to vote is , 2006. On that date, there were shares of our shares of beneficial interest. Shareholders are entitled to one vote for each share of beneficial interest held as of the record date.
Q:	What is the time and place of the special meeting?
A:	The special meeting will be held on , 2006, in located at , Greenville, South Carolina, at p.m. Eastern Time.
Q:	Who may be present at the special meeting and who may vote?
A:
All holders of our shares of beneficial interest may attend the special meeting in person. However, only holders of record of shares of beneficial interest as of , 2006 may cast their votes in person or by proxy at the special meeting.
Q:	What is the vote required?
A:
The proposal to approve the amendments must receive the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the amendments. If you do not vote your shares, either in person or by proxy, or if you abstain from voting on the proposal, it has the same effect as if you voted against the proposal to approve the amendments. In addition, if your shares of beneficial interest are held in a brokerage account and you do not instruct your broker on how to vote on the proposal, your broker will not be able to vote for you. This will have the same effect as a vote against the proposal to approve the amendments.
Q:	What is the recommendation of our Board of Trustees regarding the proposal?
A:
Our Board of Trustees has determined that the amendments are fair to our unaffiliated shareholders and that it is advisable and in the best interests of the Trust and its shareholders as a whole. Our Board of Trustees has therefore approved the amendments and all transactions contemplated thereby and recommends that you vote "FOR" approval of the amendments.
Q:	What do I need to do now?
A:	Please sign, date, and complete your proxy card and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented at the special meeting.
Q:	May I change my vote after I have mailed my signed proxy card?
A:
Yes. Just send by mail a written revocation or a new, later-dated, completed and signed proxy card before the special meeting or attend the special meeting and vote in person. You may not change your vote by facsimile or telephone.

Q:	If my shares are held in "street name" by my broker, how will my shares be voted?
A:
Following the directions that your broker will mail to you, you may instruct your broker how to vote your shares. If you do not provide any instructions to your broker, your shares will not be voted on the proposal to approve the amendments.
Q:	Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?
A:
No. Because any shares you may hold in street name will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity, and shares held in an IRA must be voted under the rules governing the account.
Q:	If I am receiving cash in the Restructuring, when will I get my money?
A:
After the special meeting and the closing of the transaction, we will mail you instructions on how to exchange your share certificate for cash. After you sign the forms provided and return your share certificate, we will send you your cash.
Q:	I do not know where my share certificate is. How will I get my cash?
A:
The materials we will send you will include an affidavit that you will need to sign attesting to the loss of your certificate. We may require that you provide a bond to cover any potential loss to the Trust.
Q:	Will I have dissenters' rights in connection with the Restructuring?
A:	Yes. Please see "Information Regarding the Special Meeting of Shareholders—Dissenters' Rights" and Appendix B for a discussion of dissenters' rights in connection with the Restructuring.
Q:	What if I have questions about the Restructuring or the voting process?
A:	Please direct any questions about the Restructuring or the voting process to Ted LeCroy at (864) 233-6007.

SPECIAL FACTORS

Purpose of the Restructuring

        The primary purpose of the Restructuring is to enable us to terminate the registration of our shares of beneficial interest under Section 12(g) of the Securities Exchange Act of 1934. Although we intend to keep our shareholders informed as to our business and financial status after the Restructuring, we anticipate that deregistration will enable us to save significant legal, accounting, and administrative expenses relating to our public disclosure and reporting requirements under the Act. As a secondary matter, it is likely to decrease the administrative expense we incur in servicing a large number of record shareholders who own relatively small numbers of shares of beneficial interest.

        As of August 31, 2006, the Trust had approximately 992 record shareholders of its shares of beneficial interest but approximately 89.4% of the outstanding shares of beneficial interest as of that date were held by approximately 162 shareholders. As a result, there is a limited market for the Trust's shares and the Board of Trustees believes there is little likelihood that a more active market will develop. However, because we have more than 300 shareholders of record and our shares of beneficial interest are registered under Section 12(g) of the Securities Exchange Act of 1934, we are required to comply with the disclosure and reporting requirements under the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002. These requirements include preparing and filing current and periodic reports with the Securities and Exchange Commission regarding our business, financial condition, Board of Trustees and management team, having these reports reviewed by outside counsel and independent auditors, and documenting our internal controls in preparation for an audit to be filed with the Securities and Exchange Commission.

        After the Restructuring, we intend to keep our shareholders informed about our business and financial condition by delivering annual and quarterly reports pursuant to Section 2.13 of the Declaration of Trust.

        We are required to comply with many of the same securities law requirements as apply to large public companies with substantial compliance resources. Securities law compliance activities represent a significant administrative and financial burden to a company of our relatively small size and market capitalization. Although our public reporting obligations have existed for several years and in the past legal and accounting expenses related to compliance and reporting have not been a burden on the Trust, the Sarbanes-Oxley Act has added several reporting and procedural requirements that have become effective at various points in the past four years. As a result of the Sarbanes-Oxley Act, we have become subject to heightened compliance and documentation requirements in a variety of areas, including disclosure and internal controls, internal and external audit relationships, and the duties and qualifications of our board committees. To meet these new requirements and to bring our filing of reports with the Securities and Exchange Commission current, in 2005 we hired outside securities counsel to assist us with compliance with the Sarbanes-Oxley Act and the Securities Exchange Act of 1934. We also engaged the services of two outside auditing firms to advise on compliance and reporting issues. As a result, our costs of compliance have increased substantially, particularly relative to our limited personnel, resources, operations, and market capitalization.

        We also incur significant costs in management time and attention that could otherwise be deployed toward revenue-enhancing activities. We also incur printing, postage, data entry, share transfer, and other administrative expenses related to servicing shareholders who are record holders of relatively small numbers of shares. The cost of compliance, together with administrative expenses, is substantial, representing an estimated future annual cost to us of approximately $200,000. We anticipate further increases in costs resulting from these requirements and believe that the costs will have a significant negative impact on the Trust going forward if we do not complete the Restructuring. In consideration of the increasing expense related to compliance and reporting as compared with the limited trading market for the Trust's shares of beneficial interest, the Board of Trustees believes the Trust receives little relative benefit from being registered under the Securities Exchange Act of 1934.

        In light of the relatively small benefit we believe our shareholders have received as a result of our status as a public company, we believe the Restructuring will provide a more efficient means of using our capital to benefit our shareholders. At present, we believe that our thin trading market and the resulting inability of our shareholders to realize the full value of their investment in our shares of beneficial interest through an efficient market has resulted in little relative benefit for our shareholders as compared to the costs of maintaining our registration.

        The Restructuring is designed to substantially reduce the number of the Trust's shareholders of record. As of August 31, 2006, the Trust had approximately 829 shareholders of its shares of beneficial interest who owned fewer than 1,000 shares of record. The Restructuring will allow us to pay these shareholders a fair price for their shares, which will provide these shareholders liquidity in a limited trading market. The Restructuring will also allow us to eliminate the costs associated with servicing shareholders of record who own relatively small numbers of shares and to save the significant administrative, accounting, and legal expenses expected to be incurred in the future in complying with disclosure, reporting, and compliance requirements under the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act.

Alternatives Considered

        In making our determination to proceed with the Restructuring, we considered other alternatives. We rejected these alternatives because we believed the Restructuring would be the simplest and most cost-effective manner in which to achieve the purposes described above. These alternatives included:

        Reverse Stock Split.    We considered declaring a reverse stock split of our shares of beneficial interest at a ratio of 1-for-1,000, with cash payments to shareholders who would hold less than a whole share on a post-split basis. This alternative would also have the effect of reducing the number of shareholders, but would require us either to account for outstanding fractional shares after the transaction, engage in a forward stock split at the reverse split ratio, or pay cash for all resulting fractional shares. The Board of Trustees determined that a restructuring would be a simpler method of reducing the number of shareholders and rejected the reverse stock split alternative.

        Issuer Tender Offer.    We also considered an issuer tender offer to repurchase shares of our outstanding shares of beneficial interest. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. We were uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to result in the Trust's shares of beneficial interest being held by fewer than 300 shareholders of record. As a result, we rejected this alternative.

        Cash Out Merger.    We also considered reducing the number of shareholders through a merger of an interim company with and into the Trust whereby shareholders holding less than a certain number of shares would receive cash in exchange for their shares. The cash-out merger would produce a similar result as the Restructuring. However, the cash-out merger would be more complex and time-consuming than the alternative we adopted.

Background of the Restructuring

        The Trust has been a public company and subject to the requirements of the Securities Exchange Act of 1934 since 1972. The Trust has filed reports with the Securities and Exchange Commission which include annual, quarterly, and current reports presenting and analyzing the Trust's business, financial condition, results of operations, and management structure; ongoing reports regarding insiders' stock transactions and potential short-swing profit liability; and proxy statements disclosing information about our trustees and executive officers, their compensation, and our corporate governance process. Although our public reporting obligations have existed for several years and in the past legal and accounting expenses related to compliance and reporting have not been a burden on the Trust, the Sarbanes-Oxley Act has added several reporting and procedural requirements that have become effective at various points in the past four years. As a result of the Sarbanes-Oxley Act, we have become subject to heightened compliance and documentation requirements in a variety of areas, including disclosure and internal controls, internal and external audit relationships, and the duties and qualifications of our board committees. To meet these new requirements and to bring our filing of reports with the Securities and Exchange Commission current, in 2005 we hired outside securities counsel to assist us with compliance with the Sarbanes-Oxley Act and the Securities Exchange Act of 1934. We also engaged the services of two outside auditing firms to advise on compliance and reporting issues. As a result, our costs of compliance have increased substantially, particularly relative to our limited personnel, resources, operations, and market capitalization. See "—Reasons for the Restructuring".

        As a result of the expenses of accounting and legal services necessary to comply with the requirements of the Securities Exchange Act of 1934 in addition to the expanding requirements under the Sarbanes-Oxley Act and particularly the compliance requirements presented by Section 404 of the Sarbanes-Oxley Act, the Board of Trustees decided to discuss generally the relative benefits and costs, both direct and indirect, relating to continuing the Trust's status as a public company. Shareholder lists were obtained in order to prepare pro forma analyses of the potential capital outlay required to reduce the number of shares of beneficial interest shareholders sufficiently below 300.

        We contacted Watermark to discuss the possibility of the Trust retaining Watermark as its financial advisor for the going private transaction. This discussion included the fee that Watermark would charge and the overall role that Watermark would play if retained to prepare a valuation report. On December 29, 2005, the Trust formally retained Watermark to prepare a valuation report with respect to the going private transaction. At an Executive Committee meeting held on April 13, 2006, Hagen Rogers of Watermark made a presentation of the Watermark valuation report with respect to the value of the Trust's shares of beneficial interest in the context of a purchase of all the shares of beneficial interest of the Trust as of December 31, 2005. The Watermark valuation report indicated an estimated range for the fair market value of the Trust's shares of beneficial interest was between $5.26 and $6.39 per share, subject to certain assumptions and qualifications expressed as part of that report which is reproduced below. See "Valuation Report of Independent Financial Advisor" for description of Watermark's valuation report and the Board of Trustees review and discussion of the valuation report.

        The Board of Trustees met on April 19 and June 1 of 2006 to discuss various issues regarding going private. At the April 19, 2006 board meeting, the Trustees discussed with outside counsel some of the pros and cons of going private and alternative methods of going private, including a restructuring, cash-out merger, reverse stock split, and a Trust tender offer. The Board of Trustees adopted resolutions authorizing officers of the Trust with the assistance of counsel to explore the feasibility of and commence preparation of documentation for a going private transaction, which included drafting amendments to the Declaration of Trust, adopting dissenters' rights with respect to the going private transaction, and drafting a preliminary proxy statement. After the Board's April 19, 2006 meeting, the executive officers of the Trust examined the Trust's shareholder list to evaluate the effects of the share thresholds for a restructuring.

        On June 1, 2006, the Board of Trustees met with management and outside counsel for the Trust to discuss the Trust's objectives for going private, the Trust's intentions regarding financial reporting and internal controls and other similar matters after deregistration, and the proposed going private transaction, including the deregistration process, the effects of going private, the anticipated cost savings, and restructuring as the method for going private. The Board of Trustees concluded that a restructuring is the best form of transaction for accomplishing the going private objective, considering all relevant factors presented at the meeting. See "Alternatives Considered" above for a summary of the relative issues involved in the various alternative transaction structures. Outside counsel also advised the Board of Trustees on the legal issues related to the deregistration procedures and on the legal steps involved and a proposed timeline for a restructuring. The Trust's Treasurer also presented an analysis of the estimated cost of purchasing sufficient shares to reduce the number of shares of beneficial interest shareholders to a number below 300. The Board also discussed the need to reduce the number of shareholders significantly below 300 to reduce the risk of the Trust unintentionally being required to re-register with the Securities and Exchange Commission and the procedural fairness of offering dissenters' rights to shareholders in light of the nature of the Restructuring.

        At a meeting held on July 26, 2006, the Board of Trustees discussed the alternatives for funding the Restructuring through equity or debt financing or a combination of both. The most important factor considered by the Board of Trustees in weighing the financing alternatives was the requirement that the Trust maintain its status as a real estate investment trust (REIT) under the Internal Revenue Code of 1986, as amended, and the regulations promulgated hereunder (collectively, the "Code").    To maintain REIT status, the Trust may not be closely held, which generally means that any time during the last half of the taxable year fifty percent of the Trust's outstanding shares of beneficial interest may not be deemed under the Code to be owned, directly or indirectly, by or for five or fewer individuals. If the Trust were to lose its REIT status, the Trust could be taxed as a corporation and risk tax consequences that could substantially reduce the funds available for payment of dividends because (i) the Trust would not be allowed a deduction for dividends paid to shareholders in computing its taxable income and could be subject to federal income tax at regular corporate rates; (ii) the Trust could be subject to the federal alternative minimum tax and possibly increased state and local taxes; (iii) the Trust may not qualify for certain tax benefits as a REIT for four taxable years following the year during which it is disqualified; and (iv) dividends would be subject to tax as ordinary income to the extent of the Trust's current and accumulated earnings and profits potentially eligible as "qualified dividends" would be subject to the 15% income tax rate. In addition, if the Trust failed to qualify as a REIT, it would no longer be required to pay dividends. If the Trust were to lose its federal income tax status as a REIT, it could have a material adverse effect on the Trust and the value and liquidity of the shares of beneficial interest.

        Determining stock ownership for purposes of the above described five or fewer rule requires application of intricate ownership attribution rules under the Code, and knowledge of each shareholder's holdings, familial relationships with any other shareholders, and ownership interest in entities that hold the Trust's shares. Stock ownership for purposes of the Code cannot be determined with absolute certainty due to inherent factual uncertainty regarding various persons' holdings and relationships and the application of complex ownership attribution rules. The Trust cannot guarantee that its calculations are accurate; however, the Trust determined that as of August 31, 2006 its five largest shareholders were deemed under the Code's applicable ownership attribution rules to own approximately 47.30% of the Trust's outstanding shares. If the Trust were to cash out shareholders through a debt financing not otherwise accompanied by a restructuring of the ownership of shares, the percentage of ownership of shares of beneficial interest attributable to the Trust's remaining shareholders would increase and the Trust's five largest shareholders would be deemed to own more than 50% of the Trust's outstanding shares. The Board of Trustees determined that the Trust could not fund the Restructuring through a debt financing and that the Trust needed to sell approximately the same number of shares of beneficial interest that it planned to redeem to a fewer number of shareholders in order to continue to comply with the five or fewer rule and maintain REIT status.

        The Board of Trustees, by a unanimous vote, elected to fund the Restructuring through an issuance of new shares of beneficial interest in a private placement to investors at $5.50 per share. The Board of Trustees decided to conduct the private offering in accordance with the exemption under Regulation D of the Securities Act of 1933. The Board of Trustees anticipated selling the additional shares of beneficial interest to existing shareholders and to a limited number of new investors. Several existing shareholders of the Trust have indicated an interest in purchasing additional shares of beneficial interest and the Trust anticipates selling such shares to those existing shareholders in the private offering. The Board of Trustees also anticipated selling additional shares of beneficial interest to a limited number of new investors. The Board of Trustees planned to approach certain individuals with whom one or more members of the Board of Trustees had preexisting relationships to gauge interest in purchasing shares of beneficial interest in the private offering. However, the Board of Trustees acknowledged that no single shareholder could, after purchasing shares of beneficial interest in the private placement, beneficially own more than approximately 68,000 shares of beneficial interest, or 3.87%, without jeopardizing the Trust's compliance with the five or fewer rule. Accordingly, none of the purchasers of shares of beneficial interest in the private placement may beneficially own more than approximately 68,000 shares or a 3.87% interest in the Trust. The Trust will not pay any finder's fees, success-based fees, commissions, or other compensation on account of any sale of shares of beneficial interest in the private offering. See "Description of the Restructuring—Source of Funds and Expenses" on page    for more information regarding the purchasers of shares of beneficial interest in the private placement.

        Based on the factors described above, the Board of Trustees, at a meeting held on July 26, 2006, has unanimously adopted the following resolutions:

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  The Trust should proceed with a plan to accomplish the deregistration process under the Securities Exchange Act of 1934 through a share restructuring.

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  The fair value of the Trust's shares of beneficial interest for purposes of the restructuring transaction is $5.50 per share, which is within the estimated range of values indicated in the valuation report prepared by Watermark.

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  In the share restructuring transaction, record holders of fewer than 1,000 shares of beneficial interest will be subject to cash purchase. Shares held in street name will not be subject to cash-out, so long as the broker holds collectively 1,000 or more shares of beneficial interest.

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  The Board of Trustees affirms that the recommended transaction satisfies the requirement of substantive fairness to all shareholders, both those who will receive cash for their shares and the shareholders who will retain their shares, and is substantively fair to unaffiliated as well as affiliated shareholders in each category.

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  The Board of Trustee affirms that the recommended transaction is procedurally fair to all shareholders in that it requires approval by two-thirds of the shareholders entitled to vote at a specially-called meeting of shareholders after dissemination of a proxy statement containing adequate disclosures. The process also will be procedurally fair because the Trust will offer shareholders dissenters' rights consistent with the rights provided under the South Carolina corporate statute. Further, the exclusion of shares held in brokerage accounts and the time period that will elapse between the announcement of the transaction and the date of the shareholders' meeting to address the consummation of the transaction will permit shareholders holding small numbers of shares of beneficial interest to transfer their shares into a brokerage account or to acquire shares from other shareholders if they wish to retain their shares.

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  The Board of Trustees authorized management to prepare the necessary regulatory filings, call a special meeting of the shareholders to vote on the amendments and furnish their proxy statement in advance of such meeting, and to undertake all other actions incidental or necessary to proceed with the Restructuring. See "Recommendation of the Board of Trustees; Fairness of the Restructuring" for further discussion of the Trustee's determination.

Reasons for the Restructuring

        As described above in "—Purpose of the Restructuring," the Restructuring will allow us to save the administrative, accounting, and legal expenses incurred in complying with the disclosure and reporting requirements under the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act, and, secondarily, to eliminate the costs associated with servicing shareholders who own relatively small numbers of shares. Although our public reporting obligations have existed for several years and in the past legal and accounting expenses related to compliance and reporting have not been a burden on the Trust, the Sarbanes-Oxley Act has added several reporting and procedural requirements that have become effective at various points in the past four years. As a result of the Sarbanes-Oxley Act, we have become subject to heightened compliance and documentation requirements in a variety of areas, including disclosure and internal controls, internal and external audit relationships, and the duties and qualifications of our board committees. To meet these new requirements and to bring our filing of reports with the Securities and Exchange Commission current, in 2005 we hired outside securities counsel to assist us with compliance with the Sarbanes-Oxley Act and the Securities Exchange Act of 1934. We also engaged the services of two outside auditing firms to advise on compliance and reporting issues. As a result, our costs of compliance have increased substantially, particularly relative to our limited personnel, resources, operations, and market capitalization. We anticipate further increases in costs resulting from these requirements and believe that the costs will have a significant negative impact on the Trust going forward if we do not complete the Restructuring. We estimate that we will have future cost savings of approximately $200,000 per year in the legal, accounting, and miscellaneous fees as a result of the reduction in the number of shareholders and the elimination of the registration of our shares of beneficial interest under the Securities Exchange Act of 1934.

        Eliminating the registration of our shares of beneficial interest under the Securities Exchange Act of 1934 will also:

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  significantly reduce the Trust's legal, accounting, and other compliance costs going forward relating to the requirements of the Sarbanes-Oxley Act and the Securities Exchange Act of 1934 described above; and

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  eliminate the information the Trust is required to furnish to the Securities and Exchange Commission, which is available to the public.

        In addition, although our shares of beneficial interest are traded on the pink sheets, shares of beneficial interest are not listed on an exchange and have historically been very thinly traded. We do not enjoy sufficient market liquidity to enable our shareholders to trade their shares easily. Historically, we have not used our shares of beneficial interest as acquisition currency. As a result, we do not believe that the registration of our shares of beneficial interest under the Securities Exchange Act of 1934 has benefited our shareholders in proportion to the costs we have incurred as a result of this registration.

        We believe that even though the one-time capital outlay we will incur to redeem shares in the Repurchase represents a significant portion of our currently anticipated annual expense savings, we cannot predict that our compliance costs or obligations will remain stable in future years. After considering the increasing and unpredictable nature of these costs, the relative difficulty of controlling them in the face of dynamic and challenging legal requirements, and especially the absence of a meaningful corresponding benefit and the opportunity to deploy an increased portion of management's time toward revenue-enhancing activities, the Board of Trustees determined that the capital outlay of the Restructuring would serve the Trust's long-term best interests.

Potential Disadvantages of the Restructuring

        The market liquidity the shares of beneficial interest after the Restructuring will be even less than it is now because the number of shareholders of the Trust's shares of beneficial interest will decrease. A further decrease in the market liquidity for shares of beneficial interest may cause a decrease in the value of the shares. Conversely, however, the more limited supply of shares of beneficial interest could also prompt a corresponding increase in its market price assuming stable or increased demand for the shares.

        In addition, the Trust will no longer be required to file public reports of its financial condition and other aspects of its business with the Securities and Exchange Commission after the Restructuring. The public reports that the Trust will no longer be required to file include: reports under Section 16 of the Securities Exchange Act of 1934 regarding changes in the beneficial ownership of its shares of beneficial interest by its trustees, officers and principal shareholders; reports under Section 13 of the Securities Exchange Act of 1934, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K; proxy statements meeting the requirements of the Securities Exchange Commission's Regulation 14A; and tender offers meeting the requirements of Section 14(d) of the Securities Exchange Act of 1934. As a result, shareholders will have less legally mandated access to information about the Trust's business and results of operations than they had prior to the Restructuring. However, the Trust will continue to provide annual and quarterly reports to shareholders pursuant to Section 2.13 of the Declaration of Trust.

Effects of the Restructuring on the Trust

        Reduction in the Number of Shareholders of Record and the Number of Outstanding Shares.    Based on information as of August 31, 2006, we believe that the Restructuring will reduce our number of record shareholders of our shares of beneficial interest from approximately 992 to approximately 162; however, we anticipate that our number of record shareholders will increase by approximately 20 new investors that will purchase shares of beneficial interest to finance the Restructuring. We estimate that approximately 191,972 shares held by approximately 829 shareholders of record will be exchanged for cash in the Restructuring. The number of outstanding shares of beneficial interest as of August 31, 2006 will decrease from approximately 1,770,006 to approximately 1,578,034; however, we anticipate that our number of outstanding shares will increase by approximately 190,000 shares of beneificial interest to be purchased in the private offering. Accordingly, the already minimal liquidity of shares of the Trust's shares of beneficial interest will be further reduced.

        Elimination of Securities Exchange Act of 1934 Registration.    Our shares of beneficial interest are currently registered under the Securities Exchange Act of 1934. After the Restructuring, our shares of beneficial interest will not be registered under the Securities Exchange Act of 1934, nor will we be subject to any public reporting requirements under the Securities Exchange Act of 1934. As a result, we expect to avoid costs and expenses associated with the Securities Exchange Act of 1934 registration, which we estimate to be approximately $200,000 on an annual basis. See "—Background of the Restructuring" and "—Reasons for the Restructuring" for a discussion of the nature of the information we will no longer be required to provide.

        Effect on Market for Shares.    Our shares of beneficial interest are not listed on an exchange. After the Restructuring we anticipate our shares of beneficial interest will still not be listed on any exchange or national market. The decreased number of shareholders together with the reduction in public information concerning the Trust as a result of its not being required to file reports under the Securities Exchange Act of 1934, could adversely affect the already minimal liquidity of the shares of beneficial interest.

        Financial Effects of the Restructuring.    We estimate that approximately $1,055,000 will be required to pay for the shares of the Trust's shares of beneficial interest exchanged for cash in the Restructuring. Additionally, we estimate that professional fees, printing costs, and other expenses related to the transaction will total approximately $80,000. After taking into account the funds we raise to finance this Restructuring, we do not expect that the payment to shareholders receiving cash in the Restructuring and the payment of expenses will have a material adverse effect on our capital adequacy, liquidity, results of operations, or cash flow. Because we do not currently know the actual number of shares that will be cashed out in the Restructuring, we do not know the total amount of cash that will ultimately be paid to shareholders in the Restructuring. You should read the discussion under "Description of the Restructuring—Source of Funds and Expenses" for a description of the sources of funds for the Restructuring and the fees and expenses we expect to incur in connection with the transaction.

Effects of the Restructuring on Affiliates

        In addition to the effects the Restructuring will have on shareholders generally, which are described in the next section, the Restructuring will have some additional specific effects on our executive officers and trustees, each of whom may, as a result of his position, be deemed to be an affiliate of the Trust. As used in this proxy statement, the term "affiliated shareholder" means any shareholder who is a trustee or executive officer of the Trust or the beneficial owner of 5% or more of the Trust's outstanding shares of beneficial interest, and the term "unaffiliated shareholder" means any shareholder other than an affiliated shareholder.

        No Further Reporting Obligations Under the Securities Exchange Act of 1934.    After the Restructuring, the Trust's shares of beneficial interest will not be registered under the Securities Exchange Act of 1934. As a result, the executive officers, trustees, and other affiliates of the Trust will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act of 1934, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and share ownership will not be publicly available.

        Consolidation of Management Ownership.    We expect that the percentage of beneficial ownership of the Trust's shares of beneficial interest held by our trustees, executive officers, and other affiliates as a group will not materially change due to issuance of additional shares to fund the Restructuring. We do not expect any shares that are beneficially owned by our executive officers to be cashed out in the Restructuring.

Effects of the Restructuring on Shareholders Generally

        The Restructuring will have the following effects on shareholders regardless of whether they are affiliated or unaffiliated shareholders. The effects will vary depending on whether the shareholder (1) receives cash for all of his or her shares of beneficial interest, (2) receives cash for some, but not all, of his or her shares and remains a shareholder, or (3) does not receive cash for any of his or her shares of beneficial interest and continues to hold the same number of shares of beneficial interest following the Restructuring. Because a shareholder may own shares of beneficial interest in more than one capacity (for example, individually and through a trust), a shareholder may receive cash for some of his or her shares while retaining ownership of the remaining shares following the Restructuring.

        The following sections describe the material effects that we expect to result from the Restructuring with respect to shares of beneficial interest that are exchanged for cash and shares of beneficial interest that are unaffected by the Restructuring. You may experience a combination of these effects if you receive cash for some of your shares while retaining ownership of other shares. The effects described below assume that 191,972 shares of beneficial interest are exchanged for cash in the Restructuring.

        Cashed-out Shares.    As to our shares of beneficial interest that are exchanged in the Restructuring for cash, shareholders will experience the following effects:

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  Receipt of Cash.    Shareholders will receive $5.50 in cash per share, without interest.

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  Loss of Ownership Interest.    Shareholders will no longer have any equity or voting interest in the Trust and will not participate in any future potential earnings or growth of the Trust or in any shareholder votes.

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  Loss of Dividends.    Shareholders will no longer receive dividends on their shares of beneficial interest.

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  Taxes.    Shareholders likely will be required to pay federal and, if applicable, state and local income taxes on cash received in the Restructuring. See "—Federal Income Tax Consequences of the Restructuring".

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  Liquidity.    Shareholders will liquidate a relatively illiquid investment.

        Remaining Shares.    As to our shares of beneficial interest that are not exchanged for cash in the Restructuring, shareholders will experience the following effects:

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  Continuing Interest.    Shareholders will retain an ongoing equity interest in the Trust and the ability to participate in any future potential earnings or growth.

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  Decreased Liquidity.    The liquidity of our shares of beneficial interest may decrease as a result of the reduction in the number of shareholders from approximately 992 to approximately 162 plus approximately 20 new investors that we anticipate will purchase shares of beneficial interest to finance the Restructuring. The absence of an active trading market or a larger shareholder base may restrict your ability to transfer your shares of beneficial interest following the Restructuring. See "—Effects of the Restructuring on the Trust—Effect on Market for Shares".

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  Decreased Access to Information.    If the Restructuring is completed, we intend to terminate the registration of our shares of beneficial interest under the Securities Exchange Act of 1934. As a result, we would no longer be required to file periodic reports with the Securities and Exchange Commission. However, the Trust will continue to provide annual and quarterly reports to shareholders pursuant to Section 2.13 of the Declaration of Trust. See "—Effects of the Restructuring on the Trust—Elimination of Securities Exchange Act of 1934 Registration".

Federal Income Tax Consequences of the Restructuring

        Presented below are the material federal income tax consequences of the Restructuring to: (1) shareholders (including any affiliated shareholders) who will receive cash in the Restructuring, (2) shareholders (including any affiliated shareholders) who will retain shares of the Trust's shares of beneficial interest after the Restructuring, and (3) the Trust itself.

        The discussion does not address all U.S. federal income tax considerations that may be relevant to certain Trust shareholders in light of their particular circumstances. The discussion assumes that Trust shareholders hold their shares of beneficial interest as capital assets (generally for investment). In addition, the discussion does not address any foreign, state, or local income tax consequences of the Restructuring. The following summary does not address all U.S. federal income tax considerations applicable to certain classes of shareholders, including:

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  financial institutions;

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  insurance companies;

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  tax-exempt organizations;

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  dealers in securities or currencies;

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  traders in securities that elect to mark-to-market;

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  persons that hold shares of beneficial interest as part of a hedge, straddle or conversion transaction;

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  persons who are considered foreign persons for U.S. federal income tax purposes; and

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  persons who do not hold their shares of beneficial interest as a capital asset.

        Accordingly, we recommend that Trust shareholders consult their own tax advisors as to the specific tax consequences of the Restructuring, including applicable federal, foreign, state, and local tax consequences to them of the Restructuring in light of their own particular circumstances.

        Federal Income Tax Consequences to Shareholders Receiving Cash in the Restructuring.    The receipt by a shareholder of cash in the Restructuring will be a taxable transaction for federal income tax purposes under the United States Internal Revenue Code of 1986, as amended (the "Code").

        Under Section 302 of the Code, a shareholder will recognize gain or loss upon receiving cash in the Restructuring if:

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  the Restructuring results in a "complete redemption" of all of the shares held by a shareholder immediately prior to the Restructuring;

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  the receipt of cash is "substantially disproportionate" with respect to the shareholder; or

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  the receipt of cash is "not essentially equivalent to a dividend" with respect to the shareholder.

        These three tests are applied by taking into account not only shares that a shareholder actually owns, but also shares that the shareholder constructively owns pursuant to Section 318 of the Code, as described below.

        If any one of the three tests is satisfied, the shareholder will recognize gain or loss on the difference between the amount of cash received by the shareholder pursuant to the Restructuring and the tax basis in the shares held by such shareholder immediately prior to the Restructuring. Provided that these shares constitute a capital asset in the hands of the shareholder, this gain or loss will be long-term capital gain or loss if the eligible shares are held for more than one year and will be short-term capital gain or loss if such shares are held for one year or less.

        Under the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by certain related individuals and entities in addition to shares directly owned by the shareholder. For example, an individual shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents ("family attribution"). In addition, a shareholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such shareholder. Similarly, shares directly or indirectly owned by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities ("entity attribution"). A shareholder is also deemed to own shares which the shareholder has the right to acquire by exercise of an option.

        The receipt of cash by a shareholder in the Restructuring will result in a "complete redemption" of all of the shareholder's shares held immediately prior to the Restructuring as long as the shareholder does not constructively own any shares of beneficial interest immediately after the Restructuring. However, a shareholder may qualify for gain or loss treatment under the "complete redemption" test even though such shareholder constructively owns shares of beneficial interest provided that (1) the shareholder constructively owns shares of beneficial interest as a result of the family attribution rules (or, in some cases, as a result of a combination of the family and entity attribution rules), and (2) the shareholder qualifies for a waiver of the family attribution rules (such waiver being subject to several conditions, one of which is that the shareholder has no interest in the Trust immediately after the Restructuring, including as an officer, trustee or employee, other than an interest as a creditor).

        It is anticipated that most shareholders who receive cash in the Restructuring will qualify for capital gain or loss treatment as a result of satisfying the "complete redemption" requirements. However, if the constructive ownership rules prevent compliance with these requirements, such shareholder may nonetheless qualify for capital gain or loss treatment by satisfying either the "substantially disproportionate" or the "not essentially equivalent to a dividend" requirements. In general, the receipt of cash in the Restructuring will be "substantially disproportionate" with respect to the shareholder if the percentage of shares of beneficial interest directly and constructively owned by the shareholder immediately after the Restructuring is less than 80% of the percentage of voting shares directly and constructively owned by the shareholder immediately before the Restructuring (giving effect to the difference in number of outstanding shares due to the Restructuring), and the shareholder does not own directly and constructively 50% or more of the Trust's outstanding shares of beneficial interest after the Restructuring. Alternatively, the receipt of cash in the Restructuring will, in general, be "not essentially equivalent to a dividend" if the Restructuring results in a "meaningful reduction" in the shareholder's proportionate interest in the Trust.

        If none of the three tests described above is satisfied, the shareholder will not recognize any gain or loss, but instead will be treated as having received a taxable dividend in an amount equal to the entire amount of cash received by the shareholder pursuant to the Restructuring.

        No ruling has been or will be obtained from the Internal Revenue Service in connection with the Restructuring.

        Federal Income Tax Consequences to Shareholders Who Do Not Receive Cash in the Restructuring.    Affiliated and unaffiliated shareholders who remain Trust shareholders following the Restructuring and do not receive any cash in the Restructuring will not recognize gain or loss as a result of the Restructuring. The Restructuring will not affect the adjusted tax basis or holding period of any shares of the Trust's shares of beneficial interest that a shareholder continues to own after the Restructuring.

        Federal Income Tax Consequences to the Trust.    The Trust will not recognize gain or loss for U.S. federal income tax purposes as a result of the Restructuring.

        Backup Withholding.    Non-corporate shareholders of the Trust may be subject to backup withholding at a rate of 28% on cash payments received in the Restructuring. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, (2) who provides a certificate of foreign status on an appropriate Form W-8, or (3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

        The preceding discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the Restructuring. Thus, Trust shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Restructuring, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local, and other applicable tax laws and the effect of any proposed changes in the tax laws.

Recommendation of the Board of Trustees; Fairness of the Restructuring

        The Board of Trustees believes that the Restructuring is substantively and procedurally fair to the Trust's unaffiliated shareholders who will receive cash in the Restructuring. The Board of Trustees also believes that the Restructuring is substantively and procedurally fair to unaffiliated shareholders who will retain their shares following the Restructuring. The Board of Trustees, including those trustees who are not employees of the Trust, has unanimously approved the Restructuring, and the Board of Trustees recommends that the shareholders vote for approval of the amendments, which will effect the Restructuring.

        The trustees, executive officers, and other affiliates of the Trust beneficially owned approximately 29.8% of the Trust's shares of beneficial interest and, applying the beneficial ownership rules specific to real estate investment trusts, the top five shareholders of the Trust beneficially own approximately 47.30% of the Trust's shares of beneficial interest, both as of August 31, 2006. All of the Trust's trustees, executive officers, and other affiliates have indicated that they intend to vote their shares of beneficial interest (and any shares with respect to which they have or share voting power) in favor of the amendments. Although the trustees as a whole recommend that the shareholders vote in favor of the amendments for the reasons set forth in "—Reasons for the Restructuring", no trustee or executive officer is making any recommendation to the shareholders in his or her individual capacity.

        We considered a number of factors in determining to approve the Restructuring, including the effects described under "—Effects of the Restructuring on the Trust", "—Effects of the Restructuring on Affiliates", and the relative advantages and disadvantages described under "—Reasons for the Restructuring" and "—Effects of the Restructuring on Shareholders Generally". The Board of Trustees also reviewed the tax effects of the Restructuring on the Trust and its shareholders.

        After the Restructuring, the Trust's shares of beneficial interest will not be registered under the Securities Exchange Act of 1934. The trustees considered the views of management regarding the cost savings to be achieved by eliminating the reporting and disclosure requirements related to the registration of the shares of beneficial interest under the Securities Exchange Act of 1934, including savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the shares of beneficial interest under the Securities Exchange Act of 1934. Similarly, the trustees also considered the prospective decrease in the expenses related to servicing shareholders holding small positions in the Trust's shares of beneficial interest. The Trust's management determined that the Restructuring would result in future cost savings of approximately $200,000 per year.

        Additionally, the trustees considered the effect that terminating the registration of the shares of beneficial interest would have on the market for the shares of beneficial interest and the ability of shareholders to buy and sell shares. However, the trustees determined that, even as a public company, the Trust has not had an active trading market for its shares of beneficial interest and that the Trust's shareholders derive little relative benefit from the Trust's status as a public company. The trustees determined that the expected cost savings and reduced management time to be achieved by terminating registration of the shares of beneficial interest under the Securities Exchange Act of 1934 outweighed any potential detriment from eliminating the registration.

        We considered alternatives to the proposed going-private transaction but ultimately approved the Restructuring proposal. Please read the discussion under "—Alternatives Considered" for a description of these alternatives.

        Substantive Fairness.    The trustees considered numerous factors, discussed below, in reaching its conclusions that the Restructuring is substantively fair to our unaffiliated shareholders who will receive cash in the Restructuring and to our unaffiliated shareholders who will retain their shares. In reaching these conclusions, the trustees considered the following effects on these constituencies:

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  Independent Valuation.    According to a report delivered to the trustees by Watermark, if a purchaser acquired all of the outstanding shares of the Trust, the value of each share of beneficial interest as of December 31, 2005 was estimated to be between $5.26 to $6.39 per share. The trustees considered this report, as well as the underlying factors and methodologies, in support of its recommendation to approve the Restructuring and to arrive at its conclusion of fairness in relation to the Trust's proposed cash consideration to unaffiliated shareholders, including those who would receive cash for their shares and those who would retain their shares following the Restructuring. In determining the fairness of the transaction in relation to the estimated value range provided by Watermark, our trustees relied upon the factors, analyses, and conclusions set forth by Watermark in its report and adopted these factors, analyses and conclusions as its own. The Board of Trustees considered the estimated range of the fair values set forth in the independent valuation the most important factor in its determination of a cash consideration amount that was fair to unaffiliated shareholders. The Board of Trustees determined specifically that a price of $5.50 per share was fair to the cashed-out shareholders because the purchase price was well above the low end of the estimated range of fair values. In making this determination, the Board of Trustees considered the decline of retail market conditions in South Carolina since the valuation date of Watermark's valuation report and that the low trading volume in the shares of beneficial interest provided very limited opportunities for shareholders to obtain cash for their shares of beneficial interest in the open market. The Board of Trustees determined that the price of $5.50 per share was also fair to the remaining shareholders because it was the maximum price at which the Trust would be able to generate interest from the small number of investors needed to purchase shares of beneficial interest to finance the Restructuring. If successful with the private placement, the Trust would not need to borrow funds to finance the Restructuring which could cause the Trust to lose its federal tax status as a real estate investment trust. See "—Valuation Report of Independent Financial Advisor" for additional information.

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  Historical and Current Market Prices of the Trust's Shares of Beneficial Interest.    There is currently no established public trading market in our shares of beneficial interest, and trading and quotations of our shares of beneficial interest have been limited and sporadic. Because there has not been an established market for our shares of beneficial interest, we may not be aware of all prices at which our shares of beneficial interest have been traded. We have not determined whether the trades of which we are aware were the result of arm's-length negotiations between the parties. Based on information available to us from a limited number of sellers and purchasers of shares of beneficial interest who have engaged in privately negotiated transactions of which we are aware, we believe the sales price of shares sold in 2005 was $4.00. In 2006, we are aware of 15 privately negotiated trades of which three trades were made at $6.00 per share and 12 trades were made at $4.50 per share. The latest trade we are aware of took place on August 21, 2006 of 263 shares at $4.50 per share. Further, it is our understanding that MacKenzie recently purchased 9,170 shares for $3.50 per share as a result of its cash tender offer. In addition, our shares are traded in the over-the-counter market and sale prices as reported on the Nasdaq over-the-counter bulletin board have ranged from $4.00 to $10.00 in the last two years. However, these trades have been very limited and sporadic. For example, for the year 2006 through September 19, 2006, there have only been 23 trades for a total of 23,871 shares reported on the Nasdaq over-the-counter bulletin board. After the independent valuation report, the Board of Trustees considered the historical and current market prices of the shares of beneficial interest to be the next most important factor in its determination of a cash consideration amount that was fair to unaffiliated shareholders. The Board of Trustees determined that a price of $5.50 per share was fair to the cashed-out shareholders because the price was considerably higher than the arm's-length transactions known to the Trust to have occurred in the past two years and the low trading volume in the shares of beneficial interest has provided very limited opportunities for shareholders to obtain cash for their shares of beneficial interest in the open market. See "Information about the Trust and its Affiliates—Recent Affiliate Transactions in the Trust's Shares of Beneficial Interest" on page 35 and "—Market for Shares of Beneficial Interest and Dividends" on page 35 for more specific information regarding prices at which our shares have been sold.

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  MacKenzie Patterson Fuller, LP Tender Offer.    Pursuant to a cash tender offer made to shareholders on April 7, 2006 that expired on June 2, 2006, certain entities managed or advised by MacKenzie Patterson Fuller, LP, including MPF NY-2005, LLC; MPF Flagship Fund 10, LLC; MPF Income Fund 23, LLC and MPF Dewaay Fund 3, LLC, offered to purchase up to 88,500 shares of beneficial interest at a per share price of $3.50, less any dividends declared or made with respect to the shares during the term of the offer. However, in its Tender Offer Statement filed with the Securities Exchange Commission on April 7, 2006, MacKenzie estimated the per share liquidation value of the Trust to be as high as $5.40 per share. It is our understanding that in response to its cash tender offer six shareholders tendered a total of 9,170 shares to MacKenzie and that MacKenzie purchased these shares for a per share price of $3.50, less any dividends declared or made with respect to the shares during the term of the offer.

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  Liquidity Provided.    The Restructuring will provide liquidity to shareholders receiving cash in the Restructuring. We believe this provides a significant benefit to investors seeking a more liquid investment alternative, given the lack of an organized market for our shares of beneficial interest. The Board of Trustees considered the opportunity to provide this liquidity as a factor supporting its decision to approve the Restructuring and its conclusion as to the fairness of the cash consideration to unaffiliated shareholders receiving cash in the Restructuring.

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  Tax Consequences.    The Board of Trustees noted that the Restructuring would not result in a taxable event for shareholders retaining their shares in the Restructuring, as all of our trustees are entitled to do. The Board of Trustees also considered that, except with respect to shareholders who have acquired their shares within the prior 12 months, the cash consideration offered in the Restructuring would be taxed as a long-term capital gain for shareholders terminating their actual and constructive share ownership in the Trust. The fact that the transaction would not result in a taxable event to shareholders retaining their shares following the Restructuring contributed to the Board of Trustees' recommendation and conclusion as to the fairness of the transaction to unaffiliated shareholders who would retain their shares following the Restructuring. Although the transaction would result in a taxable event to unaffiliated shareholders receiving cash in the Restructuring, the Board of Trustees determined that this negative factor was mitigated somewhat by the positive factor that the cash would be taxable to these shareholders only to the extent that the cash received exceeds the shareholders' basis.

        Premium to Book Value.    The price per share to be paid in the Restructuring reflects a multiple of 1.92 times the Trust's June 30, 2006 book value per share of beneficial interest, representing a 91.65% premium. Book value was a factor, among others, that the Board of Trustees considered in determining the cash consideration to be paid in the Restructuring.

        Earnings Multiple.    The price per share of beneficial interest that will be paid in the Restructuring reflects a multiple of 10.18 times the Trust's earnings per share for the year ended December 31, 2005 and 13.10 times the Company's annualized earnings per common share for the six months ended June 30, 2006. Based on the earnings multiples of the comparable public companies set forth in the report provided to the trustees by Watermark, the Board of Trustees believes the price to be paid in the Restructuring reflects a reasonable multiple to its earnings for the year ended December 31, 2005 and the six months ended June 30, 2006. Therefore, the Board of Trustees viewed the earnings multiple as a factor, among others, which supported its decision to approve the Restructuring and its conclusion as to the fairness of the cash consideration to unaffiliated shareholders, both those receiving cash for their shares and those retaining their shares following the Restructuring.

        Absence of Firm Offers.    The Board of Trustees viewed the absence of any firm offers for the acquisition of the Trust, the fact that the Board of Trustees has no plans to seek an acquisition of the Trust in the foreseeable future, and its opinion that firm offers are not likely to be forthcoming as factors tending to support its recommendation to approve the Restructuring and its conclusion as to the fairness of the cash consideration to unaffiliated shareholders, including those who would receive cash for their shares and those who would retain their shares following the Restructuring.

        Absence of Prior Stock Purchases.    The Trust has not purchased any shares of beneficial interest during the past two years. Accordingly, due to the absence of stock purchases by the Trust in the past two years, the Board of Trustees could not consider a purchase price paid by the Trust for shares of beneficial interest in its determination of the fairness of the cash consideration to unaffiliated shareholders.

        In connection with its fairness determination, and given its determination that the $5.50 per share cash consideration represents a premium over book value, the Board of Trustees did not consider the Trust's liquidation value, because the liquidation of real property assets is an extremely expensive and time-consuming process and the costs of the liquidation of real property assets at a discount to fair market value would reduce any net assets that would otherwise be available to shareholders following liquidation. Accordingly, because the Restructuring consideration was greater than the Trust's book value, the Board of Trustees concluded that the determination of a liquidation value was not material to the financial fairness of the transaction. However, it is not possible to predict with certainty the future value of our assets or liabilities or the intrinsic value that those assets or liabilities may have to a specific buyer that has not been identified. As a result, although we believe the possibility is remote, the liquidation of our assets and liabilities could conceivably produce a higher value than our value as a "going concern."

        After consideration of all of the foregoing information, the Board of Trustees determined that a fair price to be paid to cashed-out shareholders in the Restructuring is $5.50 per share. The Board of Trustees is not aware of any material contracts, negotiations, or transactions, other than in conjunction with the Restructuring as described in "—Background of the Restructuring", during the preceding two years for (1) the merger or consolidation of the Trust into or with another person or entity, (2) the sale or other transfer of all or any substantial part of the assets of the Trust, or (3) a tender offer for any of the Trust's outstanding shares of beneficial interest except for the tender offer made to shareholders on April 7, 2006 that expired on June 2, 2006 by certain entities managed or advised by MacKenzie offering to purchase up to 88,500 shares at a per share price of $3.50, less any dividends declared or made with respect to the shares during the term of the offer.

        Procedural Fairness.    The Board of Trustees is seeking shareholder approval of the amendments. The vote of two-thirds of the votes entitled to be cast on the amendments will be required to approve it. Approval by a majority of unaffiliated shareholders is not required. The Board of Trustees determined that such a voting requirement was unnecessary in view of the relatively high vote required to approve the equal application of the Restructuring's provisions to affiliated and unaffiliated shareholders and the Trust's decision to offer to shareholders, whether affiliated or unaffiliated, dissenters' rights so that shareholders who elect to dissent from the Restructuring may obtain the fair value of his or her shares under South Carolina law.

        Shareholders who hold fewer than 1,000 shares in their name who wish to avoid being cashed out can transfer their shares to a broker that holds an aggregate number of shares in street name of 1,000 or greater and not be subject to the cash out. In addition, the Board of Trustees noted that shareholders who wish to increase their record holdings in order to avoid being cashed out may do so by purchasing shares of the Trust's shares of beneficial interest from other shareholders prior to the date of the meeting. The Restructuring will also provide liquidity to shareholders receiving cash in the Restructuring.

        No unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the Restructuring or preparing a report covering its fairness was retained by the Trust. The Board of Trustees concluded the retention of an unaffiliated shareholder representative was not necessary because the Trust is offering both affiliated and unaffiliated shareholders dissenters' rights so that shareholders who elect to dissent from the Restructuring may obtain the fair value of his or her under South Carolina law. In addition, because the Board of Trustees obtained a valuation and fairness opinion from an unaffiliated entity, it determined that the cost of obtaining an additional fairness opinion or valuation from another unaffiliated representative would not provide any meaningful additional benefit. After consideration of the factors described above, the Board of Trustees believes that the Restructuring is procedurally fair notwithstanding the absence of such an unaffiliated shareholder approval requirement or unaffiliated representative.

        We have not made any provision in connection with the Restructuring to grant unaffiliated shareholders access to our corporate files or to obtain legal counsel or appraisal services at our expense. With respect to unaffiliated shareholders' access to our corporate files, the Board of Trustees determined that this proxy statement, together with the Trust's other filings with the Securities and Exchange Commission, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the amendments. Upon written demand and at least ten business days notice made in good faith and for a particularly described proper purpose, a shareholder may inspect and copy additional corporate records, including minutes of board meetings, accounting records and a list of shareholders. In deciding not to adopt these additional procedures, the Board of Trustees also took into account factors such as the Trust's size and the cost of such procedures.

        Although the Trustees who are not employees of the Trust unanimously determined that the price of $5.50 per share was fair to both the cashed-out shareholders and the remaining shareholders, the Board of Trustees did not believe that this procedural safeguard was required because the Trustees holding titles as executive officers do not receive compensation for their services as executive officers of the Trust and only receive fees as Trustees of the Trust for attending meetings of the Board of Trustees. Accordingly, none of the Trustees, including the Trustees also holding titles as executive officers, will receive any additional benefit not otherwise received by either the cashed-out shareholders or the remaining shareholders as a result of the Restructuring. Although the Trustees do own shares of beneficial interest, the 1,000 share cutoff set in the Restructuring was determined without regard to the Trustees' share ownership.

        After consideration of the factors described above, the Board of Trustees has determined that the Restructuring is procedurally fair, notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative, and the provision of legal counsel or appraisal services at the Trust's expense, to the Trust's unaffiliated shareholders who will receive cash in the Restructuring. The Board of Trustees has also determined that the Restructuring is procedurally fair to unaffiliated shareholders who will retain their shares. Additionally, the Board of Trustees believes that the Restructuring is substantively fair to these constituencies. Finally, it has determined that the Restructuring is substantively and procedurally fair to affiliated shareholders for the same reasons specified as to unaffiliated shareholders. The Board of Trustees unanimously determined that the price of $5.50 per share was fair to both the cashed-out shareholders and the remaining shareholders.

Determination of Fairness by the Trust Affiliate

        The Trust's affiliate is Ted LeCroy, the manager of the properties owned by the Trust. Mr. LeCroy is deemed to be a "filing person" for purposes of this transaction because of his relationship with the Trust and his interest in purchasing approximately 3,000 shares of beneficial interest in the Trust's private offering, the funds of which will be used by the Trust to finance the Restructuring.

        Mr. LeCroy attended each meeting of the Board of Trustees and the Executive Committee in which the going-private transaction was part of the agenda. For Mr. LeCroy, the purpose and reasons for engaging in the Restructuring, alternatives considered and analyses regarding financial and procedural fairness of the Restructuring to unaffiliated shareholders receiving cash in the Restructuring and to those retaining their shares were the same as those of the Board of Trustees, and Mr. LeCroy adopted the analyses of the Board of Trustees and Watermark with respect to these issues. Based on these factors and analyses, Mr. LeCroy has concluded that the Restructuring is procedurally and substantively fair to the Trust's unaffiliated shareholders who will receive cash in the Restructuring and to its unaffiliated shareholders who will retain their shares.

Valuation Report of Independent Financial Advisor

        The Trust retained Watermark to prepare a valuation report to enable the Board of Trustees to determine a fair value for the shares of beneficial interest in connection with a going-private transaction. During the past two years, there has been no other material relationship between the Trust and Watermark or their respective affiliates, and no future material relationship is contemplated. The total amount of consideration paid or payable by the Trust to Watermark is $15,000. No portion of this fee is contingent on approval of the Restructuring. Watermark was retained to provide a strategic valuation report for the Board of Trustees. There were no qualifications, limitations, or other limiting instructions given by the Trust to Watermark. Watermark is an investment banking firm that provides strategic and financial advisory services, including mergers and acquisitions advisory, private capital financings, business valuations, and CFO decision support models.

        Watermark prepared its strategic valuation report as of December 31, 2005 (the "Valuation Date") and indicated an estimated value range of each share as of the Valuation Date of between $5.26 to $6.39 per share.

        The full text of Watermark's strategic valuation report is attached as Appendix C to these materials. The report outlines matters considered and qualifications and limitations on the review undertaken by Watermark in rendering its valuation. We urge you to read the entire report carefully. Watermark's report, attached as Appendix C, will be available for inspection and copying at the Trust's principal executive offices during the Trust's regular business hours by any interested shareholder or shareholder's representative who has been so designated in writing. A copy of the valuation report will be transmitted to any shareholder or shareholder's representative who has been so designated in writing upon written request and at such shareholder's expense.

        Watermark, as a customary part of its investment banking business, is continually engaged in the valuation of companies in connection with mergers, acquisitions, and other corporate transactions. Watermark prepared and presented its strategic valuation report as of December 31, 2005, to the Board of Trustees. The valuation report indicated an estimated value range for the shares of between $5.26 and $6.39 per share. Watermark presented the valuation report to the Trust's Executive Committee at a meeting held on April 13, 2006. At the meeting, the Executive Committee asked questions regarding the results of Watermark's valuation report.

        In connection with rendering its report to the Trust's Board of Trustees, Watermark performed a variety of financial analyses. In conducting its analyses, Watermark considered such financial and other factors as it deemed appropriate under the circumstances including the following:

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  certain publicly available business and financial information relating to the Trust as well as certain management forecasts and other information and data relating to the Trust that were provided to or otherwise discussed with Watermark;

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  historical market prices of the shares of beneficial interest, historical and projected earnings, and other operating data of the Trust;

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  certain financial, stock market, and other publicly available information relating to the businesses of other companies whose operations Watermark deemed relevant in evaluating those of the Trust and considered, to the extent publicly available, the financial terms of certain transactions which it considered in its analysis in preparing its report; and

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  information regarding real estate market trends and conditions, and financial, economic, and market criteria as it deemed appropriate in preparing the report.

        In connection with its review, Watermark relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information regarding the Trust that was publicly available or provided to Watermark by the Trust and its representatives. Watermark discussed certain operating forecasts and financial projections (and the assumptions and basis therefore) with the management of the Trust, which are disclosed on page 12 of the strategic valuation report attached as Appendix C. Watermark assumed that such forecasts and projections reflected the best currently available estimates and judgments of management. Watermark was not retained nor did it make any independent evaluation or appraisal of the assets or liabilities of the Trust.

        The preparation of a valuation range involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, Watermark's valuation report is not readily susceptible to partial analysis or summary description. In arriving at its valuation range, Watermark performed a variety of financial analyses. Watermark believes that its analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, or any one method of analysis, without considering all factors and analyses, could create an incomplete view of the analyses and the evaluation process underlying Watermark's report.

        The forecasts and projections discussed with Watermark were prepared by the management of the Trust without input or guidance from Watermark. The Trust normally does not publicly disclose internal management projections of the type provided to Watermark. Actual results could vary significantly from those set forth in such projections.

        Watermark's valuation report was based solely upon the information available to it and the economic, market, and other circumstances, as they existed as of the Valuation Date. Events occurring after the date of the opinion could materially affect the assumptions and conclusions contained in Watermark's report. Watermark has not undertaken to reaffirm or revise its opinion or otherwise comment upon any events occurring after the Valuation Date.

        The following is a brief summary of the analyses and procedures performed by Watermark in the course of arriving at its opinion. The summary does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Watermark in the course of arriving at its opinion. We encourage you to read in its entirety Appendix C which provides the complete strategic valuation report provided by Watermark.

Guideline Public Trading Analysis

        One methodology applied by Watermark was a comparison to selected publicly traded companies, involving a comparison of relative valuation levels for a select group of publicly traded companies in the same or similar industries to the Trust. As of December 31, 2005, 198 real estate investment trusts (REIT) were publicly traded. Watermark compared the Trust with REITs having: (1) a high concentration of freestanding retail neighborhood and community shopping centers; (2) a limited number of properties in the southeast; and (3) comparable amounts of gross leaseable square footage. Watermark reviewed certain financial information and calculated commonly used valuation measurements for the Trust based on corresponding information and measurements for groups of publicly traded REIT companies.

        The publicly traded REIT companies to which the Trust was compared consisted of: Acadia Realty Trust; Agree Realty Corporation; Cedar Shopping Centers, Inc.; Inland Real Estate Corporation; Kite Realty; and Urstadt Biddle Properties.

        For these publicly traded REIT companies, Watermark annualized base rent per square foot and gross leaseable area under lease agreements expiring within the next 24 months. Other financial considerations included trailing twelve month sales growth; funds from operations margins; earnings before interest, taxes, depreciation and amortization margins; and mortgage debt to total capitalization. The financial information and valuation measurements reviewed by Watermark included ratios of total enterprise value (the sum of equity market valuation and net debt) to sales, rental income, assets, funds from operations (defined as net income excluding gains/losses from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures), net asset value, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization.

        Watermark selected enterprise value to earnings before interest and taxes for the low end of the valuation range due to the similar earnings before income and taxes margin for Agree Realty Corporation to the Trust. Other REITs analyzed by Watermark achieved earnings before income and taxes margins much lower than the Trust. This resulted in a low end valuation range under the Guideline Public Company Trading Analysis of approximately $26.8 million. Watermark selected the enterprise value to funds from operations analysis for the high end of the valuation range based on the median multiple for all enterprise value to funds from operations multiples. Watermark based the discount to the enterprise value to funds from operations multiple on its assessment of the quality of assets and tenants of the Trust as compared to those of other REITs. This resulted in a top end valuation range under the Guideline Public Company Trading Analysis of approximately $32.8 million.

        To calculate the trading multiples, Watermark used publicly available information concerning financial performance. Watermark applied a 25% liquidity discount based on its assessment of the liquidity of the shares of the selected publicly traded REITs analysis relative to the liquidity of the Trust's shares. The shares of these companies are highly liquid and can be readily sold in an active market. However, the Trust's Shares of beneficial interest are much less liquid and trading is limited and sporadic. No other premiums or discounts were assigned. Its analysis indicated that the Trust's shares based on this selected publicly traded companies analysis ranged from $6.17 to $8.69 per share.

        None of the companies utilized in the publicly traded company analysis is identical to the Trust. Accordingly, Watermark believes the analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments concerning differences in financial, operating, and other characteristics of the selected companies, including without limitation, gross leasable area, gross leasable area expiring in the next twenty-four months, percentage of gross leasable area occupied, locations and tenants, as well as the liquidity of their shares, and other factors that could affect the public trading value of the selected companies.

Guideline Transaction Analysis

        Watermark compared relative valuation levels of transactions involving the following parties in the retail-shopping center REIT sector.

Closed	Seller	Buyer	Buyer City	Target City
18-Apr-05	Kramont Realty Trust	Centro Properties Group Ltd.	Glen Waverley	Plymouth Meeting
1-Oct-03	Mid Atlantic Realty Trust	Kimco Realty Corp.	New Hyde Park	Lutherville
26-Mar-03	Aegis Realty, Inc.	Phillips Edison & Co.	Baltimore	New York
13-Mar-03	JDN Realty Corp.	Developers Diversified Realty Corp.	Beachwood	Atlanta
13-Feb-03	IRT Property Co.	Equity One, Inc.	Miami	Atlanta
21-Jan-03	Center Trust Inc.	Pan Pacific Retail Properties, Inc.	Vista	Manhattan Beach
10-Jul-02	JP Realty Inc.	General Growth Properties, Inc.	Chicago	Salt Lake City
28-Feb-01	First Washington Realty Trust Inc.	CalPERS/National Retail Partners LLC	Sacramento	Bethesda
14-Nov-00	Western Properties Trust	Pan Pacific Retail Properties, Inc.	Vista	Emeryville
19-Sep-00	Bradley Real Estate, Inc.	Heritage Property Investment Trust, Inc.	Boston	Northbrook
16-Jun-00	USP Real EstateInvestment Trust	Aegon NV	The Hague	Cedar Rapids

        Watermark selected transactions within the past five years in which the target REIT maintained a high concentration of community and/or neighborhood shopping center properties. Many of the target REITs owned properties located in the southeastern United States. All of the comparable transactions considered by Watermark involved the sale of REITs with revenues of less than $200 million per year.

        The financial information and valuation measurements reviewed by Watermark included ratios of total enterprise value (the sum of equity market valuation and net debt) to revenues, assets, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization. Earnings before taxes and income is a standard benchmark for REITs and, given the limited amount of publicly available information regarding certain transactions involving REITs, Watermark selected the multiple of enterprise value to earnings before taxes and income as the minimum valuation standard. Watermark concluded the Trust's asset quality justified a lower earnings before interest and taxes multiple range resulting in a low end valuation range under this analysis of approximately $15.4 million. For the high end valuation multiple, Watermark selected an enterprise value to assets computation based on the emphasis of asset multiples as a value determinant for REITs and the lack of other key financial benchmarks such as funds from operations. Based on the enterprise value to assets analysis, Watermark estimated the top end valuation under this analysis at approximately $19.0 million. Its analysis indicated that the Trust's shares based on this guideline transactions analysis ranged from $3.50 to $5.56 per share.

        None of the transactions included in the guideline transactions analysis involved assets or businesses identical to the Trust's. Accordingly, Watermark believes the analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments concerning differences in financial, operating and other characteristics, including the ages, locations, tenants and conditions of the subject properties, with respect to the selected transactions and other factors that could affect the value that would be received in any transaction involving the Trust.

Discounted Cash Flow Analysis

        Watermark performed a discounted cash flows analysis with respect to the Trust. The discounted cash flow analysis is designed to assign a present value of an expected future stream of cash flows discounted at the weighted average of cost to capital. In performing its analysis under this valuation methodology, Watermark gathered historical information on each tenant of each property owned by the Trust to complete projections of future performance of the Trust. Watermark collected the following information to complete this analysis:

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  property location

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  acreage per property

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  principal amount due on mortgage, if any, per property

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  annual base rent per property

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  rent amount per square foot per property

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  annual property tax per property

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  options for lease renewal per property

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  aggregate common area maintenance fees paid by tenants to the Trust

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  historical vacancy rates

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  square footage lease per tenant

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  lease initiation date and lease term per tenant

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  tenant rental history

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  annual rent escalation clauses

        Watermark also evaluated historical rental amounts paid per tenant for each of the Trust's properties from 2001 through 2005 to project future annual rental amounts through 2010.

        Watermark also estimated general and administrative expenses ("G&A") based on actual 2005 G&A. G&A includes the following: insurance, management fees, stock agent fees, office assistant salary expense, auto expenses, bank charges, license fees, office expenses, professional fees, expenses associated with meetings of trustees, telephone and utility expenses. Watermark projected property taxes, repairs and maintenance as a percentage of revenues based on historical averages.

        With these calculations, Watermark calculated the Trust's annual earnings before interest, taxes, depreciation, and amortization. Watermark based earnings on rental and other income less (i) G&A, (ii) property taxes, and (iii) repairs and maintenance. Watermark calculated annual interest expense after accounting for all debt facilities, amortization terms, interest rates, and maturity dates. Projections included asset sales of $335,000 in 2007, and $300,000 each year thereafter. From pre-tax income, Watermark excluded dividends in the amount of 90% of pre-tax income given that, as a REIT, the Trust must distribute these amounts pro rata to shareholders.

        After accounting for dividends, remaining earnings are taxed at the 20% rate. Watermark based depreciation expense on annual capital expenditures ranging from $175,000 to $275,000 and included a depreciable life of 35 years, resulting in an annual amortization projection of $20,000.

        From earnings before interest after taxes, Watermark adds depreciation, subtracts capital expenditures, adds or subtracts changes in working capital and subtracts dividends to reach a retained cash flow amount. To achieve a valuation range under the discounted cash flow methodology, Watermark calculated 2010 sales and used terminal sales multiples (sales projections in 2010) of four to six times to reach a terminal value range (a 10% discount off of enterprise value to sales transaction multiple range because the Trust is a micro cap REIT). Cash flows are discounted from 10% to 12%, a discount rate consistent with the discount rate of select public REITs, with an adjustment due to the differences between the Trust's lower end local retailers versus national anchor stores in most of the selected public companies. Watermark calculated the discounted cash flow values for the Trust as the net present values of:

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  the estimated future free cash flows that the Trust would generate for the fiscal years 2005 through 2010; and

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  the terminal value of the Trust at the end of that period.

        The estimated future free cash flows were based on the financial projections for the Trust for the fiscal years 2005 through 2010 prepared by the Trust's management. The terminal value for the Trust was calculated based on the Trust's projected revenues for fiscal 2010 and a range of terminal revenues multiples ranging from 4.00X to 6.00X.

        The discounted cash flow analysis produced a valuation range from approximately $17.4 million to $18.6 million. Watermark observed that the implied value of the Trust's shares based on the discounted cash flow analysis ranged from $4.63 to $5.31 per share.

        You should be aware that projections of future revenues and free cash flow were are inherently uncertain forward looking statements, and actual results could difference materially from those anticipated in such projections due to many factors including, without limitation, fluctuations in interest rates, real estate occupancy rates and values, regional or general economic conditions and other factors, including the risks set forth in the Trust's Form 10-KSB filed with the Securities and Exchange Commission on April 13, 2006. The weight to be given to a discount cash flow analysis involves complex considerations and qualitative judgments concerning the predictability of future revenues and cash flows, confidence levels with various capitalization rates, and the significance of a discounted cash flow analysis to the valuation determination with respect to a company with the Trust's characteristics.

        A final valuation range conclusion was set by considering, among other things, the high end of the discounted cash flow approach range, at $5.26 per share, and the low end of the public trading analysis range, at $6.39 per share. The low end of $5.26 also captures the high end range of the guideline transaction analysis range, which reaches $5.56 at its maximum point.

Conclusion

        Watermark, in its valuation report, provided the Board of Trustees of the Trust with an estimated range for each share of $5.26 to $6.39 per share. The Board of Trustees, after an extensive evaluation of Watermark's valuation report and other factors, set and approved the cash-out price in the Restructuring at $5.50 per share. The ultimate decision and responsibility as to the pricing of the shares was made by the Board of Trustees. At the July 26, 2006 board meeting, each member of the Board of Trustees was given a copy of Watermark's valuation report. Also, the Executive Committee presented the Board of Trustees with an oral summary of the April 13th presentation by Watermark's representative and the final results of Watermark's valuation report. The Board of Trustees reviewed and discussed Watermark's analysis of retail market conditions at the end of 2005 in the Upstate region, Greenville, Columbia, and Charleston areas in South Carolina and discussed the conditions of the retail market of those areas in the first half of 2006. The Board of Trustees concluded that condition of the retail market in South Carolina had declined since the end of 2005. This conclusion is supported by the unemployment rate in South Carolina of 6.5% as of June 2006, which is the fourth highest rate of any state in the United States. The Board of Trustees reviewed each of the three analyses that Watermark utilized to determine the valuation range for the shares of beneficial interest of the Trust. The Board of Trustees reviewed and discussed the Guideline Public Company Trading Analysis, including, the sales and funds from operations margins, the generally accepted measure of operating performance for the REIT industry, of the Trust compared to other public REITs. The Board of Trustees reviewed and discussed the Guideline Transaction Analysis, including, the results of the confluence range derived from the sale of other retail shopping REITs in the past five years. The Board of Trustees reviewed and discussed the Discounted Cash Flow Analysis, including, the actual and projected financial forecasts for the Trust and the results of the discounted cash flow valuation confluence range based on the discounted cash flow value of enterprise for the Trust at three different discount rates. The Board of Trustees utilized the final results of Watermark's valuation report as a guidepost to determine a cash consideration amount for shares of beneficial interest that was fair from a financial point of view to both the cashed-out shareholders and the remaining shareholders. In making the determination of $5.50 per share as the cash consideration, the Board of Trustees factored in the estimated valuation range provided by Watermark of $5.26 to $6.39 per share if the Trust were selling 100% of its shares of beneficial interest, the decline in retail market conditions in South Carolina since the Valuation Date, the actual and historical market prices of the shares of beneficial interest, especially the recent tender offer by MacKenzie at $3.50 per share, and several other factors described in "Recommendation of the Board of Trustees; Fairness of the Restructuring."

        With regard to Watermark's services in connection with the valuation report, the Trust paid Watermark a fee of $15,000. The Trust has agreed to indemnify Watermark against certain liabilities, including certain liabilities under federal securities laws.

        Watermark has not had a prior investment banking relationship with the Trust. Watermark's research department does not provide published investment analysis on the Trust. Watermark does act as a market maker in the Trust's shares of beneficial interest.

INFORMATION REGARDING THE
SPECIAL MEETING OF SHAREHOLDERS

Time and Place of Meeting

        We are soliciting proxies through this proxy statement for use at the special meeting of the Trust's shareholders. The special meeting will be held at                          p.m. on                        , 2006, in the                                    located at                        , Greenville, South Carolina.

Record Date and Mailing Date

        The close of business on                                    , 2006 is the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. We first mailed the proxy statement and the accompanying form of proxy to shareholders on or about                                    , 2006.

Number of Voting Shares Outstanding

        As of the close of business on the record date, our voting securities consisted of                        shares of beneficial interest. Each outstanding share of our voting securities is entitled to one vote, on all matters presented at the meeting.

Purpose of the Special Meeting

        The purpose of the special meeting is for shareholders to vote on the amendments, which provides for the Restructuring of the Trust's shares of beneficial interest with the holders of fewer than 1,000 shares of the shares of beneficial interest of the Trust receiving $5.50 in cash in exchange for each of their shares of beneficial interest. See "—Description Of The Restructuring" for a description of the terms of the Restructuring. The full text of the amendments are set forth in Appendix A to the enclosed proxy statement. The Restructuring is designed to take the Trust private by reducing its number of shares of beneficial interest shareholders of record below 300.

Dissenters' Rights

        Shareholders are entitled to dissenters' rights in connection with the Restructuring. See "Description of the Restructuring—Dissenters' Rights".

Procedures for Voting by Proxy

        If you properly sign, return, and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the approval of the Restructuring and in the best judgment of the persons appointed as proxies on all other matters that are unknown to us as of a reasonable time prior to this solicitation and that are properly brought before the special meeting.

        You can revoke your proxy at any time before it is voted by delivering to the Trust at 45 Liberty Lane, Greenville, South Carolina 29607, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the special meeting and voting in person.

Requirements for Shareholder Approval

        A quorum will be present at the meeting if 30% of the outstanding shares of beneficial interest are represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

        Approval of the amendments requires the affirmative vote of two-thirds of the votes entitled to be cast on the Amendments. On August 31, 2006, the Trust's trustees, executive officers, and other affiliates beneficially owned, directly or indirectly, shares of beneficial interest, representing approximately 29.8% of the Trust's shares of beneficial interest as of that date and, applying the beneficial ownership rules specific to real estate investment trusts, the top five shareholders of the Trust beneficially own approximately 47.30% of the Trust's Shares of beneficial interest. Each of the trustees, executive officers, and other affiliates has indicated that he or she intends to vote his or her shares in favor of the Amendments. If the approval is obtained, then the Trust will file the Amended and Restated Declaration of Trust with the South Carolina Secretary of State's office, unless the Board of Trustees determines that subsequent events have caused the Restructuring to no longer be in the best interests of the Trust. The Board of Trustees has the discretion not to complete the proposed Restructuring even following shareholder approval if it determines that doing so is in the best interests of the Trust. In this event, the amendments to the declaration of trust will not become effective.

        Abstentions.    A shareholder who is present in person or by proxy at the special meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the special meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

        Broker Non-Votes.    Generally, brokers who hold shares for the accounts of beneficial owners must vote these shares as directed by the beneficial owner. If, after the broker transmits proxy materials to the beneficial owner, no voting direction is given by the beneficial owner, the broker may vote the shares in the broker's own discretion, if permitted to do so by the exchange or other organization of which the broker is a member. Brokers may not vote in the their own discretion with respect to the proposal to approve the Amendments. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. A broker non-vote, with respect to a proposal for which the broker has no discretionary voting authority, does not count as a vote in favor of or against that particular proposal. Broker non-votes will effectively function as votes against the Amendments but will not affect the outcome of any other proposal properly brought before the meeting.

Solicitation of Proxies

        Proxies are being solicited by our Board of Trustees, and the Trust will pay the cost of the proxy solicitation. In addition, our trustees, officers, and employees may, without additional compensation, solicit proxies by personal interview, telephone, or fax. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of shares of beneficial interest held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

DESCRIPTION OF THE RESTRUCTURING

The Restructuring

  Implementation of the Restructuring.

        Effect on Shareholders.    A shareholder who owns fewer than 1,000 shares of the Trust's shares of beneficial interest "of record" as of the Effective Time will receive $5.50 per share in cash in the Restructuring, while a record holder of 1,000 or more shares will be unaffected. A shareholder "of record" is the shareholder whose name is listed on the front of the share certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds four separate certificates individually, as a joint tenant with someone else, as trustee and in an IRA, those certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. As a result, a single shareholder with 1,000 or more shares held in various accounts could receive cash in the Restructuring for all of his or her shares if those accounts individually hold fewer than 1,000 shares. To avoid this, the shareholder could either consolidate his or her ownership into a single form of ownership representing 1,000 or more shares, or acquire additional shares in the market prior to the Effective Time. Shares represented by multiple certificates which are held in a single record holder's name will be aggregated in determining the total number of shares held by the particular record holder.

        Additionally, shares held by a broker in "street name" on a shareholder's behalf are held of record by the broker. Because Securities and Exchange Commission rules require that we count "record holders" for purposes of determining our reporting obligations, our plan is based on the number of shares held of record without regard to the ultimate control or beneficial ownership of the shares. As a result, shareholders that hold shares through a broker who holds an aggregate of 1,000 or more shares will not be entitled to receive cash for their shares regardless of the number of shares beneficially owned by the individual shareholders. Any shareholder who holds fewer than 1,000 shares in street name who would like to ensure that he or she will receive cash may transfer his or her shares out of street name to his or her individual name.

        Legal Effectiveness.    Following shareholder approval of the Amendments, and assuming that the Trustees, in their discretion, elect to close the transactions that are part of the Restructuring, we will record the Amended and Restated Declaration of Trust with the South Carolina Secretary of State and the Greenville County Register of Deeds, which will be the effective time of the Restructuring. We will send a Letter of Transmittal, a copy of which is attached as Appendix D, to those record holders of the Trust's shares of beneficial interest that are affected by the Restructuring and such shares as of the Effective Time of the Restructuring will no longer represent shares of beneficial interest of the Trust but represent a right to receive cash in the amount of $5.50 per share. We anticipate that this will occur in the first quarter of 2007.

        As of the Effective Time, each shareholder who owns fewer than 1,000 shares of record will not have any rights as a shareholder of the Trust and will have only the right to receive cash as provided under the Restructuring.

        The Restructuring provides that the Trust's Board of Trustees can decline to proceed with the Restructuring at any time before it becomes effective if the Board of Trustees deems it inadvisable to consummate the Restructuring.

        Exchange of Share Certificates for Cash.    The Letter of Transmittal will provide the means by which shareholders will surrender their share certificates of the Trust and obtain the cash to which they are entitled. If a certificate is lost or destroyed, the shareholder will be required to submit, in addition to other documents, a bond or other security, satisfactory to the Board of Trustees, indemnifying the Trust and all other persons against any losses incurred as a consequence of the issuance of a new share certificate. If certificates evidencing shares of beneficial interest of the Trust have been lost or destroyed, the Trust may, in its full discretion, accept a duly executed affidavit and indemnity agreement of loss or destruction in a form satisfactory to the Trust in lieu of the lost or destroyed certificate. Shareholders whose certificates have been lost or destroyed should contact the Trust. Additional instructions regarding lost or destroyed share certificates will be included in the Letter of Transmittal that will be sent to shareholders after the Restructuring becomes effective.

        Except as described above with respect to lost share certificates, there will be no service charges or costs payable by shareholders in connection with the exchange of their certificates for cash in the Restructuring. The Trust will bear these costs.

Amendment and Restatement of the Declaration of Trust.

        As part of and in addition to specific amendments related to the Restructuring, we are seeking shareholder approval of several other amendments to the Declaration of Trust. The Declaration of Trust dates back over 35 years to January 4, 1971. We are proposing certain amendments to the Declaration of Trust that will allow us to move forward with the Restructuring and create a right by the trust to redeem shares of beneficial interest as necessary to remain well under 300 shareholders. We are attaching a copy of the proposed amendments to the Amended and Restated Declaration of Trust as Appendix A, and we ask you approve them as part of the Restructuring. The full text of the entire Restated and Amended Declaration of Trust will be available for inspection and copying at the Trust's principal executive offices during the Trust's regular business hours by any interested shareholder or shareholder's representative who has been so designated in writing. A copy of the Amended and Restated Declaration of Trust will be transmitted to any shareholder or shareholder's representative who has been so designated in writing upon written request and at such shareholder's expense. We describe the changes from our existing Declaration of Trust below. We encourage you to read in its entirety Appendix A which provides the full text of the amendments to the Declaration of Trust. The primary changes include the following (section references are to the Amended and Restated Declaration of Trust):

        Section 6.17: Redemption Right by the Trust.    After the shareholders approve the amendments to the Amended and Restated Declaration of Trust and the Trustees file the Amended and Restated Declaration of Trust with the South Carolina Secretary of State, the Trustees will have the right to redeem shares of beneficial interest from shareholders holding fewer than 1,000 shares of beneficial interest at a certain record date set by the Trustees and at $5.50 per share. The shareholders subject to the redemption will be entitled to dissenters' rights under Chapter 13 of the South Carolina Business Corporation Act.

        Section 6.17: Amendment to the Limited Right of Redemption.    The Declaration of Trust currently contains a limited right of redemption that allows the Trustees to redeem a number of concentrated shares sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of shares beneficial interest of the Trust into conformity with the requirements for qualifications of the trust as a real estate investment trust and to refuse to transfer shares to any person whose acquisition of the shares would, in the opinion of the Trustees, result in disqualification of the Trust as a real estate investment trust. The amendments to the Declaration of Trust would expand the limited redemption right to create a right by the Trust to repurchase shares of beneficial interest as necessary to remain under 200 shareholders. This additional right of redemption is intended as a failsafe provision, permitting us to repurchase shares as necessary to stay comfortably under 300 shareholders. We would apply this right of redemption first to those persons holding the smallest number of shares. The proposed amendments do not modify the manner by which the Trustees will determine the redemption price.

        Section 6.7: Restrictions on Transfer.    The amendments to the Declaration of Trust would also create a right of first refusal and other restrictions on the transfer of shares of beneficial interest. This amendment would grant the Trust the right of first refusal to purchase any shares of beneficial interest proposed to be sold or otherwise transferred by any shareholder to any person not already a holder of record of shares, subject to several exceptions for transfers of shares to the shareholder's family members and to charitable organizations. The Trust is also entitled to assign its right of first refusal to one or more persons in its discretion by two-thirds vote of the Trustees. If the Trust or its assignee exercise the right of first refusal, the purchase price for the shares of beneficial interest would be set at the price the third party is offering to pay for the shares of beneficial interest. If the offering shareholder follows steps outlined in the Amended and Restated Declaration of Trust and the Trust elects not to exercise the right of first refusal or assign its right to one or more persons, then the offering shareholder may sell or otherwise transfer the shares.

        The Letter of Transmittal will be sent to shareholders promptly after the effective date of the Restructuring. Do not send in your share certificates until you have received the Letter of Transmittal. Assuming you submit your share certificates promptly thereafter, we expect that you will receive your cash payment within approximately four weeks after the effective date of the Restructuring.

        Conditions and Regulatory Approvals.    Aside from shareholder approval of the amendments, the Restructuring is not subject to any conditions or regulatory approvals except for a review by the Securities and Exchange Commission.

        Termination of Securities Exchange Act of 1934 Registration.    The Trust's shares of beneficial interest are currently registered under the Securities Exchange Act of 1934. We will be permitted to terminate our registration once we can certify that the Trust has fewer than 300 shareholders of record for its shares of beneficial interest. Upon the completion of the Restructuring, the Trust will have approximately 162 shareholders of record plus the new investors that will purchase shares of beneficial interest to finance the Restructuring. We intend to apply for termination of the registration of the Trust's shares of beneficial interest under the Securities Exchange Act of 1934 as promptly as possible after the effective date of the Restructuring.

        Termination of registration under the Securities Exchange Act of 1934 will substantially reduce the information required to be furnished by the Trust to its shareholders and to the Securities and Exchange Commission and would make some of the provisions of the Securities Exchange Act of 1934, such as the short-swing profit provisions of Section 16, the requirement of furnishing a proxy or information statement in connection with shareholder meetings under Section 14(a) and required compliance with the Sarbanes-Oxley Act, no longer applicable to the Trust.

        We estimate that termination of the registration of the Trust's shares of beneficial interest under the Securities Exchange Act of 1934 will save the Trust approximately $200,000 per year in legal, accounting, printing, personnel, and other expenses per year. See "Special Factors—Effects of the Restructuring on the Trust".

Source of Funds and Expenses

        We estimate that approximately $1,055,000 will be required to pay for the shares of the Trust's shares of beneficial interest exchanged for cash in the Restructuring. Additionally, the Trust will pay all of the expenses related to the Restructuring. We estimate that these expenses will be as follows:

Securities and Exchange Commission filing fees	$111.00
Legal fees	50,000.00
Financial advisory fees	15,000.00
Printing and mailing costs	10,000.00
Accounting and other fees	4,889.00

Total	$80,000.00

        The Trust intends to finance the cash amount to be paid to shareholders and the expenses related to the Restructuring through issuance of new shares of beneficial interest in a private placement to investors at $5.50 per share. The Trust anticipates selling approximately the same number of shares of beneficial interest it intends to redeem as part of the Restructuring. The Trust intends to complete the private placement before the Effective Time of the Restructuring. Accordingly, we anticipate we will have funds available at the effective time of the Restructuring to pay shareholders entitled to receive cash for their shares of beneficial interest.

Dissenters' Rights

        The Trust will provide its shareholders with the right to dissent from the Restructuring and to receive the fair value of their shares in cash if the amendments are approved and filed with the South Carolina Secretary of State. In the case of shares of beneficial interest, this value may be more or less than the $5.50 per share that we are paying in the Restructuring. Holders of the Trust's shares of beneficial interest who fulfill the requirements described below will be entitled to assert dissenters' rights.

        To comply with the provisions of Sections 33-13-101 et seq. of the South Carolina Code, if the Restructuring is consummated, you must:

  •
  give to the Trust, prior to the vote at the special meeting with respect to the approval of the amendments, written notice of your intent to demand payment for your shares of beneficial interest (hereinafter referred to as "shares") if the proposed action is effected;

  •
  not vote in favor of the amendments; and

  •
  comply with the statutory requirements summarized below. If you perfect your dissenters' rights, you will receive the fair value of your shares as of the effective date of the Restructuring.

        You may assert dissenters' rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify the Trust in writing of the name and address of each person on whose behalf you are asserting dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder's other shares were registered in the names of different shareholders.

        Voting against the amendments will not satisfy the written demand requirement. In addition to not voting in favor of the amendments, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the Restructuring is effected. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the Plan and will not be entitled to assert dissenters' rights.

        Any written objection to the Restructuring satisfying the requirements discussed above should be addressed to Palmetto Real Estate Trust, 45 Liberty Lane, Greenville, South Carolina 29607, Attention: Ted LeCroy, Manager.

        If the shareholders of the Trust approve the amendments at the special meeting, the Trust must deliver a written dissenters' notice (the "Dissenters' Notice") to all of its shareholders who satisfied the foregoing requirements. The Dissenters' Notice must be sent within 10 days after the effective date of the Restructuring and must:

  •
  state where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;

  •
  inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received;

  •
  supply holders with a form for demanding payment that includes the date of the first announcement of the terms of the Restructuring and requires the holder (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) to certify whether or not he acquired beneficial ownership of the shares prior to the announcement date;

  •
  set a date by which the Trust must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice) is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than 20 days after the demand date; and

  •
  be accompanied by a copy of Sections 33-13-101 et seq. of the South Carolina Code.

        A record shareholder who receives the Dissenters' Notice must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3) of the South Carolina Code and deposit such holder's certificates in accordance with the Dissenters' Notice. Dissenting shareholders will retain all other rights of a shareholder until those rights are canceled or modified by the consummation of the Restructuring. A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under Sections 33-13-101 et seq. of the South Carolina Code.

        Except as described below, the Trust must upon the effective date of the Restructuring, or upon receipt of a payment demand, pay each dissenting shareholder who substantially complied with the payment demand and deposit requirements described above the amount the Trust estimates to be the fair value of the shares, plus accrued interest from the effective date of the Restructuring. The Trust's offer of payment under Section 33-13-250 of the South Carolina Code must be accompanied by:

  •
  recent financial statements of the Trust;

  •
  the Trust's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

  •
  an explanation of how the interest was calculated;

  •
  a statement of the dissenter's right to demand additional payment under the South Carolina Code; and

  •
  a copy of Sections 33-13-101 et seq. of the South Carolina Code.

        If the Restructuring is not consummated within 60 days after the date set forth demanding payment and depositing share certificates, the Trust must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. The Trust must send a new Dissenters' Notice if the Restructuring is consummated after the return of certificates and repeat the payment demand procedure described above.

        Section 33-13-280 of the South Carolina Code provides that a dissenting shareholder may notify the Trust in writing of his or her own estimate of the fair value of such holder's shares and the interest due, and may demand payment of such holder's estimate (less any payment made under the procedure described above), if:

  •
  he or she believes that the amount paid by the Trust is less than the fair value of his or her shares or that the Trust has calculated incorrectly the interest due;

  •
  the Trust fails to make payment under Section 33-13-250 within 60 days after the date set for demanding payment; or

  •
  the Trust, having failed to consummate the Restructuring, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

        A dissenting shareholder waives his or her right to demand payment under Section 33-13-280 unless he or she notifies the Trust of his or her demand in writing within 30 days after the Trust makes or offers payment for his or her shares.

        If a demand for payment under Section 33-13-280 remains unsettled, the Trust must commence a nonjury equity valuation proceeding in the Court of Common Pleas of Greenville County, South Carolina, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest. If the Trust does not commence the proceeding within those 60 days, the South Carolina Code requires the Trust to pay each dissenting shareholder whose demand remains unsettled the amount demanded. The Trust is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder's shares plus interest to the date of judgment.

        The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against the Trust, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, capriciously, or not in good faith in demanding payment under Section 33-13-280. The court also may assess the fees and expenses of attorneys and experts for the respective parties against the Trust if the court finds the Trust did not substantially comply with the requirements of specified provisions of the South Carolina Code, or against either the Trust or a dissenting shareholder if the court finds that such party acted arbitrarily, capriciously, or not in good faith with respect to the dissenters' rights provided by the South Carolina Code.

        If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against the Trust, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. In a proceeding commenced by dissenters to enforce the statutory liability of the Trust in the event the Trust fails to commence an appraisal within the sixty day period described above, the court will assess costs of the proceeding and fees and expenses of dissenters' counsel against the corporation.

        This is a summary of the material rights of a dissenting shareholder under South Carolina law. The full text of Chapter 13 of the South Carolina Business Corporation Act, which provides the rights of a dissenting shareholder, is included as Appendix B to this Proxy Statement. If you intend to dissent from approval of the Plan, you should review carefully the text of Appendix B and should also consult with your attorney. We will not give you any further notice of the events giving rise to dissenters' rights or any steps associated with perfecting dissenters' rights, except as indicated above or otherwise required by law.

        We have not made any provision to grant you access to any of the corporate files of the Trust, except as may be required by the South Carolina Business Corporation Act, or to obtain legal counsel or appraisal services at the expense of the Trust.

        Any dissenting shareholder who perfects his or her right to be paid the "fair value" of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "Special Factors—Federal Income Tax Consequences of the Restructuring."

INFORMATION ABOUT THE TRUST AND ITS AFFILIATES

Trustees and Executive Officers and Manager

        Our Declaration of Trust provides that our Board of Trustees will consist of not less than three nor more than fifteen members and authorize a majority of our Board of Trustees to set and change the actual number of trustees from time to time within those limits. The Board of Trustees currently is set at eight members and each trustee is elected each year at the Annual Meeting for terms of one year or until his or her respective successor has been duly elected and qualified. The following table sets forth for each trustee: (a) his or her name; (b) his or her age at August 31, 2006; (c) how long he or she has been a trustee of the Trust; (d) his or her position(s) with the Trust; and (e) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each trustee has been engaged in his or her present principal occupation for more than five years. The address of each trustee and executive officer listed below is 45 Liberty Lane, Greenville, South Carolina 29607, and the telephone number of each is (864) 233-6007.

Trustees

Name (age)	Trustee Since	Position with the Trust and Business Experience
Melvin K. Younts (76)	1971	Partner in the law firm of Younts, Alford, Brown and Goodson, Fountain Inn, SC
William J. Ables (83)	1988	Retired District Sales Manager for State Farm Insurance Company
B. A. Franks (71)	2002	Retired Manager of Palmetto Real Estate Trust
S. Hunter Howard, Jr. (52)	1995	President and Chief Executive Officer of South Carolina Chamber of Commerce
Billy B. Huskey (79)	1988	President of Huskey Construction Company
C. Laney Younts (41)	1990	President of Younts Properties, Inc., Commercial Mortgage, Inc., and First State Mortgage Bankers
Rudy Ables (49)	2004	Agent for State Farm Insurance Company
James A. Boling, Jr. (52)	2004	Agent for State Farm Insurance Company

        The following table sets forth for each executive officer and manager: (a) his or her name; (b) his or her age at August 31, 2006; (c) how long he or she has been an executive officer of the Trust, and (d) his or her position with the Trust.

Executive Officers and Manager

Name (Age)	Officer Since	Position
C. Laney Younts (41)	2006	President
B. A. Franks (71)	2002	Chief Financial Officer/Treasurer
Melvin K. Younts (76)	2002	Secretary
Rudy Ables (49)	2006	Vice President
Ted LeCroy (56)	2000	Manager

        During the past five years, none of the above trustees or executive officers have been convicted in a criminal proceeding or have been a party to any judicial or administrative proceeding that resulted in a judgment, decree, or final order enjoining him or her from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Share Ownership by Affiliates

        The following table sets forth the number and the percentage ownership of shares of the Trust's shares of beneficial interest beneficially owned by each trustee, executive officer, the manager, and five percent shareholder of the Trust and by all trustees and executive officers and the manager as a group as of August 31, 2006.

        The table also sets forth the number and approximate percentage of shares of beneficial interest of the Trust that the persons named in the table would beneficially own after the effective date of the Restructuring on a pro forma basis, assuming approximately 191,972 shares are cashed out in the Restructuring and there are no changes in the named person's ownership between August 31, 2006 and the effective date of the Restructuring other than any changes reflected in the footnotes to the table.

        Under Securities and Exchange Commission rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power" which includes the power to dispose or to direct the disposition of such security. The number of shares beneficially owned also includes any shares the person has the right to acquire within the next 60 days. Unless otherwise indicated, each person is the record owner of and has sole voting and investment power over his or her shares.

		Percent Beneficial Ownership of Shares of beneficial interest
Name of Beneficial Owner	Shares Beneficially Owned	Before the Restructuring	After the Restructuring (1)
Billy B. Huskey Trustee Greenville, SC	203,000	11.5%	11.5%

Melvin K. Younts Secretary and Trustee Fountain Inn, SC	165,930	(2)	9.4%	9.4%
Ted D. Smith Greenville, SC	100,000		5.6%	5.6%
William J. Ables Chairman of the Board and Trustee Greenville, SC	41,868	(3)	2.4%	2.4%
James A. Boling, Jr. Trustee Taylors, SC	31,000		1.8%	1.8%
B. A. Franks Chief Financial Officer and Treasurer and Trustee Salem, SC	25,540	(4)	1.4%	1.4%
Rudy Ables Vice President and Trustee Greenville, SC	24,100	(5)	1.4%	1.4%
C. Laney Younts President and Trustee Simpsonville, SC	11,714		<1%	<1%
Ted LeCroy Manager Greenville, SC	14,842		<1%	<1.0%(6)
S. Hunter Howard, Jr. Trustee Columbia, SC	10,000		<1%	<1%
Group of Trustees and Management	527,994		29.8%	30.0%

(1)
Assuming that the new investors purchase the same amount of shares of beneficial interest that are being redeemed by the Trust.

(2)
Applying the beneficial ownership rules specific to real estate investment trusts, Melvin Younts beneficially owns389,986 shares of beneficial interest, or approximately 22.03%, which includes the following relatives' shares: (i) Dollie Younts (wife)—89,000 shares; (ii) David W. Younts (son)—31,451; (iii) Joseph Younts (son)—29,414; (iv) Laney Younts (son)—23,064; (v) M. Kemp Younts, Jr. (grandson)—23,803; (vi) Kerry Ann Culp Trust (grandchildren are beneficiaries)—24,474; (vii) M. Kemp Younts (son)—1350; (viii) Wesley F. Younts (grandson)—500; (ix) Katie Elizabeth Younts (granddaughter)—500; and (x) David W. Younts, Jr. (grandson)—500.

(3)
This includes 19,482 shares of beneficial interest registered in the name of William J. and Lois E. Ables as joint tenants.

(4)
This includes 17,514 shares of beneficial interest registered in the name of B.A. Franks and Joleen F. Taylor as joint tenants and 8,026 shares of beneficial interest in the name of B.A. and Ann S. Franks as joint tenants.

(5)
These shares of beneficial interest are registered in the name of Rudy and Sonya Ables as joint tenants.

(6)
Mr. LeCroy anticipates purchasing approximately 3,000 shares of beneficial interest in the private offering.

Recent Affiliate Transactions in the Trust Shares

        The following table shows all transactions in Trust shares of beneficial interest for which consideration was paid involving the Trust and its executive officers, trustees, and affiliates during the past two years or since becoming an affiliate, whichever is later. Unless otherwise indicated, each transaction listed was a private purchase from an unaffiliated shareholder. No executive officer, trustee, or affiliate has sold any shares of the Trust's shares of beneficial interest during the past two years.

Name	Date	No. of Shares	Price per Share	Purchase/Sale
Rudy Ables	3/23/2005	100	$4.00	Purchase

Market for Shares of Beneficial Interest and Dividends

        Although our shares of beneficial interest can be traded on the Nasdaq over-the-counter bulletin board, there is a very limited trading market for our shares of beneficial interest, and we do not expect that an active market for the Trust's shares will develop after the Restructuring. We will not take any steps to cause the shares of the Trust's shares to become eligible for trading on an exchange or automated quotation system after the Restructuring, and the Trust will not be required to file reports under the Securities Exchange Act.

        The following table shows the quarterly high and low closing prices for our shares of beneficial interest for the periods indicated as reported on the Nasdaq over-the-counter bulletin board. The prices reflect inter-dealer prices without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. Further, these prices represent very limited and sporadic trading of our shares of beneficial interest. Based on information available to us from a limited number of sellers and purchasers of shares of beneficial interest who have engaged in privately negotiated transactions of which we are aware, we believe the sales price of shares sold in 2005 was $4.00. In 2006, we are aware of 15 privately negotiated trades of which three trades were made at $6.00 per share and 12 trades were made at $4.50 per share. The latest trade we are aware of took place on August 21, 2006 of 263 shares at $4.50 per share. It is our understanding that MacKenzie recently purchased 9,170 shares for $3.50 per share as a result of its cash tender offer. In addition, our shares are traded in the over-the-counter market and sale prices as reported on the Nasdaq over-the-counter bulletin board have ranged from $4.00 to $10.00 in the last two years. However, these trades have been very limited and sporadic. For example, for the year 2006 through September 19, 2006, there have only been 23 trades for a total of 23,871 shares reported on the Nasdaq over-the-counter bulletin board.

        The following table shows the quarterly dividends paid on our shares of beneficial interest during 2004, 2005 and for the first and second quarters of 2006:

2006		2005				2004
Second	First	Fourth	Third	Second	First	Fourth	Third	Second	First
$.09	$.09	$.036	$.09	$.09	$.10	$.10	$.09	$.09	$.12

Description of Capital Shares and Certain Terms of Declaration of Trust

        The Trust is authorized to have one class of shares of beneficial interest with par value of $1 per share. The Board of Trustees of the Trust has the authority to authorize an unlimited number of shares of beneficial interest.

        As of June 12, 2006, 1,770,006 shares of beneficial interest were issued and outstanding and were held of record by approximately 992 shareholders. We estimate that the number of shares of the Trust's shares of beneficial interest outstanding after the Restructuring will be approximately 1,578,034 plus the new shares of beneficial interest that will be purchased by the new investors to finance the Restructuring, which we anticipate will bring the total number of shares of beneficial interest to 1,770,006 shares of beneficial interest. The exact change in the number of outstanding shares will depend on the number of shares that shareholders exchange for cash.

        The rights of the Trust's shareholders are governed by the Trust's declaration of trust and bylaws. The provisions of the declaration of trust require approval of an amendment by the holders of a majority of the outstanding shares entitled to vote on the transaction.

        Each share of beneficial interest is entitled to one vote on all matters on which shareholders vote.

        No shareholder, trustee, officer, or agent of the Trust shall be subject to any personal liability to any other person in connection with any property owned by the Trust. The Trust shall indemnify any shareholder, trustee, officer, or agent for all legal and other expense reasonably incurred by him in connection with any such claim or liability related to property of the Trust. No trustee, officer, or agent of the Trust shall be liable to the Trust or to any shareholder, trustee, officer, or agent for any action or failure to act except for his own bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust. The Trust shall indemnify trustees, officers, or agents against all liabilities and expenses reasonably incurred in connection with the defense or disposition of any action, suit, or other proceeding in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a trustee, officer, or agent except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, reckless disregard of duty, or gross negligence.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following historical consolidated financial data is derived from, and qualified by reference to, the Trust's Consolidated Financial Statements and the Notes thereto included in its Form 10-QSB for the six-month period ended June 30, 2006, in its Annual Report to Shareholders for the year ended December 31, 2005 and in its Annual Report to Shareholders for the year ended December 31, 2004. You should read the selected financial data set forth below in conjunction with the foregoing consolidated financial statements and notes and in the context of "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the quarterly and annual reports listed above.

PALMETTO REAL ESTATE TRUST

SUMMARIZED FINANCIAL INFORMATION

	June 30, 2006	March 31, 2006	December 31, 2005	December 31, 2004
Total assets	$14,275,984	$14,302,108	$14,568,503	$14,923,391
Total liabilities	$9,200,386	$9,233,997	$9,697,928	$9,850,338
Total income	$1,272,962	$637,657	$2,666,470	$2,273,737
Income from continuing operations	$370,746	$201,036	$949,456	$719,466
Net income	$364,246	$197,536	$928,556	$1,308,314
Income per common share from continuing operations	$0.21	$0.11	$0.54	$0.41
Ratio of earnings to fixed charges	2.34	2.42	2.64	2.24
Book value per share	$2.87	$2.86	$2.75	$2.87

PALMETTO REAL ESTATE TRUST

BALANCE SHEET

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
Real estate investments, at cost:
Rental property, net of accumulated depreciation	$13,803,807	$14,336,849
Timberlands	14,864	24,864

Total real estate investments	13,818,671	14,361,713

Other assets:
Cash	428,887	340,817
Rent receivable	98,433	11,050
Prepaid expense	16,059	11,138
Note receivable	—	159,705
Intangible asset, net of accumulated amortization	189,605	—
Deferred loan expense, net of accumulated amortization	16,848	38,968

Total other assets	749,832	561,678

Total assets	$14,568,503	$14,923,391

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Line of credit	—	$200,000
Mortgage notes payable	$9,194,220	9,522,576
Accounts payable and accrued expenses	133,777	127,762
Accrued dividends	369,931	—

Total liabilities	9,697,928	9,850,338

Shareholders' equity:
Shares of beneficial interest, $1 stated value; 5,000,000 shares
authorized; 1,770,006 shares issued and outstanding	1,770,006	1,770,006
Capital surplus	498,734	498,734
Undistributed earnings	2,601,835	2,804,313

Total shareholders' equity	4,870,575	5,073,053

Total liabilities and shareholders' equity	$14,568,503	$14,923,391

PALMETTO REAL ESTATE TRUST

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

	2005	2004	2003
Income:
Rental income	$2,663,683	$2,241,411	$2,096,463
Other income	2,787	32,326	41,836

Total income	2,666,470	2,273,737	2,138,299

Expenses:
Depreciation and amortization	512,552	406,773	340,446
Interest	556,402	560,632	490,413
Repairs and maintenance	101,077	128,186	104,693
Property taxes	233,458	206,852	216,401
General and administrative	313,525	251,828	230,832

Total expenses	1,717,014	1,554,271	1,382,785

Income from operations	949,456	719,466	755,514
(Loss) gain on sale of real estate, net	(10,000)	607,348	1,093,874

Income before income taxes	939,456	1,326,814	1,849,388
Income tax expense	10,900	18,500	15,300

Net income	$928,556	$1,308,314	$1,834,088

Basic earnings per share of beneficial interest	$0.52	$0.74	$1.04

Shares of beneficial interest	1,770,006	1,770,006	1,770,006
Dividend declared	$0.64	$0.40	$0.41

PALMETTO REAL ESTATE TRUST

STATEMENTS OF SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, 2003, AND 2002

	Shares of Beneficial Interest $1 Par Value
			Capital Surplus	Undistributed Earnings
	Shares	Amount			Total
Balance at December 21, 2002	1,770,006	$1,770,006	$498,734	$1,099,783	$3,368,523
Net Income	—	—	—	1,834,088	1,834,088
Dividends declared	—	—	—	(725,701)	(725,701)

Balance at December 31, 2003	1,770,006	$1,770,006	$498,734	$2,208,170	$4,476,910
Net income	—	—	—	1,308,314	1,308,314
Dividends declared	—	—	—	(712,171)	(712,171)

Balance at December 31, 2004	1,770,006	1,770,006	498,734	2,804,313	5,073,053
Net income	—	—	—	928,556	928,556
Dividends declared	—	—	—	(1,131,034)	(1,131,034)
Balance at December 31, 2005	1,770,006	$1,770,006	$498,734	$2,601,835	$4,870,575

PALMETTO REAL ESTATE TRUST

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003

	2005	2004	2003
Cash from operating activities:
Net income	$928,556	$1,308,314	$1,834,088
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	410,346	386,113	325,890
Amortization of intangible assets	80,086	—	—
Amortization of deferred loan expense	22,120	20,660	14,556
Loss (gain) on sale of real estate	10,000	(607,348)	(1,093,874)
Net changes in operating assets and liabilities:
Rent receivable	(87,383)	(8,660)	9,273
Prepaid expense	(4,921)	(4,406)	(6,732)
Accounts payable and accrued expenses	6,015	(7,641)	(8,694)
Net cash provided by operating activities	1,364,819	1,087,032	1,074,507
Cash from investing activities:
Property additions and improvements	(146,995)	(3,581,438)	(1,615,809)
Restricted cash	—	1,143,457	(1,143,457)
Proceeds from sale of property	—	607,348	1,543,821
Collections on mortgage notes receivable	—	4,964	155,422
Net cash used in investing activities	(146,995)	(1,825,669)	(1,066,023)
Cash from financing activities:
Net (repayments) advances from line of credit	(200,000)	200,000	(75,000)
Deferred loan costs	—	(8,629)	(51,229)
Collections of notes receivable	159,705	—	—
Principal payments on mortgage notes	(328,356)	(300,408)	(2,351,273)
Proceeds from mortgage notes	—	1,600,000	3,350,000
Payment of dividends	(761,103)	(712,171)	(725,701)
Net cash (used in) provided by financing activities	(1,129,754)	778,792	146,797
Net increase in cash	88,070	40,155	161,281
Cash at beginning of year	340,817	300,662	139,381
Cash at end of year	$428,887	$340,817	$300,662

Supplemental disclosures of cash flow information:
Cash paid during the year:
Interest	$561,422	$556,141	$482,386

Income taxes	$15,728	$18,920	$32,670

Non-cash investing and financing activities:
Accrued dividends	$369,931	0	0

PALMETTO REAL ESTATE TRUST

BALANCE SHEET

FOR THE SIX MONTHS ENDED JUNE 30, 2006

2006
(unaudited)
ASSETS
Real estate investments, at cost:
Rental property, net of accumulated depreciation	$13,615,989
Timberlands	14,864

Total real estate investments	13,630,853

Other assets:
Cash	343,121
Rent receivable	105,942
Prepaid expense	9,559
Intangible asset, net of accumulated amortization	166,619
Deferred loan expense, net of accumulated amortization	19,890

Total other assets	645,131

Total assets	$14,275,984

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes payable	9,049,346
Accounts payable and accrued expenses	151,040
Accrued dividends	—

Total liabilities	9,200,386

Shareholders' equity:
Shares of beneficial interest, $1 stated value; 5,000,000 shares
authorized; 1,770,006 shares issued and outstanding	1,770,006
Capital surplus	498,734
Undistributed earnings	2,806,858

Total shareholders' equity	5,075,598

Total liabilities and shareholders' equity	$14,275,984

PALMETTO REAL ESTATE TRUST

STATEMENTS OF INCOME AND UNDISTRIBUTED EARNINGS

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	Six months ended
	June 30, 2006	June 30, 2005
	(Unaudited)	(Unaudited)
Income:
Rental income	$1,270,864	$1,468,562
Other income	2,098	234

Total income	1,272,962	1,468,796

Expenses:
Depreciation and amortization	219,858	252,802
Interest	268,225	254,491
Repairs and maintenance	41,380	48,851
Property taxes	117,500	105,792
General and administrative	255,253	115,836

Total expenses	902,216	777,772

Income before income taxes	370,746	681,024
Income tax expense	6,500	14,400

Net income	364,246	666,624
Undistributed earnings, beginning	2,601,835	2,804,313
Dividends declared and paid	(159,223)	(336,302)

Undistributed earnings, ending	$2,806,858	$3,134,635

Basic earnings per share of
beneficial interest	$0.21	$0.38
Weighted average shares outstanding	1,770,006	1,770,006
Cash dividends declared per share	$0.09	$0.19

PALMETTO REAL ESTATE TRUST

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	Six Months Ended June 30,
	2006	2005
	(Unaudited)	(Unaudited)
Cash from Operating activities
Net income	$364,246	$666,624
Adjustments to reconcile net income to net cash provided by operating activities
Activities
Depreciation expense	187,818	183,526
Amortization of intangibles	22,986	57,100
Amortization of deferred expenses	9,054	12,176
Changes in accounts:
Rent receivable	(7,509)	(87,763)
Prepaid expense	6,500	—
Accounts payable and accrued expenses	17,263	(17,374)

Net cash provided by operating activities	600,358	824,289
Cash from investing activities
Property additions and improvements	—	(126,391)
Collections on mortgage notes receivable	—	159,705

Net cash provided by investing activities	—	33,314
Cash from financing activities
Repayments on line of credit	—	(200,000)
Principal payments on mortgage notes payable	(4,554,874)	(160,797)
Loan costs associated with new debt	(12,096)	—
Proceeds from mortgage notes payable	4,410,000	—
Payment of dividends	(369,931)	(177,001)

Net cash used for financing activities	(529,154)	(336,302)

Net (decrease) increase in cash	(85,766)	160,504
Cash, beginning of period	428,887	340,817

Cash, end of period	$343,121	$501,321

 PALMETTO REAL ESTATE TRUST

INCOME PER COMMON SHARE FROM CONTINUING OPERATIONS

	June 30, 2006	March 31, 2006	December 31, 2005	December 31, 2004
Income from continuing operations	$370,746	$201,036	$949,456	$719,466
Common shares outstanding	1,770,006	1,770,006	1,770,006	1,770,006
Income per common share from continuing operations	$0.21	$0.11	$0.54	$0.41

 PALMETTO REAL ESTATE TRUST

BOOK VALUE PER SHARE

	June 30, 2006	March 31, 2006	December 31, 2005	December 31, 2004
Stockholders equity	$5,075,598	$5,068,111	$4,870,575	$5,073,053
Common shares outstanding	1,770,006	1,770,006	1,770,006	1,770,006
Book value per share	$2.87	$2.86	$2.75	$2.87

 PALMETTO REAL ESTATE TRUST

RATIO OF EARNINGS TO FIXED CHARGES

	June 30, 2006	March 31, 2006	December 31, 2005	December 31, 2004
Fixed Charges
—Interest	$268,225	$136,109	$556,402	$560,632
—Amortization expense	9,054	4,971	22,120	20,660
—Interest within in rental expense	—	—	—	—
—Preference security dividend requirements	—	—	—	—

Total fixed charges	$277,279	$141,080	$578,522	$581,292
Earnings
Add:
—Pre-tax income from continuing operations	$370,746	$201,036	$949,456	$719,466
—Fixed charges	277,279	141,080	578,522	581,292
—Amortization of capitalized interest	—	—	—	—
—Distributed income of equity investees	—	—	—	—
—Pre-tax losses of equity investees	—	—	—	—

	$648,025	$342,116	$1,527,978	$1,300,758
Less:
—Interest capitalized	$—	$—	$—	$—
—Preference security dividend requirements	—	—	—	—
—Minority interest	—	—	—	—

	$—	$—	$—	$—
Earnings	$648,025	$342,116	$1,527,978	$1,300,758

Ratio of Earnings to Fixed Charges	2.34	2.42	2.64	2.24

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Securities and Exchange Commission allows the Trust to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.

        Pursuant to the Securities Exchange Act of 1934, we currently filed annual and quarterly reports with the Securities and Exchange Commission. Our annual report on Form 10-K for the fiscal year ended December 31, 2005, filed pursuant to Section 13 of the Securities Exchange Act of 1934, includes financial statements and schedules and is incorporated herein by reference. Our most recent quarterly report on Form 10-Q for the six month period ended June 30, 2006, filed pursuant to Section 13 of the Exchange Act, also includes financial statements and schedules that are incorporated herein by reference. The Trust's 10-K was filed with the Securities and Exchange Commission on April 13, 2006 and an amendment to the 10-K was filed on May 11, 2006, and its latest 10-Q was filed with the Securities and Exchange Commission on August 14, 2006. We undertake to deliver promptly, without charge, upon the written or oral request of any shareholder, a separate copy of our annual report on Form 10-K or our quarterly report on Form 10-Q. Requests should be submitted to Ted LeCroy, Palmetto Real Estate Trust, 45 Liberty Lane, Greenville, South Carolina 29607.

        This document incorporates by reference the documents listed below that the Trust has filed previously with the Securities and Exchange Commission. They contain important information about the Trust and its financial condition.

  •
  The Trust's Annual Report to Shareholders filed with the Trust's Form 10-K for the fiscal year ended December 31, 2005; and

  •
  "Part I—Financial Information" of the Trust's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

        We have not authorized anyone to give any information or make any representation about the transaction or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the Securities and Exchange Commission. If anyone does give you different or additional information, you should not rely on it.

By Order of the Board of Trustees
W. J. Ables Chairman of the Board Greenville, South Carolina

                                    , 2006

APPENDIX A

CURRENT DECLARATION OF TRUST

Section 6.7 as existing on August 1, 2006:

SECTION 6.7    Transfer of Shares.

        Shares shall be transferable on the records of the Trust (other than pursuant to Section 6.8) only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of the certificate therefore, properly endorsed or accompanied by a duly executed instrument of transfer, together with such evidence of the genuineness of each such endorsement, execution, and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee, and in cash of a transfer of only a part of the Shares represented by any certificate, a new certificate for the residue thereof, shall be issued to the transferor. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of the proposed transfer.

Section 6.17 as existing on August 1, 2006:

SECTION 6.17    Redemption of Shares; Disclosure of Holding.

        If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares of the Trust has or may become concentrated in any individual or individuals to an extent which would disqualify the Trust as a Real Estate Investment Trust then the Trustees shall have the power by lot or other means deemed equitable to them (i) to call for redemption a number of concentrated Shares sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares of the Trust into conformity with the requirements for such qualifications and (ii) to refuse to transfer Shares to any person whose acquisition of the Shares in question would be in the opinion of the Trustees result in such disqualification. The redemption price shall be equal to the fair market value of the Shares as reflected in the latest bid quotation for the Shares (if then traded over-the-counter) or the closing sale price (if then listed on a national securities exchange) as of the business day preceding the day on which notice of redemption is sent, or, if no quotations or closing sale price for the Shares are available, as determined in good faith by the Trustees. From and after the date fixed for redemption by the Trustees, the holder of any Shares so called for redemption shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares excepting only the right to payment of the redemption price fixed as aforesaid. For the purpose of this Section 6.17, the terms "individual" and "ownership" of Shares shall be defined in accordance with or by reference to the qualification requirements of the REIT Provisions of the Internal Revenue Code.

        The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

AMENDMENTS TO THE AMENDED AND RESTATED DECLARATION OF TRUST

Section 6.7 is proposed to be amended and restated in its entirety as follows:

SECTION 6.7    Restrictions on Transfer of Shares.

        (a)   No transfer (by sale, gift, death, or otherwise) of any Shares may be made by any person except in compliance with all the restrictions on transfer contained in this Section 6.7, as in effect at the time of the proposed transfer. Shares may be transferred to a person who is already a Shareholder of record. For purposes of this Section 6.7, a holder shall include the estate of a deceased shareholder.

        (b)   Except as provided in Section 6.7(f), no Shareholder may transfer any shares owned by such Shareholder to any person who is not already a holder of record of Shares, unless such Shareholder (the "Offering Shareholder") shall first submit a written offer (the "Purchase Offer") to the Trust and comply with all other applicable provisions of this Section 6.7. Each such Purchase Offer shall (1) identify the person to which the Offering Shareholder proposes to sell the Shares, (2) specify the terms and conditions of the proposed sale including the price per Share and the number of Shares offered for sale (the price per Share multiplied by the number of Shares offered for sale equals the "Offering Price") by the Offering Shareholder, and (3) grant the Trust the right to purchase such Shares at the Repurchase Price (as defined in Section 6.7(g)) then in effect. The Trust, by a vote of two-thirds of the Trustees, shall have the right to assign this Purchase Offer to one or more persons in their discretion, in which case such persons shall take the place of the Trustees for purposes of the following provisions.

        (c)   The Trust (or its assignee), shall have 30 days following its receipt of the Purchase Offer to elect to purchase all or any of the shares at the Repurchase Price. If the Trust does not give notice to the Offering Shareholder within the applicable notice period, the Trust will be deemed to have elected not to purchase any of the Shares, and the Offering Shareholder shall have the right to sell or otherwise transfer the Shares to the person identified in the Purchase Offer at no less than the Offering Price and on terms and conditions no more favorable to such proposed purchaser than those in the Purchase Offer (but subject to compliance with the other restrictions contained in this Section 6.7, including Section 6.7(a)). Any such sale must be made within 120 days following the date of the initial Purchase Offer. Any Shareholder proposing to sell any Shares after such 120-day period, or to a different purchaser, or at a lower price, or on terms and conditions more favorable to the purchaser than those specified in the offer, must first comply again with the requirements of this Section 6.7.

        (d)   If the Trust, by vote of two-thirds of the Trustees, elects to purchase all or any of the Shares, then the notice notifying the Offering Shareholder of such election shall, when taken in connection with the Purchase Offer, be deemed to constitute a valid, legally binding, and enforceable agreement for the sale and purchase of such Shares at the Repurchase Price. Any purchase of Shares pursuant to this Section 6.7 shall take place on the 15th calendar day (or the following business day, if the 15th day is not a business day) after the Trust make this election, or at such other time, and at such place, as the parties to the transaction may agree.

        (e)   Any attempted transfer of Shares, whether by gift, by death, or otherwise, in a manner that is not in compliance with all the restrictions on transfer contained in this Section 6.7 shall not be valid and binding upon the Trust. The Trust shall be entitled to refuse to register the name of any transferee of Shares as an owner thereof on its records if the transfer of such Shares was effected without compliance with these provisions or the price or terms pursuant to which such transferee acquired such Shares were more favorable to such transferee than those offered to the Trust, and the Trust may require a written statement from such transferee confirming the amount which the transferee paid for the Shares and the terms of the purchase. In addition, the Trust shall have the option to redeem at any time (at the Repurchase Price then in effect) any Shares which were purported to have been transferred in violation of these provisions.

        (f)    The right of first refusal restriction contained in Section 6.7(b) shall not apply to a Shareholder or the estate of a deceased Shareholder who transfers some or all of his or her Shares in compliance with Section 6.7: (1) to his or her spouse, children, grandchildren, or great grandchildren or to a trust or trusts for the benefit of such party or parties; or (2) to a charitable organization qualified by the Internal Revenue Service as a 501(c)(3) organization, provided, however, in the event of a gift to an organization identitified in 6.7(f)(2) the Trust shall have at all times the option to repurchase the Shares at the Repurchase Price in effect at the time the Trust gives notice to such organization that it intends to exercise its repurchase right. In addition, the restrictions contained in this Section 6.7, including the Trust's right of first refusal on subsequent transfers, shall continue to apply to any Shares transferred pursuant to this Section 6.7(f).

        (g)   The Repurchase Price shall be equal to the fair market value of the Shares as reflected in the latest bid quotation for the Shares (if then traded over-the-counter) or the closing sale price (if then listed on a national securities exchange) as of the business day preceding the day on which the Purchase Offer is sent, or, if no quotations or closing sale price for the Shares are available, the Offering Price, as defined in Section 6.7(b). The value of the Shares as determined hereby, as such provision may be amended from time to time, shall serve as the Repurchase Price of any Shares subject to the Trust's right of repurchase under this Section 6.7.

        (h)   The Trust, by vote of two-thirds of the Trustees, shall have the right to waive any of the provisions in this Section 6.7, including the minimum number of Shares that may be transferred to any person, for any reason in the Trustee's sole discretion.

Section 6.17 proposed to be amended and restated in its entirety as follows:

SECTION 6.17    Redemption of Shares; Disclosure of Holding.

        (a)   Upon approval and filing of the Amended and Restated Declaration of Trust, the Trustees shall have the right to redeem Shares from all Shareholders holding fewer than 1,000 Shares at a certain record date set by the Board of Trustees and at a valuation as determined by resolution of the Board of Trustees; provided, however, Shareholders holding fewer than 1,000 Shares at that certain record date shall be entitled to dissenters' rights under Chapter 13 of the South Carolina Business Corporation Act.

        (b)   If (i) at any time the Trust shall have more than 200 holders of record (as such term is used in connection with determining whether the Trust must register a class of its securities under Section 12(g) of the Securities Exchange Act of 1934) of any class of securities, including Shares of beneficial interest or (ii) the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares of the Trust has or may become concentrated in any individual or individuals to an extent which would disqualify the Trust as a Real Estate Investment Trust, then the Trustees shall have the right to:

          (1)   redeem such number of Shares of that class of securities as may be necessary to reduce the number of holders of record of such class of securities to no more than 200;

          (2)   in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares of the Trust into conformity with the requirements for qualification of the Trust as a Real Estate Investment Trust;

          (3)   refuse to transfer Shares to any person whose acquisition of the Shares in question would, in the opinion of the Trustees, result in the disqualification of the Trust as a Real Estate Investment Trust.

        (c)   If the Trust elects to redeem shares pursuant to Section 6.17(b)(1), the Trust shall not be obligated to redeem Shares from all Shareholders equally, but instead shall apply this right of redemption first to those Shareholders holding the smallest number of Shares.

        (d)   If the Trust elects to redeem Shares pursuant to Section 6.17(b)(2), the Trust shall only be obligated to redeem Shares from the individual or individuals whom the Trustees believe, by virtue of their direct or indirect ownership of Shares, would disqualify the Trust as a Real Estate Investment Trust.

        (e)   The redemption price shall be equal to the fair market value of the Shares as reflected in the latest bid quotation for the Shares (if then traded over-the-counter) or the closing sale price (if then listed on a national securities exchange) as of the business day preceding the day on which notice of redemption is sent, or, if no quotations or closing sale price for the Shares are available, as determined in good faith by the Trustees.

        (f)    If the Trustees elect to exercise this redemption right, the Trustees shall provide written notice to each affected Shareholder at the Shareholder's address as set forth in the records of the Trust. Such notice shall state the date fixed for redemption and the redemption price and shall call upon the Shareholder to surrender to the Trust on the redemption date at the place designated in the notice such Shareholder's certificate or certificates representing the securities to be redeemed. On or after the redemption date, each such shareholder shall surrender its certificate or certificates to the Trust at the place designated in such notice in exchange for payment of the redemption price. Such certificates, if required, shall be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank. If any Shareholder shall fail to tender its securities as provided above, the Trust shall have the right to cancel such shares upon its books and to pay to such Shareholder the redemption price for such shares. Any such cancelled shares shall for all purposes be considered to have been redeemed as provided herein.

        (g)   From and after the date fixed for redemption by the Trustees, the holder of any Shares so called for redemption shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares excepting only the right to payment of the redemption price fixed as aforesaid. For the purpose of this Section 6.17, the terms "individual" and "ownership" of Shares shall be defined in accordance with or by reference to the qualification requirements of the REIT Provisions of the Internal Revenue Code.

        (h)   The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

APPENDIX B

CHAPTER 13 OF THE
SOUTH CAROLINA BUSINESS CORPORATION ACT

CHAPTER 13.
DISSENTERS' RIGHTS

ARTICLE 1.
RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SECTION 33-13-101.    Definitions.

        In this chapter:

          (1)   "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2)   "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.

          (3)   "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

          (4)   "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

          (5)   "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (6)   "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

          (7)   "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 33-13-102.    Right to dissent.

        (A)  A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

          (1)   consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

          (2)   consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

          (3)   consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

          (4)   an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

            (i)    alters or abolishes a preferential right of the shares;

            (ii)   creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

            (iii)  alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

            (iv)  excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

            (v)   reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

          (5)   in the case of corporations which are not public corporations, the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;

          (6)   any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the Board of Trustees provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

        (B)  Notwithstanding subsection (A), no dissenters' rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

SECTION 33-13-103.    Dissent by nominees and beneficial owners.

        (a)   A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

        (b)   A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

ARTICLE 2.
PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SECTION 33-13-200.    Notice of dissenters' rights.

        (a)   If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

        (b)   If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

SECTION 33-13-210.    Notice of intent to demand payment.

        (a)   If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

        (b)   A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

SECTION 33-13-220.    Dissenters' notice.

        (a)   If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

        (b)   The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

          (1)   state where the payment demand must be sent and where certificates for certificated shares must be deposited;

          (2)   inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

          (3)   supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

          (4)   set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

          (5)   be accompanied by a copy of this chapter.

SECTION 33-13-230.    Shareholders' payment demand.

        (a)   A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

        (b)   The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

        (c)   A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

SECTION 33-13-240.    Share restrictions.

        (a)   The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

        (b)   The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION 33-13-250.    Payment.

        (a)   Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

        (b)   The payment must be accompanied by:

          (1)   the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2)   a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

          (3)   an explanation of how the interest was calculated;

          (4)   a statement of the dissenter's right to demand additional payment under Section 33-13-280; and

          (5)   a copy of this chapter.

SECTION 33-13-260.    Failure to take action.

        (a)   If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

        (b)   If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

SECTION 33-13-270.    After-acquired shares.

        (a)   A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

        (b)   To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

SECTION 33-13-280.    Procedure if shareholder dissatisfied with payment or offer.

        (a)   A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

          (1)   dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

          (2)   corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

          (3)   corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

        (b)   A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

ARTICLE 3.
JUDICIAL APPRAISAL OF SHARES

SECTION 33-13-300.    Court action.

        (a)   If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

        (b)   The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

        (c)   The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

        (d)   The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        (e)   Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

SECTION 33-13-310.    Court costs and counsel fees.

        (a)   The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

        (b)   The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1)   against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

          (2)   against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

        (c)   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

        (d)   In a proceeding commenced by dissenters to enforce the liability under Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

APPENDIX C

STRATEGIC VALUATION REPORT

APPENDIX C

Strategic Valuation Report for Palmetto Real Estate Investment Trust Prepared by April 2006

Table of Contents Page # Qualification 3 Purpose 4 Valuation Methodology Definitions 5 I. Palmetto Real Estate Trust – Business Description 6 II. REIT Industry Overview 13 III. Guideline Public Company Trading Analysis 23 IV. Guideline Transactions Analysis 42 V. Discounted Cash Flow Approach 49 VI. Premiums and Discounts 52 VII. Summary of Valuations 55 VIII. Glossary of Terms 58

Qualification This Strategic Valuation Report is not intended to be and should not be read as the opinion of Watermark Advisors, LLC. (“WAL”) or its employees regarding the value which would result from a purchase or sale of Palmetto Real Estate Trust (the “Company”). Rather, the analysis indicates what WAL believes to be the value range which a buyer or seller would consider paying for a business with the operating and asset characteristics of the Company. The actual value realizable in a buy or sale transaction is necessarily dependent on market and industry factors affecting the seller and prospective buyers as they exist at the time a transaction is consummated. The value ranges referenced in this report are indicative of the values implied by the application of recent market and transaction multiples (adjusted based on the deemed degree of comparability) to the Company’s operating performance.

Purpose The purpose and intended use of this strategic valuation report is to evaluate the fair market value of 100% of the capital stock of the Company as of December 31, 2005 (the “Valuation Date”). We have no responsibility to update this report for events and circumstances occurring after the Valuation Date. Fair Market Value is defined as “the price at which property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under compulsion to sell, assuming both parties have reasonable knowledge of relevant facts.” Valuing a company is not an exact science. The ultimate value that will be realized for a company is a function of many factors including, but not limited to, 1) the nature of the buyers and the value that they perceive for the company, 2) market conditions as of the valuation date and 3) the process used to market the interest in the business. However, there are standard valuation methodologies that are used by most sophisticated buyers, so it is possible to estimate the price range that an informed buyer would likely pay for part or all of a company in an arms-length transaction subject to the circumstances surrounding the purpose of the sale and prevailing market conditions.

Valuation Methodologies Definitions 1. Guideline Public Trading Analysis: 2. Guideline Transaction Analysis: 3. Discounted Cash Flow Analysis: Comparison of relative valuation levels for a select group of publicly traded companies in the same or similar industries. Comparison of relative valuation levels of transactions in the same industry where equity interest is sold. Present value of an expected future stream of cash flows discounted at the weighted average cost of capital.

Palmetto Real Estate Investment Trust

Palmetto REIT – Business Description Palmetto Real Estate Trust is organized as a qualified real estate investment trust under the Internal Revenue Code, Section 856, and under the state laws of South Carolina. The Trust is located in Greenville, South Carolina and was formed in 1972. The ownership of the equitable interest in the Trust is evidenced by shares of beneficial interest. At December 31, 2005, there are 1,770,006 shares outstanding. The primary business of the Trust is the ownership, development and rental of various commercial property for restaurants, department stores, convenience food stores, grocery stores and various other retail establishments. The Trust derives more than 98 percent of its gross income from rents received on leases with terms ranging up to twenty years with many including renewal options ranging from one to five years. The Trust has no full-time employees and is engaged in no lines of business other than real estate investments. The following pages highlight each of the properties owned and managed by Palmetto Real Estate Trust, used to derive operating performance.

Palmetto REIT – Key Data on Portfolio Properties GLA is an acronym for gross leaseable area. In table above, column on far right highlights properties where leases are expiring within the next twenty-four months. Most properties highlighted in this table refer to a specific store. However, the Pleasantburg Shopping Center is a free standing strip center with multiple stores, of which twenty-one stores’ leases will expire within the next twenty-four months. Annualized Location Tenant GLA Annualized Base Base GLA expiring Rent in 2005 Rent in % Rent psf $ in next 24 months 1307 Richland Ave., Sumter SC Speedy Cash of SC 2,344 $10,560 0.44% $4.51 Y 405 S. Pleasantburg, Greenville, SC Rent Smart 3,600 $5,729 0.24% $1.59 N Reidville Rd., Spartanburg, SC Jones Auto Detail 1,632 $3,996 0.17% $2.45 Y Haywood Rd., Greenville, SC Enigma Spinx 8,500 $134,400 5.60% $15.81 N Venture Park, Greenville, SC Andy Oxy & Jaguar South 9,200 $27,600 1.15% $3.00 Y Pleasantburg Shopping Center 29 different tenants 162,000 $588,688 24.51% $3.63 21 stores Greenville, SC I-85, Spartanburg, SC Lil Cricket Food Stores 4,000 $27,144 1.13% $6.79 Y Roper Mtn Rd. Greenville, SC BP Oil Station 2,000 $63,750 2.65% $31.88 Y Laurens Rd., Greenville, SC Family Alteration Shop 3,000 $25,800 1.07% $8.60 Y Before-N-After Salon La Alegria

Palmetto REIT – Key Data on Portfolio Properties Annualized Location Tenant GLA Annualized Base Base GLA expiring Rent in 2005 Rent in % Rent psf $ in next 24 months Transit Drive, Greenville, SC 6,700 $39,540 1.65% $5.90 Y Greer, SC Lesco, Inc. 6,000 $33,000 1.37% $5.50 Y 236 E. Blackstock Rd. Tireama, Inc. 3,000 $42,000 1.75% $14.00 N Spartanburg, SC 90 Sunbelt Blvd. Atlas Services 20,000 $82,800 3.45% $4.14 Y Columbia, SC Mauldin, SC Atlas Services 17,500 $73,800 3.07% $4.22 Y 255 Echelon Rd. TruGreen Chemlawn 17,500 $100,500 4.19% $5.74 Y Greenville, SC Taylors Point Shopping Center 15 retailers 45,922 $354,425 14.76% $7.72 10 stores Greenville, SC Potomac Place Shopping Center 6 retailers 23,486 $130,344 5.43% $5.55 4 stores Greenville, SC Irmo, SC Sunshine House 8,750 $126,876 5.28% $14.50 N

Palmetto REIT – Key Data on Portfolio Properties Annualized Location Tenant GLA Annualized Base Base GLA expiring Rent in 2005 Rent in % Rent psf $ in next 24 months Greenville, SC FedEx Ground Packaging 95,488 $24,097 1.00% $0.25 N Mt. Pleasant, SC Sunshine House 8,750 $128,713 5.36% $14.71 N Greenwood, SC Fred's Inc. 20,748 $82,004 3.41% $3.95 N 1210 Poinsett Highway Sawyer Electronics 12,227 $18,000 0.75% $1.47 Y Greenville, SC 1208 Poinsett Highway Nolan Printing Company 3,900 $9,600 0.40% $2.46 Y Greenville, SC Ridgeview Center 7 retailers 33,395 $267,988 11.16% $8.02 4 stores Laurens, SC

Palmetto REIT – Sample Properties Pleasantburg Shopping Center Potomac Place Taylors Pointe Shopping Center

Summary Financials – Palmetto REIT Actual Projected 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 # of Properties 19 19 22 24 24 24 24 24 24 24 24 Revenues 2,098,263 2,138,299 2,273,737 2,666,470 2,557,173 2,636,394 2,637,542 2,658,002 2,752,818 2,746,416 2,750,814 % Growth 1.91% 6.33% 17.27% -4.10% 3.10% 0.04% 0.78% 3.57% -0.23% 0.16% Gross Profit 2,098,263 2,138,299 2,273,737 2,666,470 2,557,173 2,636,394 2,637,542 2,658,002 2,752,818 2,746,416 2,750,814 % Of Net Sales 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% Operating Expenses 206,049 230,832 251,828 313,525 427,176 330,317 345,431 305,670 316,574 315,838 316,344 % Of Net Sales 9.82% 10.80% 11.08% 11.76% 16.70% 12.53% 13.10% 11.50% 11.50% 11.50% 11.50% EBITDA 1,736,931 1,586,373 1,686,871 2,018,410 1,775,493 1,940,482 1,926,354 1,983,712 2,054,349 2,056,580 2,070,356 % Of Net Sales 82.78% 74.19% 74.19% 75.70% 69.43% 73.60% 73.04% 74.63% 74.63% 74.88% 75.26% Depreciation & Amortization 298,090 340,446 406,773 410,346 419,526 427,952 438,202 447,857 455,000 462,857 471,429 % Of Net Sales 14.21% 15.92% 17.89% 15.39% 16.41% 16.23% 16.61% 16.85% 16.53% 16.85% 17.14% EBIT 1,438,841 1,245,927 1,280,098 1,608,064 1,355,966 1,512,530 1,488,153 1,535,855 1,599,349 1,593,723 1,598,928 % of Net Sales 68.57% 58.27% 56.30% 60.31% 53.03% 57.37% 56.42% 57.78% 58.10% 58.03% 58.13% Capital Expenditures 298,649 115,809 106,438 146,995 200,000 175,000 200,000 225,000 250,000 275,000 300,000 % of Net Sales 14.23% 5.42% 4.68% 5.51% 7.82% 6.64% 7.58% 8.47% 9.08% 10.01% 10.91%

REIT Industry Overview

REIT Qualifications In order for a company to qualify as a REIT, it must comply with certain provisions within the Internal Revenue Code. As required by the Tax Code, a REIT must: Be an entity that is taxable as a corporation Be managed by a board of directors or trustees Have shares that are fully transferable Have a minimum of 100 shareholders Have no more than 50 percent of its shares held by five or fewer individuals during the last half of the taxable year Invest at least 75 percent of its total assets in real estate assets Derive at least 75 percent of its gross income from rents from real estate property or interest on mortgages on real property Have no more than 20 percent of its assets consist of stocks in taxable REIT subsidiaries Pay annually at least 90 percent of its taxable income in the form of shareholder dividends

REITs Further Defined There are roughly 600 Real Estate Investment Trusts in the United States today, with combined annual revenue of over $20 billion. The value of all real estate owned by REITs is close to $500 billion. 198 REITs are publicly traded. Following strong market consolidation, the industry has become concentrated at the top: the 20 largest companies hold more than 50% of the market. Generally, the larger REITs are publicly traded, while smaller entities are privately held. While Real Estate Investment Trusts are located in every major metropolitan area across the country, the industry shows some geographic preferences. 28.9% of all REITs are located in the southeast region. The following graph indicates the relative importance of the REIT industry throughout the United States by highlighting the geographic spread of REITs. Source: IBISWorld Southeast 28% Far West 19% Southwest 18% Mideast 14% Great Lakes 10% New England 5% Plains 4% Rocky Mountains 2%

Various Types of Equity REITs There are several types of equity REITs, commonly divided by property sector, and even further defined by subsector: Industrial/Office- The largest sector, with a 27% share of the REIT market, includes office buildings with multiple tenants; freestanding single-tenant offices; industrial property (manufacturing, warehouses, distribution centers); and mixed (a combination of industrial and office space). Residential- The residential sector can include manufactured homes as well as multi-family dwellings such as apartment houses or condominium complexes. Lodging/Resorts- This sector includes hotel, motel, and resort properties. Self Storage- The self storage sector includes public storage facilities available on a monthly or yearly lease for customers needing temporary storage of household or business items. Health Care- Hospitals, medical office complexes, nursing homes and assisted living facilities are all included under the Health Care REIT umbrella. Specialty- This sector is reserved for properties that defy classification based on industry standards. Examples include golf course REITs and casino REITs. Retail- The retail sector is the second largest at 26%, and can be further divided into three subsectors: regional malls, shopping centers, and freestanding retail property. Tenants of Regional Malls are most often national or regional chains. Shopping Center tenants can be national or regional chains as well as local operators. Freestanding retail properties, as the name suggests, are stand-alone buildings which house restaurants, stores, banks, and the like.

Breakdown of REIT Investment Nationwide Breakdown of REIT Investments Nationwide as of December 2005 Source: NAREIT specialty, 4.00% residential, 17.00% office, 20.00% industrial, 7.00% mixed, 4.00% shopping centers, 12.00% regional malls, 14.00% diversified, 7.00% health care, 5.00% lodging/resorts, 6.00% self storage, 4.00%

S.C. Market Current Conditions – Upstate The Greenville/Spartanburg market is down, but not out. Its market statistics remain lower than regional and national averages and while the total area is a long way from complete economic recovery, each submarket is seeing improvement. For example, in the office submarket, downtown Greenville is surging, yet development in the suburbs and industrial sector is slow. In the retail sector, vacancy is well above national and regional levels. However, local lenders have been aggressive with project financing, and this trend has been affecting development positively. Finally, in the multifamily submarket, activity has been increasing but rent rates are largely stagnant. While each submarket in the area has its mix of positives and negatives, the overall market is slowly, yet surely, on the rise. The Upstate retail market continues to maintain a vacancy rate well above the regional and national averages. The overall vacancy of 11.3 percent for the fourth quarter of 2005 was up from the 10.3 percent reported for the same period in 2004, but down from 12.1 percent in 2003. Reis Inc. reports an overall vacancy rate of 6.8 percent on a regional basis and a national average vacancy rate of 7.1 percent.

S.C. Market Current Conditions – Greenville Greenville shopping centers built after 1994 are experiencing the lowest average vacancy rate of 3.8 percent. Those built between 1980 and 1989 reflect the highest average vacancy of 14 percent according to Reis, Inc. Currently, the average asking rent is $10.41 per square foot for non-anchor space, which is approximately 2.4 percent higher than in 2003. While this may be seen as a positive sign, the average is still less than the average asking rent in 2000 of $10.50 per square foot. With more than 14 million square feet of retail space, Greenville/Spartanburg is the Upstate’s largest retail market. More than 1.7 million square feet has been added to inventory since 2003, and another 1.5 million square feet is forecasted to be delivered by the end of 2006, according to Grubb & Ellis/The Furman Co. The majority of new retail growth is expected to be in the Woodruff Road corridor. New retail construction is expected to drive the overall vacancy rate higher as big box retailers relocate to new centers, leaving large vacated space behind, a challenge not unique to this market. At present, there are more vacant big box spaces than there are tenants interested in occupying them. According to sources at Colliers Keenan Goldsmith, the employment base in the Greenville sector is growing at a rate of 1.3 percent, reflected by retail trade’s increasing importance to the local economy. As the retail market continues to expand, developers will face difficulties in finding attractive sites for future projects. The land is becoming scarce and same growth rate experienced in the past is not expected to continue in 2006.

S.C. Market Current Conditions – Greenville The rise in interest rates and construction costs have contributed to the declining growth. These factors, combined with volatile energy prices and a slowing of new housing construction, signal not only a slowdown in retail growth, but probable decreases in consumer spending as well. However, occupancies in the retail market are expected to remain steady, and due to rising landlord costs in a tight market, rents are expected to rise.

S.C. Market Current Conditions – Columbia The retail market in Columbia, South Carolina surpassed the 10 million square feet mark in 2005. The market absorbed 116,200 square feet over the second half of 2005, bringing annual absorption to 616,000 square feet. The year-end occupancy fell slightly to 91.65% due to remaining vacancies in new construction and vacant big boxes in weaker submarkets, according to Colliers Keenan Goldsmith. Newly constructed space is commanding a premium rental rate due to increased construction and landlord costs. This, coupled with low availability in prime retail areas, has pushed the average quoted rental rates up to $12.86 per square foot, an increase from $12.39 per square foot at mid-year 2005 and $12.14 per square foot at year-end 2004. Columbia’s retail economy continued to perform well over 2005, but rising energy costs and increased rates on credit cards may quell consumer spending in 2006. Gas prices may reduce extra shopping trips and a value-conscious consumer will be more inclined to shop at discount stores. Any new retail developments in the Columbia area are expected to follow population growth, with the Northeast and Southeast submarkets drawing the most attention, according to Colliers Keenan Goldsmith. As Columbia’s consumer remains value-oriented, national discount stores will possibly expand their presence.

S.C. Market Current Conditions – Charleston The Charleston Metropolitan Statistical Area (MSA) continues to enjoy healthy, robust growth in the retail sector. A Colliers Keenan Goldsmith survey indicates that the retail market in the Charleston MSA has now exceeded 12.5 million square feet. In keeping with this trend of expansion, occupancy rates for the MSA hovered at 90.5%. As in other markets in the Southeast, newly constructed space is commanding “top of the market” rents due to high demand, rising construction prices and impact fees levied by municipalities. Consistent growth in population, growing employment and the overall “cache” of Charleston has caused retailers, both existing and new, to continue to seek additional sites. The Charleston retail market has many factors currently driving its momentum. Charleston is ranked sixth in Travel & Leisure Magazine’s “2005 World’s Best Cities Award”. A large and steady stream of new residents relocating to this historic coastal city has driven demand for housing and retail space. The overall charm of downtown Charleston, particularly King Street retail, continues to expand its reputation. There are several ambitious new road projects planned and implemented throughout the area to accommodate growth. With population growing at an exorbitant rate, the Charleston retail market will continue to tighten and rents will push upward due to high demand. The market will be forced to deliver new product to keep up with the growing population. With higher demand and new space, Colliers Keenan Goldsmith expects average suburban retail rents to exceed $14.00 per square foot by mid-year 2006.

Guideline Public Company Trading Analysis – Palmetto Real Estate Investment Trust

Business Descriptions – Acadia Realty Trust Acadia Realty Trust (NYSE:AKR) is a fully integrated, self-managed and self-administered equity REIT focused primarily on the ownership, acquisition, redevelopment and management of retail properties, including neighborhood/community shopping centers and mixed-use properties with retail components. It currently operates 75 properties, which it either owns or has an ownership interest in. These assets are located primarily in 15 states in the Northeast, Mid-Atlantic and Midwestern regions of the United States and, in total, comprise approximately 10 million square feet. A self-managed real estate investment trust (REIT), Acadia acquires, develops, renovates, and operates commercial and mixed-use properties, primarily in the New York area, the mid-Atlantic, and New England. The REIT specializes in urban area shopping centers; it owns more than 60 properties, mostly grocery store and big box anchored shopping centers. It also owns a handful of malls, office buildings, and apartment complexes. The company's largest tenants include Albertson’s, Sears, and T.J. Maxx. No individual tenant accounts for more than 5.5% of annual rent for 2005. Approximately 47% of its tenants are comprised of national retailers as highlighted in the following table.

Business Descriptions – Acadia Realty Trust # of Stores in Portfolio Total GLA Annualized Base Rent Total Portfolio GLA in % Annualized Base Rent in % Albertson’s (Shaw’s, Acme) 4 221 3,013 4 5.5 Sears (Sears, Kmart) 7 553 2,156 10 4 T.J. Maxx (T.J. Maxx, Marshalls, A.J. Wrights) 10 296 2,132 5.4 3.9 A&P (Waldbaum’s) 2 119 1,913 2.2 3.5 Ahold (Giant, Stop & Shop) 3 179 1,569 3.2 2.9 Wal-Mart 2 210 1,515 3.8 2.8 Brook’s Drug 7 81 1,070 1.5 2 Home Depot 2 211 1,010 3.8 1.9 Pathmark 1 48 955 0.9 1.8 Redner’s Supermarket 2 112 876 2 1.6 Restoration Hardware 1 9 697 0.2 1.3 Kroger 12 132 722 2.4 1.3 Safeway 13 104 722 1.9 1.3 Price Chopper 2 77 804 1.4 1.5 Clearview Cinema 1 25 686 0.5 1.3 Federated (Macy’s) 1 73 651 1.3 1.2 JC Penney 2 73 592 1.3 1.1 Walgreen’s 2 24 589 0.4 1.1 King Kullen 1 48 563 0.9 1 Payless Shoes 10 38 601 0.7 1.1 Total 85 2,633 22,836 47.8 42.1

Business Descriptions – Agree Realty Agree Realty Corporation is a fully-integrated, self-administered and self-managed real estate investment trust focused primarily on the development, acquisition and management of retail properties net leased to national tenants. The REIT was formed in December 1993 to continue and expand the business founded in 1971 by current President and Chairman, Richard Agree. Agree specializes in developing retail properties for national tenants who have executed long-term net leases prior to the commencement of construction. As of December 31, 2005, approximately 89% of annualized base rent is derived from national tenants. All freestanding property tenants and the majority of community shopping center tenants have triple-net leases, which require the tenant to be responsible for property operating expenses including property taxes, insurance and maintenance. At December 31, 2005, the portfolio consisted of 59 properties, located in 15 states containing an aggregate of approximately 3.4 million square feet of gross leaseable area (GLA). As of December 31, 2005, the portfolio included 47 freestanding net leased properties and 12 community shopping centers that were 98.6% leased with a weighted average lease term of approximately 12.2 years. As of December 31, 2005, approximately 67% of annualized base rent is derived from its top three tenants: Borders Group, Inc. — 33%, Walgreen Co. — 21% and Kmart Corporation — 13%. A majority of its properties were built for or are leased to national tenants who require a high quality location with strong retail characteristics. Agree developed 35 of its 47 freestanding

Business Descriptions – Agree Realty properties and all 12 of its community shopping centers. Five of Agree’s freestanding properties were acquired as part of its relationship with Borders. Properties Agree has developed (including its community shopping centers) account for approximately 82.6% of annualized base rent for 2006. Agree’s 47 freestanding properties are comprised of 46 retail locations and Borders’ corporate headquarters. States where properties exist include the following: # of Properties Total GLA % leased as States in sq. ft of 12/31/05 California 1 38,015 100 Florida 4 258,793 100 Indiana 1 15,844 100 Illinois 1 20,000 90 Kansas 2 45,000 100 Kentucky 1 135,009 75 Maryland 2 53,000 100 Michigan 33 2,024,244 99 Nebraska 2 55,000 100 New Jersey 1 10,118 100 New York 2 27,626 100 Ohio 1 21,000 100 Oklahoma 4 99,282 100 Pennsylvania 1 37,004 100 Wisconsin 3 523,036 100 Total/Average 59 3,362,971 97.6

Business Descriptions – Cedar Shopping Centers Cedar Shopping Centers, Inc., which was organized in 1984, is a fully-integrated, self-administered and self-managed real estate company, and focuses primarily on the ownership, operation, development and redevelopment of supermarket-anchored community shopping centers and drug store-anchored convenience centers located in nine states, largely in the Northeast and mid-Atlantic regions. At December 31, 2005, the Company had a portfolio of 84 properties totaling approximately 8.4 million square feet of gross leaseable area, including 78 wholly-owned properties comprising approximately 7.7 million square feet and six properties owned through joint ventures comprising approximately 700,000 square feet. At December 31, 2005, the portfolio was comprised of (i) 74 “stabilized” properties (those properties not designated as “development/redevelopment” properties and which are at least 80% leased), with an aggregate of 6.8 million square feet of GLA, which were approximately 96% leased, (ii) seven development/redevelopment properties with an aggregate of 1.3 million square feet of GLA, which were approximately 74% leased, and (iii) three non-stabilized properties with an aggregate of 300,000 square feet of GLA, which are presently being re-tenanted and which were approximately 64% leased as of December 31, 2005. Overall, the portfolio was approximately 91% leased at December 31, 2005.

Business Descriptions – Cedar Shopping Centers Annualized Top Ten Tenants # of stores GLA % of GLA Base Rent Giant Foods/Stop & Shop 16 951,000 11.3 $11,767,000 Farm Fresh/Shop ’n Save Discount Drug Mart 12 308,000 3.6 $2,808,000 Staples 8 175,000 2.1 $2,315,000 LA Fitness 3 123,000 1.5 $1,743,000 A&P/Super Fresh 2 116,000 1.4 $1,540,000 CVS/Eckerd 12 127,000 1.5 $1,505,000 Wal-Mart/Sam’s Club 2 205,000 2.4 $1,368,000 Ukrop’s Super Markets 2 106,000 1.3 $1,364,000 United Artists Theatre Group 1 78,000 0.9 $1,337,000 Sub-total top ten tenants 66 2,656,000 31.5 $30,395,000 Remaining tenants 758 5,013,000 59.3 $49,376,000 Sub-total all tenants 824 7,669,000 90.8 79,771,000 vacant 773,000 9.2 # of State Properties GLA Pennsylvania 36 5,076,000 Massachusetts 3 583,000 Virginia 10 589,000 Connecticut 4 685,000 Ohio 20 687,000 Maryland 4 341,000 New Jersey 2 232,000 Michigan 2 196,000 New York 3 53,000 Total 84 8,442,000

Business Descriptions – Inland Real Estate Corporation Inland Real Estate Corporation is a self-administered and self-managed REIT based in Oak Brook, Illinois. It acquires, owns and manages neighborhood and community retail centers located primarily in the Midwest. Inland Real Estate Corporation currently owns and manages 145 retail properties in eight states, with more than 13 million square feet of real estate and more than $1.4 billion in assets. Inland Real Estate Corporation is one of the Midwest’s largest acquirers and owner/operators of community and neighborhood shopping centers, with $1.4 billion in assets. Many centers are grocery-anchored. Most assets are located in the Chicago metropolitan area and northwest Indiana. The REIT also has a substantial presence in the Minneapolis-St. Paul area, with 25 properties totaling 2.5 million square feet. It also owns assets in southern Wisconsin, downstate Illinois, Indiana, Ohio, Michigan, Missouri, Tennessee and Florida. The portfolio of properties is currently 95.2% occupied. Tenants range from small independent stores to local chains to large national retailers. The two largest tenants are Cub Foods, a subsidiary of SUPERVALU, Inc., which occupies 4.6% of space and provides 4.6% of base rental income, and Dominick's Finer Foods, a subsidiary of Safeway, which occupies 4.4% of space and provides 4.9% of base rental income.

Business Descriptions – Kite Realty Kite Realty is a full-service, vertically integrated real estate company engaged primarily in the development, construction, acquisition, ownership and operation of high quality neighborhood and community shopping centers in selected growth markets in the United States.  The REIT also provide real estate facility management, construction, development and other advisory services to third parties. As of December 31, 2005, Kite owned interests in a portfolio of 40 retail operating properties totaling approximately 6.2 million square feet of gross leaseable area (including approximately 1.7 million square feet of non-owned anchor space) and 14 retail development properties that are expected to contain approximately 1.8 million square feet of total gross leaseable area (including non-owned anchor space).  Kite’s retail operating portfolio was 95.3% leased as of December 31, 2005 to a diversified tenant base, with no single retail tenant accounting for more than 3.3% of total annualized base rent. The REIT also owns interests in four commercial operating properties totaling approximately 563,000 square feet of net rentable area and a related parking garage.  Occupancy of commercial operating portfolio was 97.3% as of December 31, 2005, with no single commercial tenant accounting for more than 2.8% of annualized base rent. Kite’s operating portfolio consists of properties in Indiana, Texas, Florida, Georgia, Illinois, New Jersey, Ohio, Oregon and Washington.  In addition, it owns interests in land parcels comprising approximately 180 acres that may be used for future development of retail or commercial properties or for expansion of existing properties.

Business Descriptions – Kite Realty Company Anchor Owned Anchor Owned Top Ten Retail Tenants # of locations Total GLA # of leases owned GLA Locatoins GLA Lowe’s Home Center 7 919,630 1 128,997 6 790,633 Wal-Mart 3 459,649 2 234,649 1 225,000 Federated Department Stores 1 237,455 1 237,455 0 0 Marsh Supermarkets 1 3 194,902 3 194,902 0 0 Circuit City 4 132,352 4 132,352 0 0 Dominick’s 2 131,613 2 131,613 0 0 Publix 3 129,357 3 129,357 0 0 Dick’s Sporting Goods 2 126,672 2 126,672 0 0 Kmart 1 110,875 1 110,875 0 0 Burlington Coat Factory 1 107,400 1 107,400 0 0 Total 27 2,549,905 20 1,534,272 7 1,015,633

Business Descriptions – Urstadt Biddle Properties The Company's sole business is the ownership of real estate investments, which consist principally of investments in income-producing properties, with primary emphasis on properties in the northeastern part of the United States with a concentration in Fairfield County, Connecticut and Westchester and Putnam Counties, New York. The Company's core properties consist principally of neighborhood and community shopping centers. The remaining properties include office and retail buildings and industrial properties. The Company seeks to identify desirable properties for acquisition, which it acquires in the normal course of business. The Company intends to continue to invest substantially all of its assets in income-producing real estate, with an emphasis on neighborhood and community shopping centers, although the Company will retain the flexibility to invest in other types of real property. At October 31, 2005, the Company owned or had an equity interest in thirty-four properties comprised of neighborhood and community shopping centers, office and retail buildings and service and distribution facilities located in eight states throughout the United States, containing a total of 3.7 million square feet of gross leaseable area.

Business Descriptions – Urstadt Biddle Properties Ten Largest Tenants % of Total Annual Base Rent of Core # of Stores Properties The Stop & Shop Co. 3 5.60% Bed, Bath, and Beyond 2 2.70% Toy's R Us 2 2.40% Marshall's 2 2.10% ShopRite Supermarkets 2 2.10% Christmas Tree Shops 1 1.80% Big Y Foods 1 1.70% Borders Inc 1 1.70% The Sports Authority 1 1.50% Shaw's Supermarkets 1 1.50%

Financial Performance – Palmetto REIT Comps Note: All financials are trailing twelve month (TTM). TTM Sales Growth FFO Margin EBITDA Margin Mortgage Debt to Book Capitalization 16.27% 54.35% 16.91% 9.12% 17.27% -4.01% -10.00% 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% 60.00% Acadia Realty Trust Cedar Shopping Centers Inland Real Estate Corp. Urstadt Biddle Properties Inc. Agree Realty Corp. Palmetto REIT 43.02% 32.84% 48.99% 24.55% 43.88% 61.14% 54.42% 10.00% 20.00% 30.00% 40.00% 50.00% 60.00% 70.00% Acadia Realty Trust Cedar Shopping Centers Inland Real Estate Corp. Kite Realty Group Trust Urstadt Biddle Properties Inc. Agree Realty Corp. Palmetto REIT 62.28% 64.06% 69.28% 51.73% 50.65% 72.36% 75.70% 50.00% 55.00% 60.00% 65.00% 70.00% 75.00% 80.00% Acadia Realty Trust Cedar Shopping Centers Inland Real Estate Corp. Kite Realty Group Trust Urstadt Biddle Properties Inc. Agree Realty Corp. Palmetto REIT 51.98% 49.30% 57.71% 57.37% 28.13% 27.97% 65.37%

Palmetto REIT Comps - Sales and FFO Margins from 2001 - 2005 Acadia Realty Trust Cedar Shopping Centers $83,318,000 $71,657,000 $67,055,000 $69,347,000 $66,646,000 $50,000,000 $55,000,000 $60,000,000 $65,000,000 $70,000,000 $75,000,000 $80,000,000 $85,000,000 FYE 2005 FYE 2004 FYE 2003 FYE 2002 FYE 2001 Revenues 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% FFO Margin Sales FFO Margin $78,941,000 $51,144,000 $26,679,000 $12,989,000 $0 $10,000,000 $20,000,000 $30,000,000 $40,000,000 $50,000,000 $60,000,000 $70,000,000 $80,000,000 $90,000,000 FYE 2005 FYE 2004 FYE 2003 FYE 2002 Revenues -10.00% -5.00% 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% 35.00% FFO Margin Sales FFO Margin

Palmetto REIT Comps - Sales and FFO Margins from 2001 - 2005 Inland Real Estate Corporation Urstadt Biddle Properties $182,715,000 $190,352,000 $172,328,000 $152,536,703 $153,907,389 $140,000,000 $150,000,000 $160,000,000 $170,000,000 $180,000,000 $190,000,000 $200,000,000 FYE 2005 FYE 2004 FYE 2003 FYE 2002 FYE 2001 Revenues 40.00% 41.00% 42.00% 43.00% 44.00% 45.00% 46.00% 47.00% 48.00% 49.00% 50.00% FFO Margin Sales FFO Margin $72,346,000 $61,880,000 $56,880,000 $44,340,000 $36,093,000 $0 $10,000,000 $20,000,000 $30,000,000 $40,000,000 $50,000,000 $60,000,000 $70,000,000 $80,000,000 FYE 2005 FYE 2004 FYE 2003 FYE 2002 FYE 2001 Revenues 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% 60.00% FFO Margin Sales FFO Margin

Palmetto REIT Comps - Sales and FFO Margins from 2001 - 2005 Agree Realty Development Palmetto REIT $31,578,897 $28,940,099 $27,226,905 $24,032,436 $23,450,508 $0 $5,000,000 $10,000,000 $15,000,000 $20,000,000 $25,000,000 $30,000,000 $35,000,000 FYE 2005 FYE 2004 FYE 2003 FYE 2002 FYE 2001 Revenues 50.00% 52.00% 54.00% 56.00% 58.00% 60.00% 62.00% 64.00% FFO Margin Sales FFO Margin $2,666,470 $2,273,737 $2,138,299 $2,098,263 $2,007,748 $0 $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 FYE 2005 FYE 2004 FYE 2003 FYE 2002 FYE 2001 Revenues 45.00% 46.00% 47.00% 48.00% 49.00% 50.00% 51.00% 52.00% 53.00% 54.00% 55.00% FFO Margin Sales FFO Margin

Palmetto REIT Comps - Key Operating Statistics Gross Leaseable Annualized Base Area Rent Per Square % Southeast # of GLA Expiring GLA % Occupied Foot Properties Date of Data in next 24 months Acadia Realty Trust Wholly-Owned 4,727,000 94.00% $10.83 0.00% 12/31/2005 18.00% JV 3,008,000 81.00% $13.40 0.00% 12/31/2005 27.00% Cedar Shopping Centers Wholly-Owned 7,700,000 JV 700,000 8,400,000 90.80% $9.45 6.98% 12/31/2005 11.50% Inland Real Estate 12,903,898 95.36% $12.91 0.80% 12/31/2005 14.91% Kite Realty 6,200,000 NA $11.53 22.60% 12/31/2005 9.30% Urstadt Biddle Properties 3,700,000 98.00% $14.09 0.00% 10/31/2005 14.59% Agree Realty 3,362,971 98.60% $8.96 7.70% 12/31/2005 4.30% Palmetto Real Estate Trust 482,184 94.85% $7.37 100.00% 12/31/2005 44.97%

Palmetto REIT Comps - Summary Results Valuation Based on Guideline Trading Analysis Total Rental Income excludes other revenues incurred such as interest income, CAM fees and only includes rent from current tenants. 2005 Total Total Annualized Sales Rental Income* Enterprise Value Equity Value EBIT Margin FFO Margin Total Assets NAV rent psf Acadia Realty Trust $83,318,000 $53,484,000 $948,965,652 $750,129,652 42.16% 43.02% $499,058,000 $477,317,517 $11.83 Cedar Shopping Centers 78,941,000 62,748,000 978,369,236 459,179,236 37.95% 32.84% 996,256,000 342,060,429 $9.45 Inland Real Estate Corp. 182,715,000 127,835,000 1,671,422,621 1,030,409,621 47.31% 48.99% 1,188,999,000 1,344,506,077 $12.91 Kite Realty Group Trust 99,364,855 54,984,632 788,216,544 428,179,542 29.80% 24.55% 799,229,806 481,376,213 $11.53 Urstadt Biddle Properties Inc. 72,346,000 53,849,000 518,648,883 431,768,883 33.59% 43.88% 462,859,000 412,323,429 $14.09 Agree Realty Corp. 31,578,897 28,454,651 303,731,660 241,224,280 57.67% 61.14% 223,459,607 212,215,882 $8.96 EV/Total EV/Total Sales Rental Income EV/Assets EV/NAV EV/FFO EV/EBIT EV/EBITDA Acadia Realty Trust 11.39x 17.74x 1.90x 1.99x 26.48x 27.01x 18.29x Cedar Shopping Centers 12.39x 15.59x 0.98x 2.86x 37.74x 32.66x 19.35x Inland Real Estate Corp. 9.15x 13.07x 1.41x 1.24x 18.67x 19.34x 13.20x Kite Realty Group Trust 7.93x 14.34x 0.99x 1.64x 32.31x 26.62x 15.34x Urstadt Biddle Properties Inc. 7.17x 9.63x 1.12x 1.26x 16.34x 21.35x 14.15x Agree Realty Corp. 9.62x 10.67x 1.36x 1.43x 15.73x 16.68x 13.29x min 7.17x 9.63x 0.98x 1.24x 15.73x 16.68x 13.20x max 12.39x 17.74x 1.90x 2.86x 37.74x 32.66x 19.35x mean 9.61x 13.51x 1.29x 1.74x 24.55x 23.94x 15.60x median 9.38x 13.71x 1.24x 1.53x 22.57x 23.98x 14.74x

Palmetto REIT Comps - Summary Results Valuation Based on Guideline Trading Analysis Summary Gross Confluence Range $26,818,622 - $32,758,166 *NAV calculation for Palmetto REIT = EBITDA divided by assumed cap rate of 10.0% less mortgage debt outstanding at 12/31/05. Palmetto Real Estate Trust 2005 min median max min median max Sales $2,666,470 7.17x 9.38x 12.39x $19,115,938 $25,019,339 $33,047,367 Rental Income 2,663,683 9.63x 13.71x 17.74x 25,655,374 36,505,854 47,261,680 Assets 14,568,503 0.98x 1.24x 1.90x 14,306,940 18,063,175 27,702,209 FFO 1,451,108 15.73x 22.57x 37.74x 22,827,027 32,758,166 54,766,787 EBIT 1,608,064 16.68x 23.98x 32.66x 26,818,622 38,568,374 52,512,695 EBITDA 2,018,410 13.20x 14.74x 19.35x 26,652,889 29,761,310 39,052,926 NAV* 10,989,880 1.24x 1.53x 2.86x 13,662,068 16,862,115 31,433,512

Guideline Transactions Analysis - Palmetto Real Estate Investment Trust

Business Descriptions Company Business Description Kramont Realty Trust Kramont Realty Trust is a self-administered, self-managed equity real estate investment trust specializing in neighborhood and community shopping center acquisitions, leasing, development, and management. The company owns, operates, manages, and has under development 93 properties encompassing nearly 12.6 million square feet of leasable space in 16 states. Nearly 80% of Kramont's centers are grocery, drug, or value retail anchored. Mid Atlantic Realty Trust Mid Atlantic Realty Trust, based in Lutherville, Md., owns, acquires, develops, redevelops, leases and manages retail shopping center facilities in the Middle Atlantic region of the United States. The Group has an equity interest in 41 operating shopping centers, 36 of which are wholly owned, and has three others under development. Aegis Realty, Inc. Aegis's portfolio of 28 retail properties in 15 states encompasses 3.1 million square feet of retail space. Aegis properties are well- located, supermarket-anchored centers. JDN Realty Corporation Atlanta-based JDN owns and manages a portfolio of 99 shopping centers aggregating 11.4 million square feet. These properties are located primarily in the southeastern U.S. and are anchored primarily by leading value-oriented retailers.

Business Descriptions Company Business Description Center Trust, Inc. The Group's principal activity is the ownership, management, leasing, acquisition, development and redevelopment of retail shopping centers. A self administered and self-managed investment trust, the Group operates in western United States with markets in the Pacific Northwest, Northern and Southern California, and the Southwest. The Group is the sole general partner of CT Operating Partnership LP, a California limited partnership. The Group operates thirty-one community shopping centers, two regional malls and two single tenant facilities of which, the partnership owns thirty- three properties. JP Realty, Inc. JP Realty, Inc. includes 18 regional mall properties that comprise approximately 10.3 million square feet of gross leasable area (GLA) and are located in eight states. In addition, there are 26 community centers with total GLA of 3.4 million square feet. The portfolio includes an additional 1.3 million square feet of industrial properties. First Washington Realty Trust, Inc. First Washington Realty Trust, Inc. is a fully integrated real estate organization which acquires, manages, leases, renovates and develops neighborhood shopping centers. These shopping centers are primarily supermarket-anchored. The company owns a portfolio of 62 retail propertes with approximately 6.7 million square feet of gross leasable area. The properties are located in the Mid-Atlantic region, Chicago metropolitan area and Illinois.

Business Descriptions Company Business Description Western Properties Trust Western Properties Trust owns and operates community and neighborhood shopping centers in the Western United States. The company has investments in 54 properties, primarily anchored by supermarkets, containing approximately 5 million square feet of gross leasable area. The corporate office of the self-administered equity real estate investment trust is in Emeryville, California. Bradley Real Estate, Inc. Bradley Real Estate, Inc. is a self-administered and self-managed real estate investment trust. The company, with internal property management, leasing, development and acquisition capabilities, focuses on the ownership, operation and development of community and neighborhood shopping centers in the midwest region of the United States. The company owns 98 shopping centers in 15 states, aggregating 15.8 million square feet of gross leasable area. The company's portfolio of shopping centers includes a diverse tenant base, comprised of supermarkets, drug stores and other consumer necessity or value-oriented retailers. USP Real Estate Investment Trust The Trust has direct ownership of six commercial real estate properties. These real estate investments are diversified geographically with 69% of the portfolio located in the Southeast, 25% in the Southwest and 6% in the Great Lakes Region based on the cost of the properties. The five managed commercial properties consisted of four shopping centers and one business park. All managed properties have at least one tenant representing 19% or more of the revenue from that property. Safeway at North Park Plaza in Phoenix, Arizona and Kroger Company at Mendenhall Commons in Memphis, Tennessee each represent approximately 16% and 14%, respectively.

Palmetto REIT - Guideline Transaction Analysis Closed Seller Buyer Buyer City Target City REIT Sector 18-Apr-05 Kramont Realty Trust Centro Properties Group Ltd. Glen Waverley Plymouth Meeting Retail- Shopping Centers 1-Oct-03 Mid Atlantic Realty Trust Kimco Realty Corp New Hyde Park Lutherville Retail- Shopping Centers 26-Mar-03 Aegis Realty, Inc. Phillips Edison & Co Baltimore New York Retail- Shopping Centers 13-Mar-03 JDN Realty Corp Developers Diversified Realty Corp. Beachwood Atlanta Retail- Shopping Centers 13-Feb-03 IRT Property Co Equity One, Inc. Miami Atlanta Retail- Shopping Centers 21-Jan-03 Center Trust Inc Pan Pacific Retail Properties Inc Vista Manhattan Beach Retail- Shopping Centers 10-Jul-02 JP Realty Inc General Growth Properties, Inc. Chicago Salt Lake City Retail- Shopping Centers 28-Feb-01 First Washington Realty Trust Inc CalPERS/National Retail Partners LLC Sacramento Bethesda Retail- Shopping Centers 14-Nov-00 Western Properties Trust Pan Pacific Retail Properties Inc Vista Emeryville Retail- Shopping Centers 19-Sep-00 Bradley Real Estate, Inc. Heritage Property Investment Trust, Inc. Boston Northbrook Retail- Shopping Centers 16-Jun-00 USP Real Estate Investment Trust Aegon NV The Hague Cedar Rapids Retail- Shopping Centers

Palmetto REIT - Guideline Transaction Analysis Closed Seller Target Revenue LTM($mm) EBITDA LTM Total Assets EV - Enterprise Value ($mm) Enterprise Value/EBIT Enterprise Value/EBITDA Enterprise Value/ Revenue EV/Assets 18-Apr-05 Kramont Realty Trust $121.02 $79.60 $858.40 $1,121.52 19.10x 14.09x 9.27x 1.31x 1-Oct-03 Mid Atlantic Realty Trust $72.75 $54.12 $444.98 $401.56 9.56x 7.42x 5.52x 0.90x 26-Mar-03 Aegis Realty, Inc. $27.24 $13.62 $192.67 $159.99 21.95x 11.75x 5.87x 0.83x 13-Mar-03 JDN Realty Corp $106.62 $94.96 $1,085.92 $1,023.17 15.19x 10.77x 9.60x 0.94x 13-Feb-03 IRT Property Co $89.31 $63.05 $598.70 $722.54 15.46x 11.46x 8.09x 1.21x 21-Jan-03 Center Trust Inc $100.53 $56.90 $633.25 $608.84 16.79x 10.70x 6.06x 0.96x 10-Jul-02 JP Realty Inc $144.36 $103.11 $795.77 $1,013.88 13.97x 9.83x 7.02x 1.27x 28-Feb-01 First Washington Realty Trust Inc $92.91 $59.17 $590.84 $642.51 15.57x 10.86x 6.92x 1.09x 14-Nov-00 Western Properties Trust $59.76 $48.05 $421.44 $422.68 11.30x 8.80x 7.07x 1.00x 19-Sep-00 Bradley Real Estate, Inc. $157.31 $66.57 $985.81 $940.40 23.68x 14.13x 5.98x 0.95x 16-Jun-00 USP Real Estate Investment Trust $4.81 $2.45 $26.66 $30.21 17.67x 12.33x 6.28x 1.13x min 9.56 7.42 5.52 0.83 max 23.68 14.13 9.60 1.31 median 15.57 10.86 6.92 1.00 mean 16.39 11.10 7.06 1.05

Palmetto REIT - Guideline Transaction Analysis Guideline Transaction Valuation Confluence Range: $15,378,438 - $19,034,121 Palmetto Real Estate Trust 2005 min median max EV Range min EV Range median EV Range max Sales $2,666,470 5.52x 6.92x 9.60x $14,718,126 $18,439,683 $25,588,913 Assets $14,568,503 0.83x 1.00x 1.31x $12,097,608 $14,611,264 $19,034,121 EBIT $1,608,064 9.56x 15.57x 23.68x $15,378,438 $25,035,028 $38,081,677 EBITDA $2,018,410 7.42x 10.86x 14.13x $14,976,364 $21,917,299 $28,513,035

Discounted Cash Flow Analysis – Palmetto Real Estate Investment Trust

Palmetto REIT - Valuation Methodology Summary DISCOUNTED CASH FLOW ANALYSIS ACTUAL PROJECTED FY'03 FY'04 FY'05 2006 2007 2008 2009 2010 Net Sales $2,138,299 $2,273,737 $2,666,470 $2,557,173 $2,636,394 $2,637,542 $2,658,002 $2,752,818 sales growth % 6.3% 17.3% -4.1% 3.1% 0.0% 0.8% 3.6% Cost of Goods Sold $0 $0 $0 $0 $0 $0 $0 $0 COGS as % Sales 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% Gross Profit $2,138,299 $2,273,737 $2,666,470 $2,557,173 $2,636,394 $2,637,542 $2,658,002 $2,752,818 Gross Profit Margin % 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Operating Expenses $551,926 $586,866 $648,060 $781,680 $695,913 $711,187 $674,291 $698,469 Fixed Expenses as % Sales 25.81% 25.8% 24.3% 30.6% 26.4% 27.0% 25.4% 25.4% growth % 0.0% -11.0% 2.2% -5.2% 3.6% Other Income/Expenses $0 $0 $0 $0 $0 $0 $0 $0 EBITDA $1,586,373 $1,686,871 $2,018,410 $1,775,493 $1,940,482 $1,926,354 $1,983,712 $2,054,349 75.70% 69.43% 73.60% 73.04% 74.63% 74.63% EBIT $1,245,927 $1,280,098 $1,692,792 $1,335,966 $1,492,530 $1,468,153 $1,515,855 $1,579,349 Income Taxes 24,812 13,837 23,993 24,488 28,434 31,479 EBIAT $1,717,604 $1,349,804 $1,516,523 $1,492,641 $1,544,289 $1,610,828 Plus: Depreciation 375,849 419,526 427,952 438,202 447,857 455,000 Less: Capital Expenditures (146,806) (200,000) (175,000) (200,000) (225,000) (250,000) Plus/Minus: Change in Working Capital (152,608) 15,914 2,388 35 617 2,857 Less: Dividends 0 0 0 0 0 0 Retained Cash Flow $1,794,039 $1,585,244 $1,771,863 $1,730,877 $1,767,763 $1,818,686

Palmetto REIT - Valuation Methodology Summary Guideline DCF Valuation Confluence Range: $17,381,510 - $18,592,319 Discount Rate 10.00% 11.00% 12.00% Terminal Sales Multiple 4.00 x 5.00 x 6.00 x 4.00 x 5.00 x 6.00 x 4.00 x 5.00 x 6.00 x 2010 Sales $2,752,818 $2,752,818 $2,752,818 $2,752,818 $2,752,818 $2,752,818 $2,752,818 $2,752,818 $2,752,818 Terminal Value $11,011,271 $13,764,089 $16,516,907 $11,011,271 $13,764,089 $16,516,907 $11,011,271 $13,764,089 $16,516,907 PV of Free Cash Flows $8,336,619 $8,336,619 $8,336,619 $8,169,654 $8,169,654 $8,169,654 $8,009,374 $8,009,374 $8,009,374 PV of Terminal Value $6,837,133 $8,546,416 $10,255,699 $6,534,653 $8,168,317 $9,801,980 $6,248,091 $7,810,114 $9,372,136 DCF Value of Enterprise $15,173,752 $16,883,036 $18,592,319 $14,704,308 $16,337,971 $17,971,634 $14,257,465 $15,819,488 $17,381,510

Premiums & Discounts

Premiums and Discounts The valuation methodologies Watermark Advisors has applied assume certain circumstances which may differ from those faced by Palmetto Real Estate Trust. In order to arrive at a fair market value for the stock being valued in this report, Watermark adjusts the derived values by applying an appropriate premium or discount, as the case justifies. The most common types of adjustments are as follows: Control Premium - If the shares of the guideline companies used to derive valuation multiples represent a minority stake in a company and the actual stock being valued represents a controlling interest, a premium is applied. A control block of stock is worth more because it provides the owner with discretion in how the business is governed, when it is sold, and other matters which influence value. Minority Discount - The flip side of a control premium is a minority discount. The owners of a minority, non-controlling position are unable to unilaterally influence certain corporate decisions that affect value, so those shares are worth less than if they were part of a controlling position. Liquidity Discount - If the shares of the guideline companies used to derive valuation multiples are highly liquid, i.e., they can be readily sold in an active market, then they are worth more than illiquid shares. Typically, stock in a private company is illiquid. The magnitude of the appropriate liquidity discount varies depending on the degree of liquidity, i.e., how easy it is to transact a sale of stock in the company. Small Company Discount - Research shows that the shares of smaller companies are worth less on a relative basis than shares in larger companies. There are several reasons for this including the fact that larger companies generally have greater economies of scale, greater barriers to entry for competitors and greater access to efficient capital markets. The appropriate premium or discount that is applied is a function of factoring in all of the above considerations.

Premiums and Discounts Summary Control Premium/ Small Company/ Net Premium/ Adjustments for: Minority Discount Liquidity Customer Concentration Discount Trading Comps 0.00% -25.00% 0.00% -25.00% Transaction Comps 0.00% 0.00% 0.00% 0.00%

Summary of Valuations

Valuation Summary Gross Enterprise Value Net Premiums/ Adjusted Enterprise Range Discount Adjustment Value Range Valuation Methodology Guideline Public Trading Analysis $26,818,622 $32,758,166 -25.00% $20,113,967 $24,568,625 Guideline Transaction Analysis $15,378,438 $19,034,121 0.00% $15,378,438 $19,034,121 Discounted Cash Flow $17,381,510 $18,592,319 0.00% $17,381,510 $18,592,319

$15.0 $15.5 $16.0 $16.5 $17.0 $17.5 $18.0 $18.5 $19.0 $19.5 $20.0 $20.5 $21.0 $21.5 $22.0 $22.5 $23.0 $23.5 $24.0 $24.5 Public Trading Analysis $20,113,967 - $24,568,625 Guideline Transaction Analysis $15,378,438 - $19,034,121 Discounted Cash Flow $17,381,510 - $18,592,319 Valuation Methodology Summary Enterprise Value Range: $10.45 - $11.58 per share Equity Value Range: $5.26 - $6.39 per share

Glossary of Terms GLA – gross leaseable area PSF – per square foot EBITDA – earnings before interest, taxes, depreciation & amortization EBIT – earnings before interest and taxes EBIAT – earnings before interest, and after taxes TTM – most recent trailing twelve months of financial information, or last twelve months of financial information FFO – funds from operations as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be an appropriate supplemental disclosure of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. Consistent with the NAREIT definition, FFO is defined as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Book Capitalization – total debt and book equity found on the balance sheet. Enterprise Value – or firm value as defined as total debt plus market value of equity less cash. Equity Value – market equity value equals shares outstanding multiplied by share price. NAV – Net Asset Value which is equal to EBITDA divided by an assumed cap rate less mortgage debt outstanding.

APPENDIX D

LETTER OF TRANSMITTAL

LETTER OF TRANSMITTAL
To Accompany Certificates Formerly Representing Shares of Beneficial Interest of

Mailing Address: Palmetto Real Estate Trust 45 Liberty Lane Greenville, SC 29607	Palmetto Real Estate Trust EXCHANGE AGENT: Palmetto Real Estate Trust	By Hand: Palmetto Real Estate Trust 45 Liberty Lane Greenville, SC 29607

DESCRIPTION OF CERTIFICATES SURRENDERED

Certificate(s) Enclosed (Attach List if necessary)

Name(s) and Address(es) of Registered Holder(s) (See Instructions)	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES

☐	Check the box to the left if you have lost any of your Palmetto Real Estate Trust share certificates and complete the Affidavit For Lost Share Certificate(s) and Agreement to Indemnify on the reverse side. (See Instruction 5)

SIGNATURES MUST BE PROVIDED BELOW—PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
Ladies and Gentlemen:
In accordance with the amended and restated Declaration of Trust (the "Trust Agreement") dated , 2006, and the plan of restructuring as outlined in the proxy statement dated , 2006 (the "Restructuring"), the undersigned herewith surrenders the above described certificate(s) to Palmetto Real Estate Trust. Prior to the Restructuring, the certificate(s) represented shares of beneficial interest of Palmetto Real Estate Trust, par value $1.00 per share (the "Share(s)"). Shareholders of Palmetto Real Estate Trust holding less than 1,000 shares of beneficial interest who return a properly executed Letter of Transmittal and their Palmetto Real Estate Trust share certificates will receive $5.50 in cash per Share (the "Share Payment").
I (We) (i) hereby represent and warrant that I (we) have full authority to deliver, surrender, transfer and assign the above certificate(s) as provided herein and agree to furnish or execute any additional documents requested, and to comply with any additional requirements imposed, by Palmetto Real Estate Trust to complete such delivery, surrender, transfer, and exchange; and (ii) understand and agree that the Instructions on the reverse side of this Letter of Transmittal are part of the terms and conditions for surrender of the enclosed Palmetto Real Estate Trust share certificate(s) and are incorporated herein by reference.
This Letter of Transmittal must be signed by registered holder(s) exactly as name(s) appears on the Palmetto Real Estate Trust share certificate(s), or by the authorized agent of such registered holder(s).

SPECIAL PAYMENT INSTRUCTIONS (See Instruction 3)	SPECIAL MAILING INSTRUCTIONS (See Instruction 4)

To be completed ONLY if the Share Payment is to be mailed to a recipient OTHER than the registered holder(s).	To be completed ONLY if the Share Payment is to be issued to the registered holder(s) but mailed to another address OTHER than the address indicated above.

Mail the Share Payment to (please print):	Mail the Merger Consideration to (please print):

Name: (Please Print First, Middle & Last Name) Address: (including Zip Code)	Name: (Please Print First, Middle & Last Name) Address: (including Zip Code)

Taxpayer Identification No. or Social Security Number of Recipient	Taxpayer Identification No. or Social Security Number of Registered Holder

IMPORTANT—THE BOX BELOW MUST BE SIGNED AND DATED THE SUBSTITUTE FORM W-9 ON THE
REVERSE SIDE MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

SIGNATURE(S) REQUIRED (See Instructions 2 and 3)

Signature(s) of registered holder(s) or agent must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the Palmetto Real Estate Trust share certificate(s). If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth title. In case Palmetto Real Estate Trust needs to contact you, please provide your daytime telephone number.
Registered Holder Signature
Registered Holder Signature
Title, if any
Phone Date

PAYER'S NAME: PALMETTO REAL ESTATE TRUST

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer's Request for Taxpayer Identification Number (See Instruction 7) Please fill in your name and address below.

Part 1—TAXPAYER IDENTIFICATION NO.—FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX FOR MOST INDIVIDUALS AND SOLE PROPRIETORS. THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER. IF YOU DO NOT HAVE A NUMBER, SEE "OBTAINING A NUMBER" IN THE ENCLOSED GUIDELINES.

	Note: If the account is in more than one name, see the chart on the enclosed Guidelines to determine what number to enter.	Social Security Number(s) OR Employer Identification Number(s)

Name Business name, if different from above Check appropriate box: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other

Part 2—Certification—For Payees Exempt from Backup Withholding (see enclosed Guidelines)—Under penalties of perjury. I certify that:
(1)  The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and
(2)  I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
	(3) I am a U.S. person (including a U.S. resident alien).	Part 3— Awaiting TIN ☐

Address (number and street) City, State and Zip Code

Certificate Instructions—You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the enclosed Guidelines).

SIGNATURE DATE , 20

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION 7 FOR ADDITIONAL INFORMATION AND THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold the applicable withholding rate of all reportable payments thereafter made to me until I provide a number.

		,	20
Signature	Date

INSTRUCTIONS FOR SURRENDERING PALMETTO REAL ESTATE TRUST SHARE CERTIFICATES Forming Part of the Terms and Conditions of this Letter of Transmittal
1. General. This Letter of Transmittal will entitle you to receive $5.50 in cash for each share of beneficial interest of Palmetto Real Estate Trust. To be effective, the Letter of Transmittal must be: (i) properly completed and signed by and on behalf of a registered holder of Palmetto Real Estate Trust shares of beneficial interest, (ii) accompanied by share certificate(s) representing all of such holder's shares of beneficial interest of Palmetto Real Estate Trust, and (iii) surrendered to Palmetto Real Estate Trust. For your convenience, a return envelope addressed to Palmetto Real Estate Trust is enclosed.
The method of delivery of the Palmetto Real Estate Trust share certificate(s) is at the option and risk of the Palmetto Real Estate Trust shareholder, but if the Palmetto Real Estate Trust share certificate(s) or documents are sent by mail, is suggested that insured or registered mail be used for the Palmetto Real Estate Trust shareholder's protection, and you should insure your Palmetto Real Estate Trust share certificate(s) for 1.5% of their market value.
Insert in the box at the top of the Letter of Transmittal the Palmetto Real Estate Trust share certificate number(s) which you are surrendering herewith and the number of shares represented by each Palmetto Real Estate Trust share certificate. If the space provided is insufficient, attach a separate sheet listing this information.
2. Authority of Signatory. If the Letter of Transmittal is executed by an agent, attorney, executor, administrator, trustee, guardian or other fiduciary, or by a person acting in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the full title of such person must be given and proper documentary evidence of his appointment and authority to act in such capacity (including, where necessary, bylaws, corporate resolutions and court orders) must be forwarded with the surrendered Palmetto Real Estate Trust share certificate(s) and this Letter of Transmittal.
3. Special Mailing Instructions. Indicate the name and address in which the Special Payment is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. The Palmetto Real Estate Trust shareholder is required to give the social security number or employee identification number of the record owner of the shares of beneficial interest of Palmetto Real Estate Trust. If Special Payment Instructions have been completed, the Palmetto Real Estate Trust shareholder named therein will be considered the record owner for this purpose.
5. Letter of Transmittal Required; Surrender of Certificate(s), Lost Certificate(s). You will not receive your Share Payment unless and until you deliver this Letter of Transmittal, properly completed, and duly executed, to Palmetto Real Estate Trust, together with the certificate(s) evidencing your shares of beneficial interest of Palmetto Real Estate Trust and any required accompanying evidences of authority. If your certificate(s) representing shares of beneficial interest of Palmetto Real Estate Trust has been lost, stolen, or destroyed, you should check the box on the face of the Letter of Transmittal indicating that the Palmetto Real Estate Trust share certificate(s) is lost, complete the rest of the form including the Affidavit For Lost Share Certificate(s) and Agreement of Indemnity below and return it to us along with any certificate(s) of Palmetto Real Estate Trust shares in your possession.

AFFIDAVIT FOR LOST SHARE CERTIFICATE(S) AND AGREEMENT OF INDEMNITY
The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this Letter of Transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.
In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. I will indemnify, protect, and hold harmless Palmetto Real Estate Trust and any other party from and against all losses, expenses, costs, and damages including legal fees that may be subjected to these parties at any time in the future that may arise as a result of a claim by any person of ownership or other interest in or right to the certificate(s) or the underlying shares of beneficial interest represented thereby. All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

Sign Here:

Co-Owner, if any:	Date:	,	20

6. Validity of Surrender; Irregularities. All questions as to validity, form, and eligibility of any surrender of Palmetto Real Estate Trust share certificate(s) will be determined by Palmetto Real Estate Trust and such determination shall be final and binding absent manifest error. Palmetto Real Estate Trust reserves the right to waive any irregularities or defects in the surrender of any Palmetto Real Estate Trust share certificate(s) and its interpretation of the terms and conditions of this Letter of Transmittal or any other documents delivered therewith with respect to such irregularities or defects shall be in its sole discretion. A surrender will not be deemed to have been validly made until all irregularities and defects have been cured.
7. Substitute Form W-9. Each surrendering Palmetto Real Estate Trust shareholder is required to provide Palmetto Real Estate Trust with such holder's correct taxpayer identification number ("TIN") on the above Substitute Form W-9 and to certify whether the Palmetto Real Estate Trust shareholder is subject to backup withholding. Failure to provide such information may subject the surrendering Palmetto Real Estate Trust shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering Palmetto Real Estate Trust shareholder with respect to the shares. If such Palmetto Real Estate Trust shareholder is an individual, the TIN is his or her social security number. A Palmetto Real Estate Trust shareholder must cross out item (2) in part 2 of the Substitute Form W-9 if such Palmetto Real Estate Trust shareholder is subject to backup withholding. The box in part 3 of the form should be checked if the surrendering Palmetto Real Estate Trust shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in part 3 is checked, the surrendering Palmetto Real Estate Trust shareholder must also complete the certificate of awaiting taxpayer identification number in order to avoid backup withholding. If you checked the box in part 3 and do not provide Palmetto Real Estate Trust with a properly certified TIN within 60 days, Palmetto Real Estate Trust will withhold taxes at the applicable withholding rate on reportable payments made thereafter until a properly certified TIN is received by Palmetto Real Estate Trust. During the 60-day period, Palmetto Real Estate Trust will withhold the applicable withholding rate on any reportable dividend payments made prior to the time a properly certified TIN is provided to Palmetto Real Estate Trust. However, such amounts will be refunded to such surrendering Palmetto Real Estate Trust shareholder if a TIN is provided to Palmetto Real Estate Trust within 60 days.
Certain Palmetto Real Estate Trust shareholders, (including, among others, all corporations and certain foreign individuals), may be exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by following the Certificate Instructions in the Substitute Form W-9 above. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements may be obtained from Palmetto Real Estate Trust. If backup withholding applies, Palmetto Real Estate Trust is required to withhold tax at the applicable rate of any payments made to the Palmetto Real Estate Trust shareholder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
8. Inquiries. All inquiries with respect to the surrender of share certificates of Palmetto Real Estate Trust should be made directly to Palmetto Real Estate Trust, at (864) 233-6007, or via email to manager@palmetto-trust.com.

Do not send share certificates to the Trust for exchange at this time. If the amendments to the Declaration of Trust are approved and the Board of Trustees implements the Restructuring, the Trust will send you a transmittal letter with instructions on receiving cash payment for your share certificate(s).

PROXY
PALMETTO REAL ESTATE TRUST
SPECIAL MEETING OF SHAREHOLDERS

        The undersigned hereby constitutes and appoints William J. Ables and C. Laney Younts, or any of them, as proxies, each with full power of substitution, to vote the number of shares of beneficial interest of Palmetto Real Estate Trust, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on                                                  , 2006, at the                                                   located at                                       , Greenville, South Carolina                     at                     p.m. local time, and at any adjournment or postponement thereof upon the proposal described in the Proxy Statement and the Notice of the Special Meeting of Shareholders, dated                                                  , 2006, the receipt of which is acknowledged in the manner specified below.

1.
To vote on the amendments to the Declaration of Trust permitting the redemption of the shares of the Trust, with the holders of fewer than 1,000 shares of the Trust's shares of beneficial interest receiving $ 5.50 in cash in exchange for each of their shares of beneficial interest.

FOR ☐	AGAINST ☐	ABSTAIN ☐
2.
In the discretion of the proxies on such other matters that are unknown to the Trust's Board of Trustees as of a reasonable time prior to the date of this solicitation and are properly brought before the Special Meeting or any adjournments thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT ARE UNKNOWN TO THE TRUST'S BOARD OF TRUSTEES AS OF A REASONABLE TIME PRIOR TO THE DATE OF THE SOLICITATION AND ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

Do not send share certificates to the Trust for exchange at this time. If the amendments to the Declaration of Trust are approved and the Board of Trustees implements the Restructuring, the Trust will send you a transmittal letter with instructions on receiving cash payment for your share certificate(s).

        Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: , 2006

Signature

Signature if held jointly

THIS PROXY IS SOLICITED BY THE TRUST'S BOARD OF TRUSTEES AND MAY BE
REVOKED PRIOR TO ITS EXERCISE.

Optional: I                               do                                  do not plan to attend the Special Meeting.

QuickLinks

NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS
SPECIAL FACTORS
INFORMATION REGARDING THE SPECIAL MEETING OF SHAREHOLDERS
DESCRIPTION OF THE RESTRUCTURING
INFORMATION ABOUT THE TRUST AND ITS AFFILIATES
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
APPENDIX A CURRENT DECLARATION OF TRUST
APPENDIX B CHAPTER 13 OF THE SOUTH CAROLINA BUSINESS CORPORATION ACT
APPENDIX C STRATEGIC VALUATION REPORT
APPENDIX D LETTER OF TRANSMITTAL
PROXY PALMETTO REAL ESTATE TRUST SPECIAL MEETING OF SHAREHOLDERS